As filed with the Securities and Exchange Commission on December 31, 1997
                       1933 Act Registration No. 33-64368
                       1940 Act Registration No. 811-7784

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM N-1A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933                [      ]

            Pre-Effective Amendment No.   [      ]          [      ]

            Post-Effective Amendment No.  [      ]          [      ]
                        and/or

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940        [  X   ]

            Amendment No.  [ 12 ]                     [  X  ]
                            ----                       -----

                        (Check appropriate box or boxes)

                         NEUBERGER & BERMAN EQUITY TRUST
             (Exact Name of the Registrant as Specified in Charter)
                           605 Third Avenue, 2nd Floor
                          New York, New York 10158-0180
                   (Address of Principal Executive Offices)

      Registrant's Telephone Number, including area code: (212) 476-8800

                           Lawrence Zicklin, President
                         Neuberger & Berman Equity Trust
                           605 Third Avenue, 2nd Floor
                          New York, New York 10158-0180

                            Arthur C. Delibert, Esq.
                           Kirkpatrick & Lockhart LLP
                         1800 Massachusetts Avenue, N.W.
                                    2nd Floor
                           Washington, D.C. 20036-1800
                   (Names and Addresses of agents for service)

Approximate Date of Proposed Public Offering: Continuous

It is proposed that this filing will become effective:

X    immediately upon filing pursuant to paragraph (b)
__   on ______________, pursuant to paragraph (b)
__   60 days after filing pursuant to paragraph (a)(1)
__   on _______________, pursuant to paragraph (a)(1)
__   75 days after filing pursuant to paragraph (a)(2)
__   on _______________, pursuant to paragraph (a)(2)

      Registrant has filed a declaration pursuant to Rule 24f-2 under the Investment Company Act of 1940, as amended, and filed the notice required by such rule for its 1997 fiscal year on November 25, 1997.

                             Page _______ of _______
                             Exhibit Index Begins on
                             Page _______

                         NEUBERGER & BERMAN EQUITY TRUST

                  CONTENTS OF AMENDMENT NO. 12 ON FORM N-1A

      This post-effective amendment consists of the following papers and documents:

Cover Sheet

Contents of Amendment No. 12 on Form N-1A

Cross Reference Sheet

NEUBERGER & BERMAN INTERNATIONAL TRUST

      Part A - Prospectus

      Part B - Statement of Additional Information

      Part C - Other Information

Signature Pages

Exhibits

      No change is intended to be made by this Amendment No. 12 to the prospectuses or statements of additional information for Neuberger & Berman Focus Trust, Neuberger & Berman Genesis Trust, Neuberger & Berman Guardian Trust, Neuberger & Berman Manhattan Trust, Neuberger & Berman Partners Trust, or Neuberger & Berman NYCDC Socially Responsive Trust.

                         NEUBERGER & BERMAN EQUITY TRUST
                          AMENDMENT NO. 12 ON FORM N-1A


                              Cross Reference Sheet

             This cross reference sheet relates to the Prospectus
                 and Statement of Additional Information for
                     Neuberger & Berman International Trust


            FORM N-1A ITEM NO.         CAPTION IN PART A PROSPECTUS

Item 1.      Cover Page                Front Cover Page

Item 2.      Synopsis                  Expense Information; Summary

Item 3.      Condensed Financial       Performance Information
             Information

Item 4.      General Description of    Investment Program; Description of
             Registrant                Investments; Information Regarding
                                       Organization, Capitalization, and
                                       Other Matters

Item 5.      Management of the Fund    Management and Administration;
                                       Directory; Back Cover Page

Item 6.      Capital Stock and Other   Front Cover Page; Dividends, Other
             Securities                Distributions, and Taxes; Information
                                       Regarding Organization,
                                       Capitalization, and Other Matters

Item 7.      Purchase of Securities    Shareholder Services; Share Prices and
             Being Offered             Net Asset Value; Management and
                                       Administration

Item 8.      Redemption or Repurchase  Shareholder Services; Share Prices and
                                       Net Asset Value

Item 9.      Pending Legal Proceedings Not Applicable


                                       CAPTION IN PART B
            FORM N-1A ITEM NO.         STATEMENT OF ADDITIONAL INFORMATION

Item 10.     Cover Page                Cover Page

Item 11.     Table of Contents         Table of Contents

Item 12.     General Information and   Organization
             History

Item 13.     Investment Objectives     Investment Information; Certain Risk
             and Policies              Considerations

Item 14.     Management of the Fund    Trustees And Officers

Item 15.     Control Persons and       Not Applicable
             Principal Holders of
             Securities

                                       CAPTION IN PART B
            FORM N-1A ITEM NO.         STATEMENT OF ADDITIONAL INFORMATION

Item 16.     Investment Advisory and   Investment Management and
             Other Services            Administration Services; Trustees And
                                       Officers; Distribution Arrangements;
                                       Reports To Shareholders; Custodian And
                                       Transfer Agent; Independent Auditors

Item 17.     Brokerage Allocation      Portfolio Transactions

Item 18.     Capital Stock and Other   Investment Information; Additional
             Securities                Redemption Information; Dividends and
                                       Other Distributions

Item 19.     Purchase, Redemption      Distribution Arrangements; Additional
                                       Exchange Information; Additional
                                       Redemption Information

Item 20.     Tax Status                Dividends and Other Distributions;
                                       Additional Tax Information

Item 21.     Underwriters              Investment Management and
                                       Administration Services; Distribution
                                       Arrangements

Item 22.     Calculation of            Performance Information
             Performance Data

Item 23.     Financial Statements      Financial Statements


                                     PART C

      Information required to be included in Part C is set forth under the appropriate item, so numbered, in Part C to this Amendment No. 12.

                     Neuberger&Berman
      INTERNATIONAL TRUST(SERVICE MARK)

        A NO-LOAD EQUITY FUND
--------------------------------------------------------------------------------
        Neuberger&Berman INTERNATIONAL TRUST (the "Fund") seeks long-term capital appreciation through a diversified portfolio consisting primarily of equity securities of foreign issuers.

        YOU CAN BUY, OWN, AND SELL FUND SHARES ONLY THROUGH AN ACCOUNT WITH AN ADMINISTRATOR, BROKER-DEALER, OR OTHER INSTITUTION THAT PROVIDES ACCOUNTING, RECORDKEEPING, AND OTHER SERVICES TO INVESTORS AND THAT HAS AN ADMINISTRATIVE SERVICES AGREEMENT WITH NEUBERGER&BERMAN MANAGEMENT INCORPORATED (EACH AN "INSTITUTION").
--------------------------------------------------------------------------------


        The Fund, which is a series of Neuberger&Berman Equity Trust (the "Trust"), invests all of its net investable assets in Neuberger&Berman International Portfolio (the "Portfolio") of Global Managers Trust ("Managers Trust"), an open-end management investment company managed by Neuberger & Berman Management Incorporated ("N&B Management"). The Portfolio invests in securities in accordance with an investment objective, policies, and limitations identical to those of the Fund. The investment performance of the Fund directly corresponds with the investment performance of the Portfolio. This "master/feeder fund" structure is different from that of many other investment companies which directly acquire and manage their own portfolios of securities. For more information on this structure that you should consider, see "Summary" on page __, and "Information Regarding Organization, Capitalization, and Other Matters," on page __.


        Please read this Prospectus before investing in the Fund and keep it for future reference. It contains information about the Fund that a prospective investor should know before investing. A Statement of Additional Information ("SAI") about the Fund and Portfolio, dated December 31, 1997, is on file with the Securities and Exchange Commission ("SEC"). The SAI is incorporated herein by reference (so it is legally considered a part of this Prospectus). You can obtain a free copy of the SAI by calling N&B Management at 800-877-9700.


                       PROSPECTUS DATED DECEMBER 31, 1997

        MUTUAL FUND SHARES ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED BY, ANY BANK OR OTHER DEPOSITORY INSTITUTION. SHARES ARE NOT INSURED BY THE FDIC, THE FEDERAL RESERVE BOARD, OR ANY OTHER AGENCY, AND ARE SUBJECT TO INVESTMENT RISK, INCLUDING THE POSSIBLE LOSS OF THE PRINCIPAL AMOUNT INVESTED.


        THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

TABLE OF CONTENTS


SUMMARY .......................................................................3
        The Fund and Portfolio; Risk Factors...................................3
        Management.............................................................4
        The Neuberger & Berman Investment Approach.............................4

EXPENSE INFORMATION............................................................5
        Shareholder Transaction Expenses.......................................5
        Annual Fund Operating Expenses.........................................5
        Example................................................................6

INVESTMENT PROGRAM.............................................................7
        Special Considerations of Mid-Cap Company Stocks.......................8
        Short-Term Trading; Portfolio Turnover.................................8
        Borrowings.............................................................8
        Other Investments......................................................8

PERFORMANCE INFORMATION........................................................9
        Total Return Information...............................................9

SHAREHOLDER SERVICES..........................................................10
        How To Buy Shares.....................................................10
        How To Sell Shares....................................................10
        Exchanging Shares.....................................................10

SHARE PRICES AND NET ASSET VALUE..............................................12

DIVIDENDS, OTHER DISTRIBUTIONS, AND TAXES.....................................13
        Distribution Options..................................................13
        Taxes  ...............................................................13

MANAGEMENT AND ADMINISTRATION.................................................15
        Trustees and Officers.................................................15
        Investment Manager, Administrator, Distributor, and Sub-Adviser.......15
        Expenses..............................................................16
        Transfer Agent........................................................16

INFORMATION REGARDING ORGANIZATION, CAPITALIZATION, AND OTHER MATTERS.........17
        The Fund..............................................................17
        The Portfolio.........................................................17

DESCRIPTION OF INVESTMENTS....................................................19

DIRECTORY.....................................................................24

FUNDS ELIGIBLE FOR EXCHANGE...................................................25

SUMMARY

        THE FUND AND PORTFOLIO; RISK FACTORS
--------------------------------------------------------------------------------

        The Fund is a series of the Trust and invests in the Portfolio which, in turn, invests in securities in accordance with an investment objective, policies, and limitations that are identical to those of the Fund. This is sometimes called a master/feeder fund structure, because the Fund "feeds" shareholders' investments into the Portfolio, a "master" fund. The structure looks like this:



          ------------------------------------------------------
                             SHAREHOLDERS
          ------------------------------------------------------
                                    BUY SHARES IN
          ------------------------------------------------------
                                 FUND
          ------------------------------------------------------
                                    INVESTS IN
          ------------------------------------------------------
                               PORTFOLIO
          ------------------------------------------------------
                                    INVESTS IN
          ------------------------------------------------------
                       STOCKS & OTHER SECURITIES
          ------------------------------------------------------


        The trustees who oversee the Fund believe that this structure may benefit shareholders; investment in the Portfolio by investors in addition to the Fund may enable the Portfolio to achieve economies of scale that could reduce expenses. For more information about the organization of the Fund and the Portfolio, including certain features of the master/feeder fund structure, see "Information Regarding Organization, Capitalization, and Other Matters" on page __. An investment in the Fund involves certain risks, depending upon the types of investments made by the Portfolio. For more details about the Portfolio, its investments and their risks, see "Investment Program" on page __ and "Description of Investments" on page __.

        Here is a summary highlighting features of the Fund and the Portfolio. Of course, there can be no assurance that the Fund will meet its investment objective.

========================= ==================== ================================================
NEUBERGER&BERMAN
EQUITY TRUST              INVESTMENT STYLE     PORTFOLIO CHARACTERISTICS
------------------------- -------------------- ------------------------------------------------
INTERNATIONAL TRUST       Broadly              Seeks long-term capital appreciation by
                          diversified,         investing primarily in foreign stocks, both in
                          medium- to           developed economies and in emerging markets.
                          large-cap            Portfolio manager seeks undervalued companies
                          international        in countries with strong potential for growth.
                          equity fund.
                          Capitalization is
                          determined in
                          relation to the
                          principal market
                          in which
                          securities are
                          traded.
========================= ==================== ================================================


        MANAGEMENT

N&B Management, with the assistance of Neuberger&Berman, LLC ("Neuberger&Berman") as sub-adviser, selects investments for the Portfolio. N&B Management also provides administrative services to the Portfolio and the Fund and acts as distributor of Fund shares. See "Management and Administration" on page __. If you want to know how to buy and sell shares of the Fund or exchange them for shares of other Neuberger&Berman Funds(R) made available through an Institution, see "Shareholder Services - How to Buy Shares" on page __,
"Shareholder Services - How to Sell Shares" on page __, and "Shareholder Services Exchanging Shares" on page __, and the policies of the Institution through which you are purchasing shares.

        THE NEUBERGER&BERMAN INVESTMENT APPROACH

        The Portfolio uses an investment process that includes a combination of country selection and individual security selection primarily based on a value-oriented investment approach. A value-oriented portfolio manager buys stocks that are selling for a price that is lower than what the manager believes they are worth. These include stocks that are currently under-researched or are temporarily out of favor on Wall Street.

        Portfolio managers identify value stocks in several ways. One of the most common identifiers is a low price-to-earnings ratio -- that is, stocks selling at multiples of earnings per share that are lower than that of the market as a whole. Other criteria are high dividend yield, a strong balance sheet and financial position, a recent company restructuring with the potential to realize hidden values, strong management, and low price-to-book value (net value of the company's assets). A value-oriented manager believes that, over time, securities that are undervalued are more likely to appreciate in price and be subject to less risk of price decline than securities whose market prices have already reached their perceived economic values. This approach also contemplates selling portfolio securities when N&B Management believes they have reached their potential.

EXPENSE INFORMATION

        This section gives you certain information about the expenses of the Fund and the Portfolio. See "Performance Information" for important facts about the investment performance of the Fund, after taking expenses into account.


        SHAREHOLDER TRANSACTION EXPENSES
--------------------------------------------------------------------------------
As shown by this table, the Fund imposes no transaction charges when you buy or sell Fund shares.

     Sales Charge Imposed on Purchases                        NONE
     Sales Charge Imposed on Reinvested Dividends             NONE
     Deferred Sales Charges                                   NONE
     Redemption Fees                                          NONE
     Exchange Fees                                            NONE


        ANNUAL FUND OPERATING EXPENSES
        (AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS)
--------------------------------------------------------------------------------


The following table shows anticipated annual operating expenses for the Fund, which are paid out of the assets of the Fund and which include the Fund's pro rata portion of the operating expenses of the Portfolio ("Total Operating
Expenses"). "Total Operating Expenses" exclude interest, taxes, brokerage commissions, and extraordinary expenses.


        The Fund pays N&B Management an administration fee based on the Fund's average daily net assets. The Portfolio pays N&B Management a management fee based on the Portfolio's average daily net assets; a pro rata portion of this fee is borne indirectly by the Fund. "Management and Administration Fees" in the following table are based upon current administration fees for the Fund and current management fees for the Portfolio and the current expense reimbursement undertaking. For more information, see "Management and Administration" and the SAI.


        The Fund and Portfolio incur other expenses for things such as accounting and legal fees, transfer agency fees, custodial fees, printing and furnishing shareholder statements and Fund reports and compensating trustees who are not affiliated with N&B Management ("Other Expenses"). "Other Expenses" in the following table are estimated amounts for the Fund and the Portfolio for the current fiscal year and assume average daily net assets of $25,000,000. There can be no assurance that the Fund will achieve that asset level. All expenses are factored into the Fund's share prices and dividends and are not charged directly to Fund shareholders.


NEUBERGER&BERMAN    MANAGEMENT AND       12B-1  OTHER EXPENSES  TOTAL OPERATING
EQUITY TRUST        ADMINISTRATION FEES  FEES    (ESTIMATED)       EXPENSES
----------------    -------------------  -----  --------------  ----------------

INTERNATIONAL TRUST      1.05%*          None       0.75%            1.80%*



*Reflects N&B Management's expense reimbursement undertaking described below.

        As set forth in "Expenses" on page ___, N&B Management has voluntarily undertaken to reimburse the Fund if its Total Operating Expenses exceed certain limits. Absent the reimbursement, Management and Administration Fees and Total Operating Expenses would be 1.25% and 2.00%, respectively, of the Fund's average daily net assets.



        For more information, see "Expenses" on page ___.


        EXAMPLE
--------------------------------------------------------------------------------

To illustrate the effect of Total Operating Expenses, let's assume that the Fund's annual return is 5% and that it had Total Operating Expenses described in the table above. For every $1,000 you invested in the Fund, you would have paid the following amounts of total expenses if you closed your account at the end of each of the following time periods:

NEUBERGER&BERMAN
EQUITY TRUST...                     1 YEAR         3 YEARS
----------------------------------------------------------

INTERNATIONAL TRUST                  $18            $57

        The assumption in this example of a 5% annual return is required by regulations of the SEC applicable to all mutual funds. THE INFORMATION IN THE PREVIOUS TABLES SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES OR RATES OF RETURN; ACTUAL EXPENSES OR RETURNS MAY BE GREATER OR LESS THAN THOSE SHOWN, AND MAY CHANGE IF EXPENSE REIMBURSEMENTS CHANGE.

INVESTMENT PROGRAM

        The investment policies and limitations of the Fund are identical to those of the Portfolio. The Fund invests only in the Portfolio. Therefore, the following shows you the kinds of securities in which the Portfolio invests. For an explanation of some types of investments, see "Description of Investments" on page __.

        Investment policies and limitations of the Fund and Portfolio are not fundamental unless otherwise specified in this Prospectus or the SAI. Fundamental policies may not be changed without shareholder approval. A non-fundamental policy or limitation may be changed by the trustees of the Trust or of Managers Trust without shareholder approval.

        Additional investment techniques, features, and limitations concerning the Portfolio's investment program are described in the SAI.

        The investment objective of the Portfolio and Fund is to seek long-term capital appreciation by investing primarily in a diversified portfolio of equity securities of foreign issuers. Foreign issuers are issuers organized and doing business principally outside the United States and include non-U.S. governments, their agencies, and instrumentalities. This investment objective is not fundamental. There can be no assurance that the Fund or Portfolio will achieve its objective. The Fund, by itself, does not represent a comprehensive investment program.


        The Portfolio invests primarily in equity securities of medium- to large-capitalization companies traded on foreign exchanges. A company's capitalization is determined in relation to the principal market in which its securities are traded. The strategy of N&B Management is to select attractive investment opportunities outside the United States, allocating the Portfolio's assets among investments in economically mature countries and emerging industrialized countries. The criteria for security selection focus on companies with leadership in specific markets or with niches in specific industries that appear to exhibit positive fundamentals and seem undervalued relative to their earnings potential or the worth of their assets. At least 65% of the Portfolio's total assets normally are invested in equity securities of foreign issuers. The Portfolio may invest more heavily in certain countries than in others. From time to time, the Portfolio may invest a significant portion of its assets in Japan.


        The Portfolio may invest in foreign securities in the form of American Depositary Receipts (ADRs), European Depositary Receipts (EDRs), Global Depositary Receipts (GDRs), International Depositary Receipts (IDRs) or other similar securities representing an interest in securities of foreign issuers.

        Because the Portfolio invests primarily in foreign securities, it may be subject to greater risks and higher expenses than equity funds that invest primarily in securities of U.S. issuers. Such risks may be even greater in emerging industrialized and less developed countries. Most of the securities held by the Portfolio are denominated in foreign currencies, and the value of these investments can be adversely affected by fluctuations in foreign currency values.


        The Portfolio may use techniques such as options, futures, forward foreign currency exchange contracts ("forward contracts"), swaps, and short selling for hedging purposes and in an attempt to realize income. The Portfolio may use leverage to facilitate transactions it enters into for hedging purposes. The use of these strategies may entail special risks.


        For more information, see "Special Considerations of Mid-Cap Company Stocks" on page __ and "Description of Investments" on page __.

        SPECIAL CONSIDERATIONS OF MID-CAP COMPANY STOCKS
--------------------------------------------------------------------------------

        Investments in stocks of medium-capitalization companies ("mid-cap companies") may present greater opportunities for capital appreciation than investments in stocks of large-capitalization companies ("large-cap companies"). However, mid-cap company stocks may have higher risk and volatility. These stocks generally are not as broadly traded as large-cap company stocks and their prices thus may fluctuate more widely and abruptly. Any such movements in stocks held by the Portfolio would be reflected in the Fund's net asset value. Mid-cap company stock also are less researched than large-cap company stocks and are often overlooked in the market.


        SHORT-TERM TRADING; PORTFOLIO TURNOVER
--------------------------------------------------------------------------------

        Although the Portfolio does not purchase securities with the intention of profiting from short-term trading, the Portfolio may sell portfolio securities when N&B Management believes that such action is advisable. It is anticipated that the annual turnover rate of the Portfolio normally will not exceed 100%.

        BORROWINGS
--------------------------------------------------------------------------------

        The Portfolio has a fundamental policy that it may not borrow money, except that it may (1) borrow money from banks for temporary or emergency purposes and for leveraging or investment and (2) enter into reverse repurchase agreements for any purpose, so long as the aggregate amount of borrowings and reverse repurchase agreements does not exceed one-third of the Portfolio's total assets (including the amount borrowed) less liabilities (other than borrowings).


        The Portfolio may borrow money from banks to facilitate transactions that it enters into for hedging purposes, which is a form of leverage. This leverage may amplify the gains and losses on the Portfolio's investments and changes in the net asset value of the Fund's shares. Leverage also creates interest expenses; if those expenses exceed the return on the transactions that the borrowings facilitate, the Portfolio will be in a worse position than if it had not borrowed. The use of derivatives in connection with leverage may create the potential for significant losses. The Portfolio may pledge assets in connection with permitted borrowings.


        OTHER INVESTMENTS
--------------------------------------------------------------------------------

        For temporary defensive purposes, the Portfolio may invest up to 100% of its total assets in short-term foreign and U.S. investments, such as cash or cash equivalents, commercial paper, short-term bank obligations, government and agency securities, and repurchase agreements. The Portfolio may also invest in such instruments to increase liquidity or to provide collateral to be held in segregated accounts.

PERFORMANCE INFORMATION

        The performance of the Fund is commonly measured as TOTAL RETURN. TOTAL RETURN is the change in value of an investment in a fund over a particular period, assuming that all distributions have been reinvested. Thus, total return reflects dividends, other distributions, and variations in share prices from the beginning to the end of a period.


        An average annual total return is a hypothetical rate of return that, if achieved annually, would result in the same cumulative total return as was actually achieved for the period. This evens out year-to-year variations in actual performance. Past results do not, of course, guarantee future performance. Share prices may vary, and your shares when redeemed may be worth more or less than your original purchase price.


        As of the date of this Prospectus, the Fund has no past performance. However, a mutual fund that is a series of Neuberger&Berman Equity Funds ("N&B Equity Funds"), which has a name similar to the Fund and the same investment objective, policies, and limitations as the Fund ("Sister Fund"), also invests in the Portfolio. The following table shows the average annual total returns of the Sister Fund for the 1-year period ended August 31, 1997 and for the period from June 15, 1994 (commencement of operations) to August 31, 1997. The table also shows a comparison with the EAFE(R) Index. The EAFE(R) Index is the Morgan Stanley Capital International Europe, Australasia, Far East Index, an unmanaged index of non-U.S. equity market performance. Please note that an index does not take into account any fees or expenses of investing in the individual securities that it tracks.


                          AVERAGE ANNUAL TOTAL RETURNS
                    (PERFORMANCE RESULTS OF THE SISTER FUND)


                                     PERIODS ENDED
                                       08/31/97
                    ----------------------------------------------
                   1 YEAR               SINCE            INCEPTION
                                      INCEPTION             DATE
--------------- --------------- ------------------ -----------------------
INTERNATIONAL     +24.71%              +13.33%            6/15/94

EAFE(R)INDEX        + 9.36              + 6.82*              N/A


*  From the inception date of the Sister Fund.

        TOTAL RETURN INFORMATION. You can obtain current performance information about the Fund by calling N&B Management at 800-877-9700.

SHAREHOLDER SERVICES

        HOW TO BUY SHARES
--------------------------------------------------------------------------------

        YOU CAN BUY AND OWN FUND SHARES ONLY THROUGH AN ACCOUNT WITH AN INSTITUTION. N&B Management and the Fund do not recommend, endorse, or receive payments from any Institution. N&B Management compensates Institutions for services they provide under an administrative services agreement. N&B Management does not provide investment advice to any Institution or its clients or make decisions regarding their investments.


        Each Institution will establish its own procedures for the purchase of Fund shares, including minimum initial and additional investments for shares of the Fund and the acceptable methods of payment for shares. Shares are purchased at the next price calculated on a day the New York Stock Exchange ("NYSE") is open, after a purchase order is received and accepted by an Institution. Investors should consult their Institution to determine the time by which it must receive an order so that Fund shares can be purchased at that day's price. Prices for Fund shares are calculated as of the close of regular trading on the NYSE, usually 4 p.m. Eastern time.


        Other Information:

        . An Institution must pay for shares it purchases on its clients' behalf in U.S. dollars.
        . The Fund has the right to suspend the offering of its shares for a period of time. The Fund also has the right to accept or reject a purchase order in its sole discretion, including certain purchase orders using an exchange of shares.
        . See "Shareholder Services -- Exchanging Shares." The Fund does not issue certificates for shares.
        . Some Institutions may charge their clients a fee in connection with purchases of shares of the Fund.

        HOW TO SELL SHARES
--------------------------------------------------------------------------------

        You can sell (redeem) all or some of your Fund shares only through an account with an Institution. Each Institution will establish its own procedures for the sale of Fund shares and the payment of redemption proceeds. Shares are sold at the next price calculated on a day the NYSE is open, after a sales order is received and accepted by an Institution. Investors should consult their Institution to determine the time by which it must receive an order so that Fund shares can be sold at that day's price. Prices for Fund shares are calculated as of the close of trading on the NYSE, usually 4 p.m. Eastern time.


        Other Information:


        . Redemption proceeds will be paid to Institutions as agreed with N&B Management, but in any case within three business days (under unusual circumstances the Fund may take longer, as permitted by law). An Institution may not follow the same procedures for payment of redemption proceeds to its clients.
        . The Fund may suspend redemptions or postpone payments on days when the NYSE is closed, when trading on the NYSE is restricted, or as permitted by the SEC.
        . Some Institutions may charge their clients a fee in connection with redemptions of shares of the Fund.


        EXCHANGING SHARES
--------------------------------------------------------------------------------
        Through an account with an Institution, you may be able to exchange shares of the Fund for shares of another Neuberger&Berman Fund. Each Institution will establish its own exchange policy and procedures. Shares are exchanged at the next price calculated on a day the NYSE is open, after an exchange order is received and accepted by an Institution.

     . Shares can be exchanged ONLY between accounts registered in the same name, address, and taxpayer ID number of the Institution.

     . An exchange can be made only into a fund whose shares are eligible for sale in the state where the Institution is located.

     .     An exchange may have tax consequences.

     . The Fund may refuse any exchange orders from any Institution if, for any reason, they are deemed not to be in the best interests of the Fund and its shareholders.

     . The Fund may impose other restrictions on the exchange privilege, or modify or terminate the privilege, but will try to give each Institution advance notice whenever it can reasonably do so.

SHARE PRICES AND NET ASSET VALUE

        The Fund's shares are bought or sold at a price that is the Fund's net asset value ("NAV") per share. The NAVs for the Fund and the Portfolio are calculated by subtracting liabilities from total assets (in the case of the Portfolio, the market value of the securities the Portfolio holds plus cash and other assets; in the case of the Fund, its percentage interest in the Portfolio, multiplied by the Portfolio's NAV, plus any other assets). The Fund's per share NAV is calculated by dividing its NAV by the number of Fund shares outstanding and rounding the result to the nearest full cent. The Fund and the Portfolio calculate their NAVs as of the close of regular trading on the NYSE, usually 4 p.m. Eastern time, on each day the NYSE is open.


        The Portfolio values equity securities at the last sale price on the principal exchange or in the principal over-the-counter market in which such securities are traded, as of the close of regular trading on the NYSE on the day the securities are being valued or, if there are no sales, at the last available bid price on that day. Debt obligations are valued at the last available bid price for such securities or, if such prices are not available, at prices for securities of comparable maturity, quality, and type. Foreign securities are translated from the local currency into U.S. dollars using current exchange rates. The Portfolio values all other types of securities and assets, including restricted securities and securities for which market quotations are not readily available, by a method that the trustees of Managers Trust believe accurately reflects fair value.


        The Portfolio's portfolio securities are traded primarily in foreign markets which may be open on days when the NYSE is closed. As a result, the NAV of the Fund may be significantly affected on days when shareholders have no access to the Fund.


        If N&B Management believes that the price of a security obtained under the Portfolio's valuation procedures (as described above) does not represent the amount that the Portfolio reasonably expects to receive on a current sale of the security, the Portfolio will value the security based on a method that the trustees of Managers Trust believe accurately reflects fair value.

DIVIDENDS, OTHER DISTRIBUTIONS,
AND TAXES

        The Fund distributes, normally in December, substantially all of its share of any net investment income (net of the Fund's expenses), any net capital gains from investment transactions, and any net gains from foreign currency transactions earned or realized by the Portfolio.

        DISTRIBUTION OPTIONS
--------------------------------------------------------------------------------

        REINVESTMENT IN SHARES. All dividends and other distributions paid on shares of the Fund are automatically reinvested in additional shares of the Fund, unless an Institution elects to receive them in cash. Dividends and other distributions are reinvested at the Fund's per share NAV, usually as of the date the dividend or other distribution is payable.

        DISTRIBUTIONS IN CASH. An Institution may elect to receive dividends in cash, with other distributions being reinvested in additional Fund shares, or to receive all dividends and other distributions in cash.

        TAXES
--------------------------------------------------------------------------------
        An investment has certain tax consequences, depending on the type of account through which the investment is made. FOR AN ACCOUNT UNDER A QUALIFIED RETIREMENT PLAN OR AN INDIVIDUAL RETIREMENT ACCOUNT, TAXES ARE DEFERRED.

        TAXES ON DISTRIBUTIONS. Distributions are subject to federal income tax and generally also are subject to state and local income taxes. Distributions are taxable when they are paid, whether in cash or by reinvestment in additional Fund shares, except that distributions declared in December to shareholders of record on a date in that month and paid in the following January are taxable as if they were paid on December 31 of the year in which the distributions were declared. Investors who buy Fund shares just before the Fund deducts a dividend or other distribution from its NAV will pay the full price for the shares and then receive a portion of the price back in the form of a taxable distribution. Investors who are considering the purchase of Fund shares in December should take this into account.

        For federal income tax purposes, dividends and distributions of net short-term capital gain and net gains from certain foreign currency transactions are taxed as ordinary income. Distributions of net capital gain (the excess of net long-term capital gain over net short-term capital loss), when designated as such, are generally taxed as long-term capital gain, no matter how long an investor has owned Fund shares. Distributions of net capital gain may include gains from the sale of portfolio securities that appreciated in value before an investor bought Fund shares. Under the Taxpayer Relief Act of 1997, different maximum tax rates apply to the Fund's distributions of net capital gain depending on the Portfolio's holding period.


        Every January, the Fund will send each Institution that is a shareholder therein a statement showing the amount of distributions paid in cash or reinvested in Fund shares for the previous year. Each Institution will also receive information showing (1) the portion, if any, of those distributions that generally is not subject to state and local income taxes in certain states and
(2) capital gain distributions broken down in a manner that will enable investors or their tax advisers to determine the appropriate rate of capital gains tax on such distributions.

        TAXES ON REDEMPTIONS. Capital gains realized on redemptions of Fund shares, including redemptions in connection with exchanges to other Neuberger&Berman Funds, are subject to tax. A capital gain or loss generally is the difference between the amount paid for shares (including the amount of any dividends and other distributions that were reinvested) and the amount received when shares are sold. Capital gain on shares held for more than one year will be long-term capital gain, in which event it will be subject to federal income tax at the capital gains rate applicable to an investor's holding period and tax bracket.

        When an Institution sells Fund shares, it will receive a confirmation statement showing the number of shares sold and the price.

        OTHER.   Every  January,   Institutions   will  receive  a  consolidated
transaction statement for the previous year.

        Each Institution is required annually to send each investor in its account a statement showing the investor's distribution and transaction information for the previous year. The Fund intends to qualify for treatment as a regulated investment company for federal income tax purposes so that it will not have to pay federal income tax on that part of its taxable income and realized gains that it distributes to its shareholders.

        The foregoing is only a summary of some of the important income tax considerations affecting the Fund and its shareholders. See the SAI for additional tax information. There may be other federal, state, local, or foreign tax considerations applicable to a particular investor. Therefore, investors should consult their tax advisers.

MANAGEMENT AND ADMINISTRATION

        TRUSTEES AND OFFICERS
--------------------------------------------------------------------------------


        The trustees of the Trust and the trustees of Managers Trust have oversight responsibility for the operations of the Fund and the Portfolio, respectively. The SAI contains general background information about each trustee and officer of the Trust and of Managers Trust. The trustees and officers of the Trust and of Managers Trust who are officers and/or directors of N&B Management and/or principals of Neuberger&Berman serve without compensation from the Fund or the Portfolio. All trustees of Managers Trust also serve as trustees of the Trust.



        INVESTMENT MANAGER, ADMINISTRATOR,
        DISTRIBUTOR, AND SUB-ADVISER
--------------------------------------------------------------------------------


        N&B Management serves as the investment manager of the Portfolio, as administrator of the Fund, and as distributor of the shares of the Fund. N&B Management and its predecessor firms have specialized in the management of no-load mutual funds since 1950. In addition to serving the Portfolio, N&B Management currently serves as investment manager of other mutual funds. Neuberger&Berman acts as sub-adviser for the Portfolio and other mutual funds managed by N&B Management. The mutual funds managed by N&B Management and Neuberger&Berman had aggregate net assets of approximately $21.2 billion as of September 30, 1997.


        As sub-adviser, Neuberger&Berman furnishes N&B Management with investment recommendations and research without added cost to the Portfolio. N&B Management compensates Neuberger&Berman for its costs in connection with those services. Neuberger&Berman is a member firm of the NYSE and other principal exchanges. Neuberger&Berman and its affiliates, including N&B Management, manage securities accounts that had approximately $54.1 billion of assets as of September 30, 1997. All of the voting stock of N&B Management is owned by individuals who are principals of Neuberger&Berman.

        State Street Cayman Trust Company, Ltd., located in George Town, Grand Cayman, Cayman Islands, British West Indies, provides certain administrative, fund accounting and transfer agency services for the Portfolio, which has its principal offices in the Cayman Islands.


        Valerie Chang is manager of the Portfolio. Ms. Chang, an Assistant Vice President of N&B Management and an assistant portfolio manager for the Portfolio from December 1996 until June 1997, has been responsible for the management of the Portfolio since June 1997. She served in the investment banking division of Salomon Brothers and Morgan Stanley & Co., Inc. from 1993 until 1995 and as a senior securities analyst for TIAA/CREF from 1995 until December 1996.


        Neuberger&Berman may act as broker for the Portfolio in the purchase and sale of portfolio securities and in the purchase and sale of options, and for those services receives brokerage commissions. In effecting securities transactions, the Portfolio seeks to obtain the best price and execution of orders. For more information, see the SAI.

        The principals and employees of Neuberger&Berman and officers and employees of N&B Management, together with their families, have invested over $100 million of their own money in Neuberger&Berman Funds.

        To mitigate the possibility that the Portfolio will be adversely affected by employees' personal trading, the Trust, Managers Trust, N&B Management, and Neuberger&Berman have adopted policies that restrict securities trading in the personal accounts of portfolio managers and others who normally come into possession of information on portfolio transactions.

        EXPENSES
--------------------------------------------------------------------------------

        N&B Management provides investment management services to the Portfolio that include, among other things, making and implementing investment decisions and providing facilities and personnel necessary to operate the Portfolio. The Portfolio pays N&B Management a fee for investment management services at the annual rate of 0.85% of the first $250 million of the Portfolio's average daily net assets, 0.825% of the next $250 million, 0.80% of the next $250 million, 0.775% of the next $250 million, 0.75% of the next $500 million, and 0.725% of average daily net assets in excess of $1.5 billion.

        N&B Management provides administrative services to the Fund that include furnishing facilities and personnel for the Fund and performing accounting, recordkeeping and other services. For such administrative services, the Fund pays N&B Management a fee at the annual rate of 0.40% of the Fund's average daily net assets. With the Fund's consent, N&B Management may subcontract to Institutions some of its responsibilities to the Fund under the administration agreement and may compensate each Institution that provides such services at an annual rate of up to 0.25% of the average net asset value of Fund shares held through that Institution.


        The Fund bears all expenses of its operations other than those borne by N&B Management as administrator of the Fund and as distributor of its shares. The Portfolio bears all expenses of its operations other than those borne by N&B Management as investment manager of the Portfolio. These expenses include the "Other Expenses" described on page ___.


        See  "Expense   Information  --  Annual  Fund  Operating  Expenses"  for
information about how these fees and expenses may affect the value of your investment.

        N&B Management has voluntarily undertaken to reimburse the Fund for its Total Operating Expenses so that the Fund's expense ratio per annum will not exceed the expense ratio per annum of its Sister Fund by more than 0.10% of the Fund's average daily net assets. The Fund's per annum "expense ratio" is the sum of the Fund's Total Operating Expenses divided by the Fund's average daily net assets for the year. N&B Management may terminate this undertaking to the Fund by giving at least 60 days' prior written notice to the Fund. The effect of reimbursement by N&B Management is to reduce the Fund's expenses and thereby increase its total return.

        TRANSFER AGENT
--------------------------------------------------------------------------------
        The Fund's transfer agent is State Street Bank and Trust Company ("State Street"). State Street administers purchases, redemptions, and transfers of Fund shares with respect to Institutions and the payment of dividends and other distributions to Institutions. All correspondence should be addressed to Neuberger&Berman Funds, Institutional Services, 605 Third Avenue, 2nd Floor, New York, NY 10158-0180.

INFORMATION REGARDING ORGANIZATION, CAPITALIZATION, AND OTHER MATTERS

        THE FUND

        The Fund is a separate series of the Trust, a Delaware business trust organized pursuant to a Trust Instrument dated as of May 6, 1993. The Trust is registered under the Investment Company Act of 1940 (the "1940 Act") as a diversified, open-end management investment company, commonly known as a mutual fund. The Trust has seven separate series. The Fund invests all of its net investable assets in the Portfolio, receiving a beneficial interest in the Portfolio. The trustees of the Trust may establish additional series or classes of shares without the approval of shareholders. The assets of a series belong only to that series, and the liabilities of a series are borne solely by that series and no other.


        DESCRIPTION OF SHARES. The Fund is authorized to issue an unlimited number of shares of beneficial interest (par value $0.001 per share). Shares of the Fund represent equal proportionate interests in the assets of the Fund only and have identical voting, dividend, redemption, liquidation, and other rights. All shares issued are fully paid and non-assessable, and shareholders have no preemptive or other rights to subscribe to any additional shares.


        SHAREHOLDER MEETINGS. The trustees of the Trust do not intend to hold annual meetings of shareholders of the Fund. The trustees will call special meetings of shareholders of the Fund only if required under the 1940 Act or in their discretion or upon the written request of holders of 10% or more of the outstanding shares of the Fund entitled to vote.


        CERTAIN PROVISIONS OF TRUST INSTRUMENT. Under Delaware law, the shareholders of the Fund will not be personally liable for the obligations of the Fund; a shareholder is entitled to the same limitation of personal liability extended to shareholders of a corporation. To guard against the risk that Delaware law might not be applied in other states, the Trust Instrument requires that every written obligation of the Trust or the Fund contain a statement that such obligation may be enforced only against the assets of the Trust or Fund and provides for indemnification out of Trust or Fund property of any shareholder nevertheless held personally liable for Trust or Fund obligations, respectively.


        OTHER. Because Fund shares can be bought, owned and sold only through an account with an Institution, a client of an Institution may be unable to purchase additional shares and/or may be required to redeem shares (and possibly incur a tax liability) if the client no longer has a relationship with the Institution or if the Institution no longer has a contract with N&B Management to perform services. Depending on the policies of the Institutions involved, an investor may be able to transfer an account from one Institution to another.


        THE PORTFOLIO

        The Portfolio is a separate operating series of Managers Trust, a New York common law trust organized as of March 18, 1994. Managers Trust is registered under the 1940 Act as a diversified, open-end management investment company. Managers Trust currently has one operating Portfolio. The assets of the Portfolio belong only to the Portfolio, and the liabilities of the Portfolio are borne solely by the Portfolio and no other.


        FUND'S INVESTMENT IN PORTFOLIO. The Fund is a "feeder fund" that seeks to achieve its investment objective by investing all of its net investable assets in the Portfolio, which is a "master fund." The Portfolio, which has the same investment objective, policies, and limitations as the Fund, in turn invests in securities; the Fund thus acquires an indirect interest in those securities.

        The Fund's investment in the Portfolio is in the form of a non-transferable beneficial interest. Members of the general public may not purchase a direct interest in the Portfolio. The Sister Fund invests all of its net investable assets in the Portfolio. The shares of the Sister Fund are available for purchase by members of the general public. The Fund does not sell its shares directly to members of the general public.


        The Portfolio may also permit other investment companies and/or other institutional investors to invest in the Portfolio. All investors will invest in the Portfolio on the same terms and conditions as the Fund and will pay a proportionate share of the Portfolio's expenses. Other investors in the Portfolio (including the Sister Fund) are not required to sell their shares at the same public offering price as the Fund, could have a different administration fee and expenses than the Fund, and (except the Sister Fund) might charge a sales commission. Therefore, Fund shareholders may have different returns than shareholders in another investment company that invests exclusively in the Portfolio. Information regarding any fund that invests in the Portfolio is available from N&B Management by calling 800-877-9700.


        The trustees of the Trust believe that investment in the Portfolio by the Sister Fund or by other potential investors in addition to the Fund may enable the Portfolio to realize economies of scale that could reduce its operating expenses, thereby producing higher returns and benefiting all shareholders. However, the Fund's investment in the Portfolio may be affected by the actions of other large investors in the Portfolio, if any. For example, if a large investor in the Portfolio (other than the Fund) redeemed its interest in the Portfolio, the Portfolio's remaining investors (including the Fund) might, as a result, experience higher pro rata operating expenses, thereby producing lower returns.


        The Fund may withdraw its entire investment from the Portfolio at any time, if the trustees of the Trust determine that it is in the best interests of the Fund and its shareholders to do so. The Fund might withdraw, for example, if there were other investors in the Portfolio with power to, and who did by a vote of all investors (including the Fund), change the investment objective, policies, or limitations of the Portfolio in a manner not acceptable to the trustees of the Trust. A withdrawal could result in a distribution in kind of portfolio securities (as opposed to a cash distribution) by the Portfolio to the Fund. That distribution could result in a less diversified portfolio of investments for the Fund and could affect adversely the liquidity of the Fund's investment portfolio. If the Fund decided to convert those securities to cash, it usually would incur brokerage fees or other transaction costs. If the Fund withdrew its investment from the Portfolio, the trustees of the Trust would consider what actions might be taken, including the investment of all of the Fund's net investable assets in another pooled investment entity having substantially the same investment objective as the Fund or the retention by the Fund of its own investment manager to manage its assets in accordance with its investment objective, policies, and limitations. The inability of the Fund to find a suitable replacement could have a significant impact on shareholders.


        INVESTOR MEETINGS AND VOTING. The Portfolio normally will not hold meetings of investors except as required by the 1940 Act. Each investor in the Portfolio will be entitled to vote in proportion to its relative beneficial interest in the Portfolio. On most issues subjected to a vote of investors, the Fund will solicit proxies from its shareholders and will vote its interest in the Portfolio in proportion to the votes cast by the Fund's shareholders. If there are other investors in the Portfolio, there can be no assurance that any issue that receives a majority of the votes cast by Fund shareholders will receive a majority of votes cast by all Portfolio investors; indeed, if other investors hold a majority interest in the Portfolio, they could have voting control of the Portfolio.


        CERTAIN PROVISIONS. Each investor in the Portfolio, including the Fund, will be liable for all obligations of the Portfolio. However, the risk of an investor in the Portfolio incurring financial loss beyond the amount of its investment on account of such liability would be limited to circumstances in which the Portfolio had inadequate insurance and was unable to meet its obligations out of its assets. Upon liquidation of the Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors.

DESCRIPTION OF INVESTMENTS

        In addition to common stocks and other securities referred to in "Investment Program" herein, the Portfolio may make the following investments, among others, individually or in combination, although it may not necessarily buy all of the types of securities or use all of the investment techniques that are described. For additional information on the following investments and on other types of investments which the Portfolio may make, see the SAI.


        ILLIQUID, RESTRICTED AND RULE 144A SECURITIES. The Portfolio may invest up to 15% of its net assets in illiquid securities, which are securities that cannot be expected to be sold within seven days at approximately the price at which they are valued. These may include unregistered or other restricted securities and repurchase agreements maturing in greater than seven days. Illiquid securities may also include commercial paper under section 4(2) of the Securities Act of 1933, as amended, and Rule 144A securities (restricted securities that may be traded freely among qualified institutional buyers pursuant to an exemption from the registration requirements of the securities laws); these securities are considered illiquid unless N&B Management, acting pursuant to guidelines established by the trustees of Managers Trust, determines they are liquid. Generally, foreign securities freely tradable in their principal market are not considered restricted or illiquid. Illiquid securities may be difficult for the Portfolio to value or dispose of due to the absence of an active trading market. The sale of some illiquid securities by the Portfolio maybe subject to legal restrictions which could be costly to the Portfolio.


        FOREIGN SECURITIES. Foreign securities are those of issuers organized and doing business principally outside the United States, including non-U.S. governments, their agencies, and instrumentalities.

        The Portfolio invests primarily in foreign securities. The Portfolio may invest in ADRs, EDRs, GDRs, and IDRs. ADRs (sponsored or unsponsored) are receipts typically issued by a U.S. bank or trust company evidencing its ownership of the underlying foreign securities. Most ADRs are denominated in U.S. dollars and are traded on a U.S. stock exchange. Issuers of the securities underlying sponsored ADRs, but not unsponsored ADRs, are contractually obligated to disclose material information in the United States. Therefore, the market value of unsponsored ADRs may not reflect the effect of such information. EDRs and IDRs are receipts typically issued by a European bank or trust company evidencing its ownership of the underlying foreign securities. GDRs are receipts issued by either a U.S. or non-U.S. banking institution evidencing its ownership of the underlying foreign securities and are often denominated in U.S. dollars.

        Factors affecting investments in foreign securities include, but are not limited to, varying custody, brokerage and settlement practices, which may cause delays and expose the Portfolio to the creditworthiness of a foreign broker; difficulty in pricing some foreign securities; less public information about issuers of securities; less governmental regulation and supervision of issuance and trading of securities; the unavailability of financial information or the difficulty of interpreting financial information prepared under foreign accounting standards; less liquidity and more volatility in foreign securities markets; the possibility of expropriation, nationalization, or confiscatory taxation; the imposition of foreign withholding and other taxes; potentially adverse local political, economic, social, or diplomatic developments; limitations on the movement of funds or other assets of the Portfolio between different countries; difficulties in invoking legal process and enforcing contractual obligations abroad; and the difficulty of assessing economic trends in foreign countries. Investment in foreign securities also may involve higher brokerage and custodial expenses than investment in domestic securities.

        In addition, investing in foreign securities may involve other risks which are not ordinarily associated with investing in domestic securities. These risks include changes in currency exchange rates and currency exchange control regulations (or other foreign or U.S. laws or restrictions applicable to such investments) and devaluations of foreign currencies. Some foreign currencies may be volatile. A decline in the exchange rate between the U.S. dollar and another currency will reduce the value of portfolio securities denominated in that currency irrespective of the performance of the underlying investment. In addition, the Portfolio generally will incur costs in connection with conversion between various currencies. Investments in depositary receipts (whether or not denominated in U.S. dollars) may be subject to exchange controls and changes in rates of exchange with the U.S. dollar because the underlying security is usually denominated in foreign currency.

        All of the foregoing risks may be intensified in emerging industrialized and less developed countries.

        JAPANESE INVESTMENTS. From time to time, the Portfolio may invest a significant portion of its assets in securities of Japanese issuers. The performance of the Portfolio may therefore be significantly affected by events influencing the Japanese economy and the exchange rate between the Japanese yen and the U.S. dollar. Japan has experienced a severe recession, including a decline in real estate values and other events that adversely affected the balance sheets of many financial institutions and indicate that there may be structural weaknesses in the Japanese financial system. The effects of this economic downturn may be felt for a considerable period and are being exacerbated by the currency exchange rate. Japan is heavily dependent on foreign oil. Japan is located in a seismically active area, and severe earthquakes may damage important elements of the country's infrastructure. Japan's economic prospects may be affected by the political and military situations of its near neighbors, notably North and South Korea, China and Russia.

        OTHER INVESTMENT COMPANIES. The Portfolio may invest up to 10% of its total assets in the shares of other investment companies. Such investment may be the most practical or only manner in which the Portfolio can participate in certain foreign markets because of the expenses involved or because other vehicles for investing in those countries may not be available at the time the Portfolio is ready to make an investment. As a shareholder in an investment company, the Portfolio would bear its pro rata share of that investment company's expenses. Investment in other funds may involve the payment of substantial premiums above the value of such issuers' portfolio securities. The Portfolio does not intend to invest in such funds unless, in the judgment of N&B Management, the potential benefits of such investment justify the payment of any applicable premium or sales charge.

        FOREIGN CURRENCY TRANSACTIONS. The Portfolio may enter into forward contracts in order to protect against adverse changes in foreign currency exchange rates. The Portfolio may enter into contracts to purchase foreign currencies to protect against an anticipated rise in the U.S. dollar price of securities it intends to purchase. The Portfolio may also enter into contracts to sell foreign currencies to protect against a decline in the value of its foreign currency denominated portfolio securities due to a decline in the value of foreign currencies against the U.S. dollar.

        The Portfolio may also enter into forward contracts for non-hedging purposes when N&B Management anticipates that a foreign currency will appreciate or depreciate in value, but securities denominated in that currency do not present attractive investment opportunities and are not held in the Portfolio. The Portfolio may also engage in proxy-hedging by using forward contracts in one currency to hedge against fluctuations in the value of securities denominated in a different currency if N&B Management believes that there is a pattern of correlation between the two currencies. Proxy-hedges may result in losses if the currency used to hedge does not perform similarly to the currency in which the securities are denominated.

        PUT AND CALL OPTIONS ON FOREIGN CURRENCIES, SECURITIES, AND SECURITIES INDICES. The Portfolio may purchase and write put and call options on foreign currencies to protect against declines in the dollar value of foreign portfolio securities and against increases in the U.S. dollar cost of foreign securities to be acquired. The Portfolio may also use options on foreign currencies to proxy-hedge. In addition, the Portfolio may purchase put and call options on currencies for non-hedging purposes when N&B Management expects that a currency will appreciate or depreciate in value, but securities denominated in that currency do not present attractive investment opportunities and are not held in the Portfolio. Options on foreign currencies may be traded on U.S. or foreign exchanges or over-the-counter. Options on foreign currencies which are traded in the over-the-counter market may be considered illiquid and subject to the restriction on illiquid securities.


        To realize greater income than would be realized on portfolio securities transactions alone, the Portfolio may purchase and write put and call options on any securities in which it may invest or options on any securities index based on securities in which the Portfolio may invest.


        The Portfolio will not write a call option on a security or currency unless it owns the underlying security or currency or has the right to obtain it at no additional cost. The Portfolio pays brokerage commissions or spreads in connection with its options transactions, as well as for purchases and sales of underlying securities or currencies. The use of options could result in significant increases in the Portfolio's turnover rate.


        FUTURES CONTRACTS AND OPTIONS ON FUTURES CONTRACTS. The Portfolio may enter into futures contracts on currencies, debt securities, interest rates, and securities indices and may purchase and sell options on such contracts on both U.S. and foreign exchanges. The Portfolio may engage in such transactions for hedging or non-hedging purposes. When the Portfolio purchases or sells a futures contract it generally becomes obligated to accept or make delivery of the currencies or securities underlying the contract at a specified price at a specified future time. The obligations of the parties under a futures contract are often closed out before the delivery date.


        GENERAL RISKS OF OPTIONS, FUTURES AND FORWARD CONTRACTS. The primary risks in using put and call options, futures contracts, options on futures contracts, and forward contracts ("Financial Instruments") are (1) imperfect correlation or no correlation between changes in market value of the securities or currencies held by the Portfolio and the prices of Financial Instruments; (2) possible lack of a liquid secondary market for Financial Instruments and the resulting inability to close out Financial Instruments when desired; (3) the fact that use of Financial Instruments is a highly specialized activity that involves skills, techniques, and risks (including price volatility and a high degree of leverage) different from those associated with selection of the Portfolio's securities; and (4) the fact that, although use of Financial Instruments for hedging purposes can reduce the risk of loss, they also can reduce the opportunity for gain, or even result in losses, by offsetting favorable price movements in hedged investments. When the Portfolio uses
Financial Instruments, the Portfolio will place cash or appropriate liquid securities in a segregated account, or will "cover" its position, to the extent required by SEC staff policy. Another risk of Financial Instruments is the possible inability of the Portfolio to purchase or sell a security at a time that would otherwise be favorable for it to do so, or the possible need for the Portfolio to sell a security at a disadvantageous time, due to its need to maintain cover or to segregate securities in connection with its use of Financial Instruments. Losses that may arise from certain futures transactions are potentially unlimited.

        SHORT SALES. The Portfolio may attempt to limit exposure to a possible decline in the market value of portfolio securities through short sales of securities that N&B Management believes possess volatility characteristics similar to those being hedged. The Portfolio also may use short sales in an attempt to realize gain. To effect a short sale, the Portfolio borrows a security from a brokerage firm to make delivery to the buyer. The Portfolio then is obligated to replace the borrowed security by purchasing it at the market price at the time of replacement. Until the security is replaced, the Portfolio is required to pay the lender any dividends and may be required to pay a premium or interest.

        The Portfolio will realize a gain if the security declines in price between the date of the short sale and the date on which the Portfolio replaces the borrowed security. The Portfolio will incur a loss if the price of the security increases between those dates. The amount of any gain will be decreased, and the amount of any loss increased, by the amount of any premium or interest the Portfolio is required to pay in connection with a short sale. A short position may be adversely affected by imperfect correlation between movements in the price of the securities sold short and the securities being hedged.


        The Portfolio also may make short sales against-the-box, in which it sells securities short only if it owns or has the right to obtain without payment of additional consideration an equal amount of the same type of securities sold.


        FORWARD COMMITMENTS AND WHEN-ISSUED SECURITIES. In a when-issued or forward commitment transaction, the Portfolio commits to purchase securities at a future date (generally within two months) and pays for the securities when they are delivered. If the seller fails to complete the sale, the Portfolio may lose the opportunity to obtain a favorable price. When-issued securities or securities subject to a forward commitment may decline or increase in value during the period from the Portfolio's investment commitment to the settlement of the purchase, which may magnify fluctuations in the Fund's NAV.

        REPURCHASE AGREEMENTS/SECURITIES LOANS. In a repurchase agreement, the Portfolio buys a security from a Federal Reserve member bank, a foreign bank or a U.S. branch or agency of a foreign bank, or a securities dealer and simultaneously agrees to sell it back at a higher price, at a specified date, usually less than a week later. The underlying securities must fall within the Portfolio's investment policies and limitations. The Portfolio also may lend portfolio securities to banks, brokerage firms, or institutional investors to earn income. Costs, delays, or losses could result if the selling party to a repurchase agreement or the borrower of portfolio securities becomes bankrupt or otherwise defaults. N&B Management monitors the creditworthiness of sellers and borrowers.


        REVERSE REPURCHASE AGREEMENTS. The Portfolio may enter into reverse repurchase agreements. In such a transaction, the Portfolio sells a security to a bank or securities dealer and simultaneously agrees to repurchase it at a higher price on a specific date. The Portfolio will place cash or appropriate liquid securities in a segregated account to cover its obligations under reverse repurchase agreements. Such transactions may increase fluctuations in the Fund's NAV and may be viewed as a form of leverage.





        OTHER INVESTMENTS. Although the Portfolio invests primarily in common stocks, when market conditions warrant it may invest in preferred stocks, securities convertible into or exchangeable for common stocks, U.S. Government and Agency Securities, investment grade debt securities, or money market instruments, or may retain assets in cash or cash equivalents.

        "Investment grade" debt securities are those receiving one of the four highest ratings from Moody's, S&P or another nationally recognized statistical rating organization ("NRSRO") or, if unrated by any NRSRO, deemed comparable by N&B Management to such rated securities ("Comparable Unrated Securities"). Securities rated by Moody's in its fourth highest category (Baa) or Comparable Unrated Securities may be deemed to have speculative characteristics. The value of the fixed income securities in which the Portfolio may invest is likely to decline in times of rising market interest rates. Conversely, when rates fall, the value of the Portfolio's fixed income investments is likely to rise.


        U.S. Government Securities are obligations of the U.S. Treasury backed by the full faith and credit of the United States. U.S. Government Agency Securities are issued or guaranteed by U.S. Government agencies or by instrumentalities of the U.S. Government, such as the Government National
Mortgage Association, Fannie Mae (formerly, Federal National Mortgage Association), Freddie Mac (formerly, Federal Home Loan Mortgage Corporation),
Student Loan Marketing Association (commonly known as "Sallie Mae"), and Tennessee Valley Authority. Some U.S. Government Agency Securities are supported by the full faith and credit of the United States, while others may be supported by the issuer's ability to borrow from the U.S. Treasury, subject to the Treasury's discretion in certain cases, or only by the credit of the issuer. U.S. Government Agency Securities include U.S. Government Agency mortgage-backed securities. The market prices of U.S. Government and Agency Securities are not guaranteed by the Government.


        The Portfolio may invest in domestic and foreign debt securities of any rating, including those rated below investment grade and Comparable Unrated Securities. Such securities may be considered predominantly speculative, although, as debt securities, they generally have priority over equity securities of the same issuer and are generally better secured. Debt securities in the lowest rating categories may involve a substantial risk of default or may be in default. Changes in economic conditions or developments regarding the individual issuer are more likely to cause price volatility and weaken the capacity of the issuer of such securities to make principal and interest payments than is the case for higher-grade debt securities. An economic downturn affecting the issuer may result in an increased incidence of default. The market for lower-rated securities may be thinner and less active than for higher-rated securities. The Portfolio will invest in such securities only when N&B Management concludes that the anticipated return to the Portfolio on such an investment warrants exposure to the additional level of risk. A further description of Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's ("S&P") ratings is included in the Appendix to the SAI.


        The Portfolio may invest in indexed securities whose values are linked to currencies, interest rates, commodities, indices, or other financial indicators. Most indexed securities are short- to intermediate-term fixed income securities whose values at maturity or interest rates rise or fall according to the change in one or more specified underlying instruments. The value of indexed securities may increase or decrease if the underlying instrument appreciates, and they may have return characteristics similar to direct investment in the underlying instrument or to one or more options on the underlying instrument. Indexed securities may be more volatile than the underlying instrument itself.

DIRECTORY
INVESTMENT MANAGER, ADMINISTRATOR,
AND DISTRIBUTOR
Neuberger&Berman Management Incorporated
605 Third Avenue 2nd Floor
New York, NY 10158-0180
800-877-9700

SUB-ADVISER
Neuberger&Berman, LLC
605 Third Avenue
New York, NY 10158-3698

CUSTODIAN AND TRANSFER AGENT
State Street Bank and Trust Company
225 Franklin Street
Boston, MA 02110

ADDRESS CORRESPONDENCE TO:
Neuberger&Berman Funds
Institutional Services
605 Third Avenue
2nd Floor
New York, NY  10158-0180

LEGAL COUNSEL
Kirkpatrick & Lockhart LLP
1800 Massachusetts Avenue, NW
2nd Floor
Washington, DC 20036-1800



Neuberger&Berman, LLC, Neuberger&Berman Management Inc., and the above-named Funds are registered trademarks or service marks of Neuberger&Berman Management Inc. (C)1997 Neuberger&Berman Management Inc.

FUNDS ELIGIBLE FOR EXCHANGE


EQUITY TRUSTS
Neuberger&Berman Focus Trust
Neuberger&Berman Genesis Trust
Neuberger&Berman Guardian Trust
Neuberger&Berman Manhattan Trust
Neuberger&Berman Partners Trust
Neuberger&Berman Socially
  Responsive Trust

INCOME TRUST
Neuberger&Berman Limited Maturity Bond Trust

--------------------------------------------------------------------------------

             NEUBERGER & BERMAN INTERNATIONAL TRUST AND PORTFOLIO

                      STATEMENT OF ADDITIONAL INFORMATION

                            DATED DECEMBER 31, 1997

                              No-Load Mutual Fund
             605 Third Avenue, 2nd Floor, New York, NY 10158-0180
                            Toll-Free 800-877-9700

--------------------------------------------------------------------------------

         Neuberger & Berman INTERNATIONAL Trust ("Fund"), a series of Neuberger & Berman Equity Trust ("Trust"), is a no-load mutual fund that offers shares pursuant to a Prospectus dated August 30, 1997. The Fund invests all of its net investable assets in Neuberger & Berman INTERNATIONAL Portfolio ("Portfolio").

         AN INVESTOR CAN BUY, OWN, AND SELL FUND SHARES ONLY THROUGH AN ACCOUNT WITH AN ADMINISTRATOR, BROKER-DEALER, OR OTHER INSTITUTION THAT PROVIDES ACCOUNTING, RECORDKEEPING, AND OTHER SERVICES TO INVESTORS AND THAT HAS AN ADMINISTRATIVE SERVICES AGREEMENT WITH NEUBERGER & BERMAN MANAGEMENT INCORPORATED (EACH AN "INSTITUTION").

         The Fund's Prospectus provides basic information that an investor should know before investing. A copy of the Prospectus may be obtained, without charge, from Neuberger & Berman Management Incorporated ("N&B Management"), Institutional Services, 605 Third Avenue, 2nd Floor, New York, NY 10158-0180, or by calling 800-877-9700.

         This Statement of Additional Information ("SAI") is not a prospectus and should be read in conjunction with the Prospectus.

         No person has been authorized to give any information or to make any representations not contained in the Prospectus or in this SAI in connection with the offering made by the Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Fund or its distributor. The Prospectus and this SAI do not constitute an offering by the Fund or its distributor in any jurisdiction in which such offering may not lawfully be made.

                             INVESTMENT INFORMATION

         The Fund is a separate operating series of the Trust, a Delaware business trust that is registered with the Securities and Exchange Commission ("SEC") as an open-end management investment company. The Fund seeks its investment objective by investing all of its net investable assets in the Portfolio, a series of Global Managers Trust ("Managers Trust") that has an investment objective identical to that of the Fund. The Portfolio, in turn, invests in securities in accordance with an investment objective, policies, and limitations identical to those of the Fund. Managers Trust is an open-end management investment company managed by N&B Management.

         The following information supplements the discussion in the Prospectus of the investment objective, policies, and limitations of the Fund and Portfolio. The investment objective and, unless otherwise specified, the investment policies and limitations of the Fund and Portfolio are not fundamental. Any investment objective, policy or limitation that is not fundamental may be changed by the trustees of the Trust ("Fund Trustees") or of Managers Trust ("Portfolio Trustees") without shareholder approval. The fundamental investment policies and limitations of the Fund or the Portfolio may not be changed without the approval of the lesser of (1) 67% of the total units of beneficial interest ("shares") of the Fund or Portfolio represented at a meeting at which more than 50% of the outstanding Fund or Portfolio shares are represented or (2) a majority of the outstanding shares of the Fund or Portfolio. These percentages are required by the Investment Company Act of 1940 ("1940 Act") and are referred to in this SAI as a "1940 Act majority vote." Whenever the Fund is called upon to vote on a change in a fundamental investment policy or limitation of the Portfolio, the Fund casts its votes in proportion to the votes of its shareholders at a meeting thereof called for that purpose.

Investment Policies And Limitations
-----------------------------------

         The Fund has the following fundamental investment policy, to enable it to invest in the Portfolio:

      Notwithstanding any other investment policy of the Fund, the Fund may invest all of its net investable assets in an open-end management investment company having substantially the same investment objective, policies, and limitations as the Fund.

         All other fundamental investment policies and limitations and the non-fundamental investment policies and limitations of the Fund are identical to those of the Portfolio. Therefore, although the following discusses the investment policies and limitations of the Portfolio, it applies equally to the Fund.

         Except for the limitation on borrowing, any investment policy or limitation that involves a maximum percentage of securities or assets will not be considered to be violated unless the percentage limitation is exceeded immediately after, and because of, a transaction by the Portfolio.

         The following investment policies and limitations are fundamental:

         1. BORROWING. The Portfolio may not borrow money, except that the Portfolio may (i) borrow money from banks for temporary or emergency purposes and for leveraging or investment and (ii) enter into reverse repurchase agreements for any purpose; provided that (i) and (ii) in combination do not exceed 33-1/3% of the value of its total assets (including the amount borrowed) less liabilities (other than borrowings). If at any time borrowings exceed 33-1/3% of the value of the Portfolio's total assets, the Portfolio will reduce its borrowings within three days (excluding Sundays and holidays) to the extent necessary to comply with the 33-1/3% limitation.

         2. COMMODITIES. The Portfolio may not purchase physical commodities or contracts thereon, unless acquired as a result of the ownership of securities or instruments, but this restriction shall not prohibit the Portfolio from purchasing futures contracts, options (including options on futures contracts, but excluding options or futures contracts on physical commodities), foreign currencies or forward contracts, or from investing in securities of any kind.

         3. DIVERSIFICATION. The Portfolio may not, with respect to 75% of the value of its total assets, purchase the securities of any issuer if, as a result, (i) more than 5% of the value of the Portfolio's total assets would be invested in the securities of that issuer or (ii) the Portfolio would hold more than 10% of the outstanding voting securities of that issuer. This limitation does not apply to securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities.

         4. INDUSTRY CONCENTRATION. The Portfolio may not purchase any security if, as a result, 25% or more of its total assets (taken at current value) would be invested in the securities of issuers having their principal business activities in the same industry. This limitation does not apply to securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities.

         5. LENDING. The Portfolio may not lend any security or make any other loan if, as a result, more than 33-1/3% of its total assets (taken at current value) would be lent to other parties, except, in accordance with its investment objective, policies, and limitations, (i) through the purchase of a portion of an issue of debt securities or (ii) by engaging in repurchase agreements.

         6. REAL ESTATE. The Portfolio may not invest any part of its total assets in real estate or interests in real estate unless acquired as a result of the ownership of securities or instruments, but this restriction shall not prohibit the Portfolio from purchasing readily marketable securities issued by entities or investment vehicles that own or deal in real estate or interests therein or instruments secured by real estate or interests therein.

         7. SENIOR SECURITIES. The Portfolio may not issue senior securities, except as permitted under the 1940 Act.

         8. UNDERWRITING. The Portfolio may not underwrite securities of other issuers, except to the extent that the Portfolio, in disposing of portfolio securities, may be deemed to be an underwriter within the meaning of the Securities Act of 1933 ("1933 Act").

         The following investment policies and limitations are non-fundamental:

         1. INVESTMENTS IN ANY ONE ISSUER. At the close of each quarter of the Portfolio's tax year, (i) no more than 25% of its total assets may be invested in the securities of a single issuer, and (ii) with regard to 50% of its total assets, no more than 5% of total assets may be invested in the securities of a single issuer. These limitations do not apply to U.S. Government securities, as defined for tax purposes.

         2. LENDING. Except for the purchase of debt securities and engaging in repurchase agreements, the Portfolio may not make any loans other than securities loans.

         3. MARGIN TRANSACTIONS. The Portfolio may not purchase securities on margin from brokers or other lenders, except that the Portfolio may obtain such short-term credits as are necessary for the clearance of securities transactions. Margin payments in connection with transactions in futures contracts and options on futures contracts shall not constitute the purchase of securities on margin and shall not be deemed to violate the foregoing limitation.

         4. ILLIQUID SECURITIES. The Portfolio may not purchase any security if, as a result, more than 15% of its net assets would be invested in illiquid securities. Illiquid securities include securities that cannot be sold within seven days in the ordinary course of business for approximately the amount at which the Portfolio has valued the securities, such as repurchase agreements maturing in more than seven days.

Investment Insight
------------------

         Equity portfolios consisting solely of domestic investments generally have not enjoyed the higher returns foreign opportunities can offer. Over the past thirty years, for example, the average growth rates of many foreign economies have outpaced that of the United States. While the United States accounted for almost 66% of the world's total securities market capitalization in 1970, it accounted for less than 30% of that total at the end of 1996 -- or less than a third of the dollar value of the world's available stocks and bonds.1

         Over time, a number of international equity markets have outperformed their U.S. counterpart. Although there are no guarantees, foreign markets could continue to provide attractive investment opportunities.

         In addition, according to Morgan Stanley Capital International, the leading companies in any given sector are not always U.S.-based. For example, all ten of the largest construction companies, nine of the ten largest banks and seven of the ten largest automobile companies are based outside of the United States.

         A principal advantage of investing overseas is diversification. A diversified portfolio gives investors the opportunity to pursue increased overall return while reducing risk. It is prudent to diversify by taking advantage of investment opportunities in more than one country's stock or bond market. By investing in several countries through a worldwide portfolio, investors can lower their exposure and vulnerability to weakness in any one market. Investors should be aware, however, that international investing is not a guarantee against market risk and may be affected by the economic and other factors described in the Prospectus. These include the prospects of individual companies and other risks such as currency fluctuations or controls, expropriation, nationalization and confiscatory taxation.

         Furthermore, buying foreign stocks and bonds can be difficult for the individual investor and involves many decisions. Accessing international markets is complicated; few individuals have the time or resources to evaluate thoroughly foreign companies and markets or the ability to incur the high transaction costs of direct investment in such markets. A mutual fund investing in foreign securities offers an investor broad diversification at a relatively low cost.

_________________________________

1    Source:  Morgan Stanley Capital International.

         The Portfolio invests primarily in equity securities of companies located in developed foreign economies, as well as in "emerging markets." In all cases, N&B Management's investment process includes a combination of "top-down country allocation" and "bottom-up security selection."

         The portfolio manager searches the world for investment opportunities wherever and whenever they arise -- in both developed and emerging markets. First, the portfolio manager selects countries with strong potential for growth. N&B Management believes that the majority of the total return in a global equity portfolio can be attributed to country allocation. The Portfolio's stock selection process leads to diversification across more than 20 countries that the manager believes offer the best value.

         Then, the portfolio manager focuses on individual companies. The portfolio manager looks at the fundamentals. Does the company lead its market niche? How strong is its management? If the company is small, has it shown sustained growth? In general, the Portfolio's selection process leads to investments in mid-sized companies in developed countries and larger, more established firms in emerging markets such as Hungary and Singapore.

            TOP-DOWN APPROACH TO REGIONAL AND COUNTRY DIVERSIFICATION

            N&B Management uses extensive economic research to identify countries that offer attractive investment opportunities, by analyzing factors such as growth rates of gross domestic product, interest rate trends, and currency exchange rates. Market valuations, combined with correlation and volatility comparisons, provide N&B Management with a target allocation across twenty or more countries.

            BOTTOM-UP APPROACH TO SECURITY SELECTION

            N&B Management's value-oriented approach seeks out attractively priced issues, by concentrating on criteria such as a low price-to-earnings ratio relative to earnings growth rate, balance sheet strength, low price to cash flow, and management quality. Typically, the Portfolio's investment portfolio is comprised of over 100 different securities issues, primarily of medium- to large-capitalization companies (determined in relation to the principal market in which a company's securities are traded).

            CURRENCY RISK MANAGEMENT

            Exchange rate movements and volatility are important factors in international investing. The portfolio manager believes in actively managing the Portfolio's currency exposure, in an effort to capitalize on foreign currency trends and to reduce overall portfolio volatility. Currency risk management is performed separately from equity analysis. The portfolio manager uses a combination of economic analysis to guide the Portfolio's longer-term posture and quantitative trend analysis to assist in timing decisions with respect to whether (or when) to invest in instruments denominated in a particular foreign currency, or whether (or when) to hedge particular foreign currencies in which liquid foreign exchange markets exist.

            For much of the past two decades, international stocks, on average, have outperformed U.S. stocks. If you had invested $10,000 in the international stocks that comprise the EAFE(R) Index and the U.S. stocks that make up the S&P "500" Index twenty years ago, here's what your investments would have been worth as of December 31, 1996 and August 31, 1997:


                                Value of investment        Avg. annual total
                                                               return2/

                                 12/31/96    8/31/97      12/31/96     8/31/97
                                 --------    -------      --------     -------
International stocks
(EAFE(REGISTERED))               $171,996    $163,875      15.29%      15.01%
Domestic stocks (S&P "500")      $150,282    $200,011      14.51%      16.16%

            Of course, these historical results may not continue in the future. Investors should keep in mind the greater risks inherent in foreign markets, such as currency exchange fluctuations, interest rates, and potentially adverse economic and political conditions.

AN INTERVIEW WITH THE PORTFOLIO MANAGER

            Q: Why should investors allocate a portion of their assets to international markets?

            A: First, an investor who does not invest internationally misses out on about two-thirds of the world's potential investment opportunities. The U.S. stock market today represents less than one-third of the world's stock market capitalization, and the U.S. portion continues to shrink as other countries

_____________________________

2/ Total return includes reinvestment of all dividends and other distributions. The EAFE(R) Index, also known as the Morgan Stanley Capital International Europe, Australasia, Far East Index, is an unmanaged index of over 1,000 foreign stock prices and is translated into U.S. dollars. The S&P "500" Index is an unmanaged index generally considered to be representative of U.S. stock market activity. Indices do not take into account brokerage commissions or other fees and expenses of investing in the individual securities that they track. Data about the performance of these indices are prepared or obtained by N&B Management.

around the world introduce or expand the size of their equity markets. Privatizations of government-owned corporations, initial public offerings, and the occasional creation of official stock exchanges in emerging economies continuously present new opportunities for capital in an expanding global market.

            Second, many foreign economies are in earlier stages of development than ours and are growing fast. Economic growth can often mean potential for investment growth.

            Finally, international investing helps an investor increase diversification, which can reduce risk. Domestic and foreign markets generally do not all move in the same direction, so gains in one market may offset losses in another.

            Q:    Does international investing involve special risks?

            A: Currency risk is one important risk presented by international investing. Fluctuations in exchange rates can either add to or reduce an investor's returns. Anyone who invests in foreign markets should keep that fact in mind.

            Other risks include, but are not limited to, greater market volatility, less government supervision and availability of public information, and the possibility of adverse economic or political developments. Additional special risks of foreign investing are discussed in the Prospectus.

            Q:    What  are  some  of  the   advantages   of   investing  in  an
international fund?

            A: An international mutual fund can be a convenient way to invest internationally and diversify assets among several markets to reduce risk. Additionally, the considerable burden of obtaining timely, accurate, and comprehensive information about foreign economies and securities is left to professional managers.

            Q:    What is your investment approach?

            A: We seek to capitalize on investments in countries where we believe that positive economic and political factors are likely to produce above-average returns. Studies have shown that the allocation of assets among countries is typically the most important factor contributing to portfolio performance. We believe that, in the long term, a nation's economic growth and the performance of its equity market are highly correlated. Therefore, we continuously evaluate the global economic outlook as well as individual country data to guide country allocation. Our process also leads to diversification across many countries, typically twenty or more, in an effort to limit total portfolio risk.

            We strive to invest in companies within the selected countries that are in the best position to capitalize on such positive developments or companies that are most attractively valued. We usually include in the Portfolio's investments the securities of large-capitalization companies, determined in relation to the appropriate national market, as well as securities of faster-growing, medium-sized companies that offer potentially higher returns but are often associated with higher risk.

            The criteria for security selection focus on companies with leadership in specific markets or with niches in specific industries, which appear to exhibit positive fundamentals and seem undervalued relative to their earnings potential or the worth of their assets. Typically, in emerging markets, we invest in relatively large, established companies that we believe possess the managerial, financial, and marketing strength to exploit successfully the growth of a dynamic economy. In more developed markets, such as Europe and Japan, the Portfolio may invest to a higher degree in medium-sized companies. Medium-sized companies can often provide above-average growth and are less followed by market analysts, which sometimes leads to inefficient valuation.

            Finally, we strive to limit total portfolio volatility and protect the value of portfolio securities by selectively hedging the Portfolio's foreign currency exposure in times when we expect the U.S. dollar to strengthen.

            Q:    How do you perceive the current outlook?

            A: There is still an abundance of exciting investment opportunities around the world. Many equity markets still have not reached the maturity stage of the U.S. market and have much more room to grow. There are new markets opening up to foreign investment and many changes are occurring in markets where equity investments have traditionally commanded less attention than fixed income securities.

            Q:    Compared to the stock market in the United  States,  are there more anomalies in security pricing abroad?

            A: Well, the rest of the world is not as well followed as the United States. So you'll find more anomalies. At the same time, though, the level of analysis of companies around the world is improving every day, and the gap in coverage is narrowing.

            What never changes is the psychology of the investor -- you regularly see either despair or euphoria in different sectors of every international market. That, in our opinion, creates opportunities to find undiscovered gems at extraordinarily cheap prices.

            These opportunities can come from, say, uncertainty over an election going one way or another. Investors may see the outcome as totally disastrous for a country -- or as totally euphoric. Then, reality sets in, and things are never as bleak or as wonderful as they had been painted.

            Q:    Do you integrate ideas from Neuberger & Berman's  research and the domestic portfolio managers?

            A: Oh, sure. As everyone knows, the world is becoming smaller, and certain industries are becoming global (or have become global). Whether one thinks about technology, pharmaceuticals, medical devices, or the automobile industry, it's really become one world market. So it's crucial to have good knowledge about BOTH the United States and the areas outside the United States where these companies dominate.

                                     * * * * *

            The Portfolio invests in a wide array of stocks, and no single stock makes up more than a small fraction of its total assets. Of course, the Portfolio's holdings are subject to change.

Additional Investment Information
---------------------------------

            The Portfolio may make the following investments, among others. It may not buy all of the types of securities or use all of the investment techniques that are described.

            REPURCHASE AGREEMENTS. In a repurchase agreement, the Portfolio purchases securities from a bank that is a member of the Federal Reserve System, from a foreign bank or a U.S. branch or agency of a foreign bank or from a securities dealer that agrees to repurchase the securities from the Portfolio at a higher price on a designated future date. Repurchase agreements generally are for a short period of time, usually less than a week. Repurchase agreements with a maturity of more than seven days are considered to be illiquid securities. The Portfolio may not enter into such a repurchase agreement with a maturity of more than seven days if, as a result, more than 15% of the value of its net assets would then be invested in such repurchase agreements and other illiquid securities. The Portfolio may enter into a repurchase agreement only if (1) the underlying securities are of a type that the Portfolio's investment policies and limitations would allow it to purchase directly, (2) the market value of the underlying securities, including accrued interest, at all times equals or exceeds the repurchase price, and (3) payment for the underlying securities is made only upon satisfactory evidence that the securities are being held for the Portfolio's account by its custodian or a bank acting as the Portfolio's agent. If the Portfolio enters into a repurchase agreement subject to foreign law and the counter-party defaults, the Portfolio may not enjoy protections comparable to those provided to certain repurchase agreements under U.S. bankruptcy law and may suffer delays and losses in disposing of the collateral as a result.

            SECURITIES LOANS. In order to realize income, the Portfolio may lend portfolio securities with a value not exceeding 33-1/3% of its total assets to banks, brokerage firms, or other institutional investors judged creditworthy by N&B Management. Borrowers are required continuously to secure their obligations to return securities on loan from the Portfolio by depositing collateral in a form determined to be satisfactory by the Portfolio Trustees. The collateral, which must be marked to market daily, must be equal to at least 100% of the market value of the loaned securities, which will also be marked to market daily. N&B Management believes the risk of loss on these transactions is slight because, if a borrower were to default for any reason, the collateral should satisfy the obligation. However, as with other extensions of secured credit, loans of portfolio securities involve some risk of loss of rights in the collateral should the borrower fail financially.

            RESTRICTED SECURITIES AND RULE 144A SECURITIES. The Portfolio may invest in restricted securities, which are securities that may not be sold to the public without an effective registration statement under the 1933 Act. Before they are registered, such securities may be sold only in a privately negotiated transaction or pursuant to an exemption from registration. In recognition of the increased size and liquidity of the institutional market for unregistered securities and the importance of institutional investors in the formation of capital, the SEC has adopted Rule 144A under the 1933 Act. Rule 144A is designed to facilitate efficient trading among institutional investors by permitting the sale of certain unregistered securities to qualified institutional buyers. To the extent privately placed securities held by the Portfolio qualify under Rule 144A and an institutional market develops for those securities, the Portfolio likely will be able to dispose of the securities without registering them under the 1933 Act. To the extent that institutional buyers become, for a time, uninterested in purchasing these securities, investing in Rule 144A securities could increase the level of the Portfolio's illiquidity. N&B Management, acting under guidelines established by the Portfolio Trustees, may determine that certain securities qualified for trading under Rule 144A are liquid. Foreign securities that are freely tradable in their principal market are not considered to be restricted. Regulation S under the

1933 Act permits the sale abroad of securities that are not registered for sale in the United States.

            Where registration is required, the Portfolio may be obligated to pay all or part of the registration expenses, and a considerable period may elapse between the decision to sell and the time the Portfolio may be permitted to sell a security under an effective registration statement. If, during such a period, adverse market conditions were to develop, the Portfolio might obtain a less favorable price than prevailed when it decided to sell. To the extent restricted securities, including Rule 144A securities, are illiquid, purchases thereof will be subject to the Portfolio's 15% limit on investments in illiquid securities. Restricted securities for which no market exists are priced by a method that the Portfolio Trustees believe accurately reflects fair value.

            REVERSE REPURCHASE AGREEMENTS. In a reverse repurchase agreement, the Portfolio sells portfolio securities subject to its agreement to repurchase the securities at a later date for a fixed price reflecting a market rate of interest; these agreements are considered borrowings for purposes of the Portfolio's investment policies and limitations concerning borrowings. While a reverse repurchase agreement is outstanding, the Portfolio will deposit in a segregated account with its custodian cash or appropriate liquid securities, marked to market daily, in an amount at least equal to the Portfolio's obligations under the agreement. There is a risk that the counter-party to a reverse repurchase agreement will be unable or unwilling to complete the transaction as scheduled, which may result in losses to the Portfolio.

            LEVERAGE. The Portfolio may make investments while borrowings are outstanding. Leverage creates an opportunity for increased net income but, at the same time, creates special risk considerations. For example, leverage may amplify changes in the Portfolio's and the Fund's net asset values ("NAVs"). Although the principal of such borrowings will be fixed, the Portfolio's assets may change in value during the time the borrowing is outstanding. Leverage creates interest expenses for the Portfolio. To the extent the income derived from securities purchased with borrowed funds exceeds the interest the Portfolio will have to pay, the Portfolio's net income will be greater than it would be if leverage were not used. Conversely, if the income from the assets obtained with borrowed funds is not sufficient to cover the cost of leveraging, the net income of the Portfolio will be less than it would be if leverage were not used, and therefore the amount available for distribution to the Fund's shareholders as dividends will be reduced. Reverse repurchase agreements create leverage and are considered borrowings for purposes of the Portfolio's investment limitations.

            Generally, the Portfolio does not intend to use leverage for investment purposes. It may, however, use leverage to purchase securities needed to close out short sales entered into for hedging purposes and to facilitate other hedging transactions.

            FOREIGN  SECURITIES.   Investments  in  foreign  securities  involve
sovereign and other risks, in addition to the credit and market risks normally associated with domestic securities. These additional risks include the possibility of adverse political and economic developments (including political instability, nationalization, expropriation, or confiscatory taxation) and the potentially adverse effects of unavailability of public information regarding issuers, less governmental supervision and regulation of financial markets, reduced liquidity of certain financial markets, and the lack of uniform accounting, auditing, and financial reporting standards or the application of standards that are different or less stringent than those applied in the United States.

            The Portfolio may invest in equity, debt, or other income-producing securities that are denominated in or indexed to foreign currencies, including
(1) common and preferred stocks, (2) certificates of deposit ("CDs"), commercial paper, fixed time deposits, and bankers' acceptances issued by foreign banks,
(3) obligations of other corporations, and (4) obligations of foreign governments and their subdivisions, agencies, and instrumentalities, international agencies, and supranational entities. Investing in foreign currency denominated securities involves the special risks associated with investing in non-U.S. issuers, as described in the preceding paragraph, and the additional risks of (1) adverse changes in foreign exchange rates, and (2) adverse changes in investment or exchange control regulations (which could prevent cash from being brought back to the United States). Additionally, dividends and interest payable on foreign securities may be subject to foreign taxes, including taxes withheld from those payments. Commissions on foreign securities exchanges are often at fixed rates and are generally higher than negotiated commissions on U.S. exchanges, although the Portfolio endeavors to achieve the most favorable net results on portfolio transactions.

            Foreign securities often trade with less frequency and in less volume than domestic securities and therefore may exhibit greater price volatility. Additional costs associated with an investment in foreign securities may include higher custodial fees than apply to domestic custody arrangements and transaction costs of foreign currency conversions.

            Foreign markets also have different clearance and settlement procedures. In certain markets, there have been times when settlements have been unable to keep pace with the volume of securities transactions, making it difficult to conduct such transactions. Delays in settlement could result in temporary periods when a portion of the assets of the Portfolio are uninvested and no return is earned thereon. The inability of the Portfolio to make intended security purchases due to settlement problems could cause the Portfolio to miss attractive investment opportunities. Inability to dispose of portfolio securities due to settlement problems could result in losses to the Portfolio due to subsequent declines in value of the securities or, if the Portfolio has entered into a contract to sell the securities, could result in possible liability to the purchaser.

            Interest rates prevailing in other countries may affect the prices of foreign securities and exchange rates for foreign currencies. Local factors, including the strength of the local economy, the demand for borrowing, the government's fiscal and monetary policies, and the international balance of payments, often affect interest rates in other countries. Individual foreign economies may differ favorably or unfavorably from the U.S. economy in such respects as growth of gross national product, rate of inflation, capital reinvestment, resource self-sufficiency, and balance of payments position.

            FORWARD COMMITMENTS AND WHEN-ISSUED SECURITIES. The Portfolio may purchase securities on a when-issued basis and may purchase or sell securities on a forward commitment basis. These transactions involve a commitment by the Portfolio to purchase or sell securities at a future date (ordinarily within two months, although the Portfolio may agree to a longer settlement period). The price of the underlying securities (usually expressed in terms of yield) and the date when the securities will be delivered and paid for (the settlement date) are fixed at the time the transaction is negotiated. When-issued purchases and forward commitment transactions are negotiated directly with the other party, and such commitments are not traded on exchanges.

            When-issued purchases and forward commitment transactions enable the Portfolio to "lock in" what N&B Management believes to be an attractive price or yield on a particular security for a period of time, regardless of future changes in interest rates. For instance, in periods of rising interest rates and falling prices, the Portfolio might sell securities it owns on a forward commitment basis to limit its exposure to falling prices. In periods of falling interest rates and rising prices, the Portfolio might purchase a security on a when-issued or forward commitment basis and sell a similar security to settle such purchase, thereby obtaining the benefit of currently higher yields.

            The value of securities purchased on a when-issued or forward commitment basis and any subsequent fluctuations in their value are reflected in the computation of the Portfolio's NAV starting on the date of the agreement to purchase the securities. Because the Portfolio has not yet paid for the securities, this produces an effect similar to leverage. The Portfolio does not earn interest on securities it has committed to purchase until the securities are paid for and delivered on the settlement date. When the Portfolio makes a forward commitment to sell securities it owns, the proceeds to be received upon settlement are included in the Portfolio's assets. Fluctuations in the market value of the underlying securities are not reflected in the Portfolio's NAV as long as the commitment to sell remains in effect.

            The Portfolio will purchase securities on a when-issued basis or purchase or sell securities on a forward commitment basis only with the intention of completing the transaction and actually purchasing or selling the securities. If deemed advisable as a matter of investment strategy, however, the Portfolio may dispose of or renegotiate a commitment after it has been entered into. The Portfolio also may sell securities it has committed to purchase before those securities are delivered to the Portfolio on the settlement date. The Portfolio may realize capital gains or losses in connection with these transactions.

            When the Portfolio purchases securities on a when-issued or forward commitment basis, the Portfolio will deposit in a segregated account with its custodian, until payment is made, appropriate liquid securities having a value (determined daily) at least equal to the amount of the Portfolio's purchase commitments. In the case of a forward commitment to sell portfolio securities, the custodian will hold the portfolio securities themselves in a segregated account while the commitment is outstanding. These procedures are designed to ensure that the Portfolio maintains sufficient assets at all times to cover its obligations under when-issued purchases and forward commitment transactions.

      FUTURES CONTRACTS AND OPTIONS THEREON. The Portfolio may enter into futures contracts on currencies, debt securities, interest rates, and securities indices that are traded on exchanges regulated by the Commodity Futures Trading Commission ("CFTC") or on foreign exchanges. Trading on foreign exchanges is subject to the legal requirements of the jurisdiction in which the exchange is located and to the rules of such foreign exchange. The Portfolio may purchase and sell futures for BONA FIDE hedging and non-hedging purposes (I.E., in an effort to enhance income) as defined in regulations of the CFTC. The Portfolio may also purchase and write put and call options on such futures contracts for BONA FIDE hedging and non-hedging purposes.

      The Portfolio may sell futures contracts in order to offset a possible decline in the value of its portfolio securities. When a futures contract is sold by the Portfolio, the value of the contract will tend to rise when the value of the portfolio securities declines and will tend to fall when the value of such securities increases. The Portfolio may purchase futures contracts in order to fix what N&B Management believes to be a favorable price for securities the Portfolio intends to purchase. If a futures contract is purchased by the Portfolio, the value of the contract will tend to change together with changes in the value of such securities. To compensate for differences in historical volatility between positions the Portfolio wishes to hedge and the standardized futures contracts available to it, the Portfolio may purchase or sell futures contracts with a greater or lesser value than the securities it wishes to hedge.

      With  respect  to  currency  futures,  the  Portfolio  may sell a  futures contract or a call option, or it may purchase a put option on such futures contract, if N&B Management anticipates that exchange rates for a particular currency will fall. Such a transaction will be used as a hedge (or, in the case of a sale of a call option, a partial hedge) against a decrease in the value of portfolio securities denominated in that currency. If N&B Management anticipates that a particular currency will rise, the Portfolio may purchase a currency futures contract or a call option to protect against an increase in the price of securities which are denominated in that currency and which the Portfolio intends to purchase. The Portfolio may also purchase a currency futures contract or a call option thereon for non-hedging purposes when N&B Management anticipates that a particular currency will appreciate in value, but securities denominated in that currency do not present an attractive investment and are not included in the Portfolio.

            A "sale" of a futures contract (or a "short" futures position) entails the assumption of a contractual obligation to deliver the securities or currency underlying the contract at a specified price at a specified future time. A "purchase" of a futures contract (or a "long" futures position) entails the assumption of a contractual obligation to acquire the securities or currency underlying the contract at a specified price at a specified future time. Certain futures, including stock and bond index futures, are settled on a net cash payment basis rather than by the sale and delivery of the securities underlying the futures.

            U.S. futures contracts (except certain currency futures) are traded on exchanges that have been designated as "contract markets" by the CFTC; futures transactions must be executed through a futures commission merchant that is a member of the relevant contract market. In both U.S. and foreign markets, an exchange's affiliated clearing organization guarantees performance of the contracts between the clearing members of the exchange.

            Although futures contracts by their terms may require the actual delivery or acquisition of the underlying securities or currency, in most cases the contractual obligation is extinguished by being offset before the expiration of the contract. A futures position is offset by buying (to offset an earlier sale) or selling (to offset an earlier purchase) an identical futures contract calling for delivery in the same month. This may result in a profit or loss. While futures contracts entered into by the Portfolio will usually be liquidated in this manner, the Portfolio may instead make or take delivery of underlying securities whenever it appears economically advantageous for it to do so.

            "Margin" with respect to a futures contract is the amount of assets that must be deposited by the Portfolio with, or for the benefit of, a futures commission merchant in order to initiate and maintain the Portfolio's futures positions. The margin deposit made by the Portfolio when it enters into a futures contract ("initial margin") is intended to assure its performance of the contract. If the price of the futures contract changes -- increases in the case of a short (sale) position or decreases in the case of a long (purchase) position -- so that the unrealized loss on the contract causes the margin deposit not to satisfy margin requirements, the Portfolio will be required to make an additional margin deposit ("variation margin"). However, if favorable price changes in the futures contract cause the margin deposit to exceed the required margin, the excess will be paid to the Portfolio. In computing its NAV, the Portfolio marks to market the value of its open futures positions. The Portfolio also must make margin deposits with respect to options on futures that it has written (but not with respect to options on futures that it has purchased). If the futures commission merchant holding the margin deposit goes bankrupt, the Portfolio could suffer a delay in recovering its funds and could ultimately suffer a loss.

            An option on a futures contract gives the purchaser the right, in return for the premium paid, to assume a position in the contract (a long position if the option is a call and a short position if the option is a put) at a specified exercise price at any time during the option exercise period. The writer of the option is required upon exercise to assume a short futures position (if the option is a call) or a long futures position (if the option is a put). Upon exercise of the option, the accumulated cash balance in the writer's futures margin account is delivered to the holder of the option. That balance represents the amount by which the market price of the futures contract at exercise exceeds, in the case of a call, or is less than, in the case of a put, the exercise price of the option. Options on futures have characteristics and risks similar to those of securities options, as discussed herein.

            Although the Portfolio believes that the use of futures contracts will benefit it, if N&B Management's judgment about the general direction of the markets or about interest rate or currency exchange rate trends is incorrect, the Portfolio's overall return would be lower than if it had not entered into any such contracts. The prices of futures contracts are volatile and are influenced by, among other things, actual and anticipated changes in interest or currency exchange rates, which in turn are affected by fiscal and monetary policies and by national and international political and economic events. At best, the correlation between changes in prices of futures contracts and of securities being hedged can be only approximate due to differences between the futures and securities markets or differences between the securities or currencies underlying the Portfolio's futures position and the securities held by or to be purchased for the Portfolio. The currency futures market may be dominated by short-term traders seeking to profit from changes in exchange rates. This would reduce the value of such contracts used for hedging purposes over a short-term period. Such distortions are generally minor and would diminish as the contract approaches maturity.

            Because of the low margin deposits required, futures trading involves an extremely high degree of leverage; as a result, a relatively small price movement in a futures contract may result in immediate and substantial loss, or gain, to the investor. Losses that may arise from certain futures transactions are potentially unlimited.

            Most U.S. futures exchanges limit the amount of fluctuation in the price of a futures contract or option thereon during a single trading day; once the daily limit has been reached, no trades may be made on that day at a price beyond that limit. The daily limit governs only price movements during a particular trading day, however; it thus does not limit potential losses. In fact, it may increase the risk of loss, because prices can move to the daily limit for several consecutive trading days with little or no trading, thereby preventing liquidation of unfavorable futures and options positions and subjecting traders to substantial losses. If this were to happen with respect to a position held by the Portfolio, it could (depending on the size of the position) have an adverse impact on the NAV of the Portfolio.

            CALL OPTIONS ON SECURITIES. The Portfolio may write covered call options and may purchase call options on securities. The purpose of writing call options is to hedge (I.E., to reduce, at least in part, the effect of price fluctuations of securities held by the Portfolio on the Portfolio's and its corresponding Fund's NAVs) or to earn premium income. Portfolio securities on which call options may be written and purchased by the Portfolio are purchased solely on the basis of investment considerations consistent with the Portfolio's investment objective.

            When the Portfolio writes a call option, it is obligated to sell a security to a purchaser at a specified price at any time until a certain date if the purchaser decides to exercise the option. The Portfolio receives a premium for writing the call option. So long as the obligation of the call option continues, the Portfolio may be assigned an exercise notice, requiring it to deliver the underlying security against payment of the exercise price. The Portfolio may be obligated to deliver securities underlying an option at less than the market price.

            The Portfolio writes only "covered" call options on securities it owns. The writing of covered call options is a conservative investment technique that is believed to involve relatively little risk (in contrast to the writing of "naked" or uncovered call options, which the Portfolio will not do) but is capable of enhancing the Portfolio's total return. When writing a covered call option, the Portfolio, in return for the premium, gives up the opportunity for profit from a price increase in the underlying security above the exercise price, but conversely retains the risk of loss should the price of the security decline.

            If a call option that the Portfolio has written expires unexercised, the Portfolio will realize a gain in the amount of the premium; however, that gain may be offset by a decline in the market value of the underlying security during the option period. If the call option is exercised, the Portfolio will realize a gain or loss from the sale of the underlying security.

            When the Portfolio purchases a call option, it pays a premium for the right to purchase a security from the writer at a specified price until a specified date. The Portfolio would purchase a call option to offset a previously written call option. The Portfolio may purchase call options for hedging or non-hedging purposes.

            PUT OPTIONS ON SECURITIES. The Portfolio may write and purchase put options on securities. Generally, the purpose of writing and purchasing these options is to hedge (I.E., to reduce, at least in part, the effect of price fluctuations of securities held by the Portfolio on the Portfolio's and its corresponding Fund's NAVs). However, the Portfolio also may use put options for non-hedging purposes.

            The Portfolio will receive a premium for writing a put option, which obligates the Portfolio to acquire a security at a certain price at any time until a certain date if the purchaser decides to exercise the option. The Portfolio may be obligated to purchase the underlying security at more than its current value.

            When the Portfolio purchases a put option, it pays a premium to the writer for the right to sell a security to the writer for a specified amount at any time until a certain date. The Portfolio might purchase a put option in order to protect itself against a decline in the market value of a security it owns.

            Portfolio securities on which put options may be written and purchased by the Portfolio are purchased solely on the basis of investment considerations consistent with the Portfolio's investment objective. When writing a put option, the Portfolio, in return for the premium, takes the risk that it must purchase the underlying security at a price that may be higher than the current market price of the security. If a put option that the Portfolio has written expires unexercised, the Portfolio will realize a gain in the amount of the premium.

            GENERAL INFORMATION ABOUT SECURITIES OPTIONS. The exercise price of an option may be below, equal to, or above the market value of the underlying security at the time the option is written. Options normally have expiration dates between three and nine months from the date written. American-style options are exercisable at any time prior to their expiration date. The Portfolio also may purchase European-style options, which are exercisable only immediately prior to their expiration date. The obligation under any option written by the Portfolio terminates upon expiration of the option or, at an earlier time, when the Portfolio offsets the option by entering into a "closing purchase transaction" to purchase an option of the same series. If an option is purchased by the Portfolio and is never exercised or closed out, the Portfolio will lose the entire amount of the premium paid.

            Options are traded both on U.S. national securities exchanges and in the over-the-counter ("OTC") market. The Portfolio also may purchase and sell options that are traded on foreign exchanges. Exchange-traded options are issued by a clearing organization affiliated with the exchange on which the option is listed; the clearing organization in effect guarantees completion of every exchange-traded option. In contrast, OTC options are contracts between the Portfolio and a counter-party, with no clearing organization guarantee. Thus, when the Portfolio sells (or purchases) an OTC option, it generally will be able to "close out" the option prior to its expiration only by entering into a closing transaction with the dealer to whom (or from whom) the Portfolio originally sold (or purchased) the option. There can be no assurance that the Portfolio would be able to liquidate an OTC option at any time prior to expiration. Unless the Portfolio is able to effect a closing purchase transaction in a covered OTC call option it has written, it will not be able to liquidate securities used as cover until the option expires or is exercised or until different cover is substituted. In the event of the counter-party's insolvency, the Portfolio may be unable to liquidate its options position and the associated cover. N&B Management monitors the creditworthiness of dealers with which the Portfolio may engage in OTC options transactions.

            The assets used as cover (or held in a segregated account) for OTC options written by the Portfolio will be considered illiquid unless the OTC options are sold to qualified dealers who agree that the Portfolio may repurchase any OTC option it writes at a maximum price to be calculated by a formula set forth in the option agreement. The cover for an OTC call option written subject to this procedure will be considered illiquid only to the extent that the maximum repurchase price under the formula exceeds the intrinsic value of the option.

            The premium received (or paid) by the Portfolio when it writes (or purchases) an option is the amount at which the option is currently traded on the applicable market. The premium may reflect, among other things, the current market price of the underlying security, the relationship of the exercise price to the market price, the historical price volatility of the underlying security, the length of the option period, the general supply of and demand for credit, and the interest rate environment. The premium received by the Portfolio for writing an option is recorded as a liability on the Portfolio's statement of assets and liabilities. This liability is adjusted daily to the option's current market value.

            Closing transactions are effected in order to realize a profit (or minimize a loss) on an outstanding option, to prevent an underlying security from being called, or to permit the sale or the put of the underlying security. Furthermore, effecting a closing transaction permits the Portfolio to write another call option on the underlying security with a different exercise price or expiration date or both. There is, of course, no assurance that the Portfolio will be able to effect closing transactions at favorable prices. If the Portfolio cannot enter into such a transaction, it may be required to hold a security that it might otherwise have sold (or purchase a security that it would not have otherwise bought), in which case it would continue to be at market risk on the security.

            The Portfolio will realize a profit or loss from a closing purchase transaction if the cost of the transaction is less or more than the premium received from writing the call or put option. Because increases in the market price of a call option generally reflect increases in the market price of the underlying security, any loss resulting from the repurchase of a call option is likely to be offset, in whole or in part, by appreciation of the underlying security owned by the Portfolio; however, the Portfolio could be in a less advantageous position than if it had not written the call option.

            The Portfolio pays brokerage commissions or spreads in connection with purchasing or writing options, including those used to close out existing positions. From time to time, the Portfolio may purchase an underlying security for delivery in accordance with an exercise notice of a call option assigned to it, rather than delivering the security from its portfolio. In those cases, additional brokerage commissions are incurred.

            The hours of trading for options may not conform to the hours during which the underlying securities are traded. To the extent that the options markets close before the markets for the underlying securities, significant price and rate movements can take place in the underlying markets that cannot be reflected in the options markets.

            PUT AND CALL OPTIONS ON SECURITIES INDICES. The Portfolio may purchase put and call options on securities indices for the purpose of hedging against the risk of price movements that would adversely affect the value of the Portfolio's securities or securities the Portfolio intends to buy. The Portfolio may write securities index options to close out positions in such options that it has purchased. The Portfolio currently does not expect to invest a substantial portion of its assets in securities index options.

            Unlike a securities option, which gives the holder the right to purchase or sell a specified security at a specified price, an option on a securities index gives the holder the right to receive a cash "exercise settlement amount" equal to (1) the difference between the exercise price of the option and the value of the underlying securities index on the exercise date (2) multiplied by a fixed "index multiplier." A securities index fluctuates with changes in the market values of the securities included in the index. Options on stock indices are currently traded on the Chicago Board Options Exchange, the New York Stock Exchange ("NYSE"), the American Stock Exchange, and other U.S. and foreign exchanges. All securities index options purchased by the Portfolio will be listed and traded on an exchange.

            The effectiveness of hedging through the purchase of securities index options will depend upon the extent to which price movements in the securities being hedged correlate with price movements in the selected securities index. Perfect correlation is not possible because the securities held or to be acquired by the Portfolio will not exactly match the composition of the securities indices on which options are available.

            Securities index options have characteristics and risks similar to those of securities options, as discussed herein.

            FOREIGN  CURRENCY   TRANSACTIONS.   The  Portfolio  may  enter  into
contracts  for the  purchase  or sale of a specific  currency  at a future  date
(usually  less than one year  from the date of the  contract)  at a fixed  price
("forward contracts"). The Portfolio also may engage in foreign currency exchange transactions on a spot (I.E., cash) basis at the spot rate prevailing in the foreign currency exchange market.

            The Portfolio may enter into forward contracts for hedging or non-hedging purposes. When the Portfolio engages in foreign currency transactions for hedging purposes, it will not enter into forward contracts to sell currency or maintain a net exposure to such contracts if their consummation would obligate the Portfolio to deliver an amount of foreign currency materially in excess of the value of its portfolio securities or other assets denominated in that currency. The Portfolio may also purchase and sell forward contracts for non-hedging purposes when N&B Management anticipates that a foreign currency will appreciate or depreciate in value, but securities in that currency do not present attractive investment opportunities and are not held in the Portfolio's investment portfolio.

            Forward contracts are traded in the interbank market directly between dealers (usually large commercial banks) and their customers. A forward contract generally has no deposit requirement, and no commissions are charged at any stage for trades; foreign exchange dealers realize a profit based on the difference (the spread) between the prices at which they are buying and selling various currencies.

            At the consummation of a forward contract to sell currency, the Portfolio may either make delivery of the foreign currency or terminate its contractual obligation to deliver by purchasing an offsetting contract. If the Portfolio chooses to make delivery of the foreign currency, it may be required to obtain such currency through the sale of portfolio securities denominated in such currency or through conversion of other assets of the Portfolio into such currency. If the Portfolio engages in an offsetting transaction, it will incur a gain or a loss to the extent that there has been a change in forward contract prices. Closing purchase transactions with respect to forward contracts are usually made with the currency dealer who is a party to the original forward contract.

            N&B Management believes that the use of foreign currency hedging techniques, including "proxy-hedges," can provide significant protection of NAV in the event of a general rise in the U.S. dollar against foreign currencies. For example, the return available from securities denominated in a particular foreign currency would diminish if the value of the U.S. dollar increased against that currency. Such a decline could be partially or completely offset by an increase in value of a hedge involving a forward contract to sell that foreign currency or a proxy-hedge involving a forward contract to sell a different foreign currency whose behavior is expected to resemble the currency in which the securities being hedged are denominated but which is available on more advantageous terms.

      However, a hedge or proxy-hedge cannot protect against exchange rate risks perfectly, and, if N&B Management is incorrect in its judgment of future exchange rate relationships, the Portfolio could be in a less advantageous position than if such a hedge had not been established. If the Portfolio uses proxy-hedging, it may experience losses on both the currency in which it has invested and the currency used for hedging if the two currencies do not vary with the expected degree of correlation. Using forward contracts to protect the value of the Portfolio's securities against a decline in the value of a currency does not eliminate fluctuations in the prices of the underlying securities. Because forward contracts are not traded on an exchange, the assets used to cover such contracts may be illiquid. The Portfolio may experience delays in the settlement of its foreign currency transactions.

            The Portfolio may purchase securities of an issuer domiciled in a country other than the country in whose currency the instrument is denominated. The Portfolio may invest in securities denominated in the European Currency Unit ("ECU"), which is a "basket" consisting of a specified amount of the currencies of certain of the member states of the European Union. The specific amounts of currencies comprising the ECU may be adjusted by the Council of Ministers of the European Union from time to time to reflect changes in relative values of the underlying currencies. The market for ECUs may become illiquid at times of uncertainty or rapid change in the European currency markets, limiting the Portfolio's ability to prevent potential losses. In addition, the Portfolio may invest in securities denominated in other currency baskets.

            OPTIONS ON FOREIGN CURRENCIES. The Portfolio may write and purchase covered call and put options on foreign currencies. The Portfolio would engage in such transactions to protect against declines in the U.S. dollar value of portfolio securities or increases in the U.S. dollar cost of securities to be acquired or to protect the U.S. dollar equivalent of dividends, interest, or other payments on those securities. In addition, the Portfolio may purchase put and call options on foreign currencies for non-hedging purposes when N&B Management anticipates that a currency will appreciate or depreciate in value, but securities denominated in that currency do not present attractive investment opportunities and are not included in the Portfolio. The Portfolio may write
(sell) put and covered call options on any currency in order to realize greater income than would be realized on portfolio securities alone.

            Currency options have characteristics and risks similar to those of securities options, as discussed herein. Certain options on foreign currencies are traded on the OTC market and involve liquidity and credit risks that may not be present in the case of exchange-traded currency options.

            REGULATORY LIMITATIONS ON USING FINANCIAL INSTRUMENTS. To the extent the Portfolio sells or purchases futures contracts or writes options thereon or options on foreign currencies that are traded on an exchange regulated by the CFTC other than for BONA FIDE hedging purposes (as defined by the CFTC), the aggregate initial margin and premiums on those positions (excluding the amount by which options are "in-the-money") may not exceed 5% of the Portfolio's net assets.

            COVER FOR FINANCIAL INSTRUMENTS. The Portfolio will comply with SEC guidelines regarding "cover" for Financial Instruments and, if the guidelines so require, set aside in a segregated account with its custodian the prescribed amount of cash or appropriate liquid securities. Securities held in a segregated account cannot be sold while the futures, options, or forward strategy covered by those securities is outstanding, unless they are replaced with other suitable assets. As a result, segregation of a large percentage of the Portfolio's assets could impede portfolio management or the Portfolio's ability to meet current obligations. The Portfolio may be unable promptly to dispose of assets which cover, or are segregated with respect to, an illiquid futures, options, or forward position; this inability may result in a loss to the Portfolio.

            GENERAL RISKS OF FINANCIAL INSTRUMENTS. The primary risks in using Financial Instruments are (1) imperfect correlation or no correlation between changes in market value of the securities or currencies held or to be acquired by the Portfolio and the prices of Financial Instruments; (2) possible lack of a liquid secondary market for Financial Instruments and the resulting inability to close out Financial Instruments when desired; (3) the fact that the skills needed to use Financial Instruments are different from those needed to select the Portfolio's securities; (4) the fact that, although use of Financial Instruments for hedging purposes can reduce the risk of loss, they also can reduce the opportunity for gain, or even result in losses, by offsetting favorable price movements in hedged investments; and (5) the possible inability of the Portfolio to purchase or sell a portfolio security at a time that would otherwise be favorable for it to do so, or the possible need for the Portfolio to sell a portfolio security at a disadvantageous time, due to its need to maintain cover or to segregate securities in connection with its use of Financial Instruments. N&B Management intends to reduce the risk of imperfect correlation by investing only in Financial Instruments whose behavior is expected to resemble or offset that of the Portfolio's underlying securities or currency. N&B Management intends to reduce the risk that the Portfolio will be unable to close out Financial Instruments by entering into such transactions only if N&B Management believes there will be an active and liquid secondary market. There can be no assurance that the Portfolio's use of Financial Instruments will be successful.

            The Portfolio's use of Financial Instruments may be limited by the provisions of the Internal Revenue Code of 1986, as amended ("Code"), with which it must comply if its corresponding Fund is to continue to qualify as a RIC. See "Additional Tax Information." Hedging instruments may not be available with respect to some currencies, especially those of so-called emerging market countries.

            SHORT SALES. The Portfolio may enter into short sales of securities. Under applicable guidelines of the SEC staff, if the Portfolio engages in a short sale (other than a short sale against-the-box), it must put in a segregated account (not with the broker) an amount of cash or appropriate liquid securities equal to the difference between (1) the market value of the securities sold short at the time they were sold short and (2) any cash or securities required to be deposited as collateral with the broker in connection with the short sale (not including the proceeds from the short sale). In addition, until the Portfolio replaces the borrowed security, it must daily maintain the segregated account at such a level that (1) the amount deposited in it plus the amount deposited with the broker as collateral equals the current market value of the securities sold short, and (2) the amount deposited in it plus the amount deposited with the broker as collateral is not less than the market value of the securities at the time they were sold short.

            The effect of short selling on the Portfolio is similar to the effect of leverage. Short selling may amplify changes in the Portfolio's and the Fund's NAVs. Short selling may also produce higher than normal portfolio turnover, which may result in increased transaction costs to the Portfolio.

            FIXED INCOME SECURITIES. While the emphasis of the Portfolio's investment program is on common stocks and other equity securities, it may also invest in money market instruments, U.S. Government and Agency Securities, and other fixed income securities. The Portfolio may invest in corporate bonds and debentures receiving one of the four highest ratings from Standard & Poor's ("S&P"), Moody's Investors Service, Inc. ("Moody's"), or any other nationally recognized statistical rating organization ("NRSRO") or, if not rated by any NRSRO, deemed comparable by N&B Management to such rated securities ("Comparable Unrated Securities").

            The Portfolio may invest in domestic and foreign debt securities of any rating, including those rated below investment grade and Comparable Unrated Securities. Foreign debt securities are subject to risks similar to those of other foreign securities.

            The ratings of an NRSRO represent its opinion as to the quality of securities it undertakes to rate. Ratings are not absolute standards of quality; consequently, securities with the same maturity, coupon, and rating may have different yields. Although the Portfolio may rely on the ratings of any NRSRO, the Portfolio primarily refers to ratings assigned by S&P and Moody's, which are described in Appendix A to this SAI.

            Fixed income securities are subject to the risk of an issuer's inability to meet principal and interest payments on its obligations ("credit risk") and are subject to price volatility due to such factors as interest rate sensitivity, market perception of the creditworthiness of the issuer, and market liquidity ("market risk"). Lower-rated securities are more likely to react to developments affecting market and credit risk than are more highly rated securities, which react primarily to movements in the general level of interest rates. Debt securities in the lowest rating categories may involve a substantial risk of default or may be in default. Changes in economic conditions or developments regarding the individual issuer are more likely to cause price volatility and weaken the capacity of the issuer of such securities to make principal and interest payments than is the case for higher-grade debt securities. An economic downturn affecting the issuer may result in an increased incidence of default. The market for lower-rated securities may be thinner and less active than for higher-rated securities. Pricing of thinly traded securities requires greater judgment than pricing of securities for which market transactions are regularly reported. N&B Management will invest in lower-rated securities only when it concludes that the anticipated return on such an investment to the Portfolio warrants exposure to the additional level of risk.

            Subsequent to its purchase by the Portfolio, an issue of debt securities may cease to be rated or its rating may be reduced, so that the securities would no longer be eligible for purchase by the Portfolio. N&B Management will make a determination as to whether the Portfolio should dispose of the downgraded securities.

            COMMERCIAL PAPER. Commercial paper is a short-term debt security issued by a corporation or bank, usually for purposes such as financing current operations. The Portfolio may invest only in commercial paper receiving the highest rating from S&P (A-1) or Moody's (P-1), or deemed by N&B Management to be of comparable quality. The Portfolio may invest in such commercial paper as a defensive measure, to increase liquidity, or as needed for segregated accounts.

            The Portfolio may invest in commercial paper that cannot be resold to the public without an effective registration statement under the 1933 Act. While restricted commercial paper normally is deemed illiquid, N&B Management may in certain cases determine that such paper is liquid, pursuant to guidelines established by the Portfolio Trustees.

            CONVERTIBLE SECURITIES. The Portfolio may invest in convertible securities. A convertible security entitles the holder to receive the interest paid or accrued on debt or the dividend paid on preferred stock until the convertible security matures or is redeemed, converted or exchanged. Before conversion, such securities ordinarily provide a stream of income with generally higher yields than common stocks of the same or similar issuers, but lower than the yields on non-convertible debt. Convertible securities are usually subordinated to comparable-tier non-convertible securities but rank senior to common stock in a corporation's capital structure. The value of a convertible security is a function of (1) its yield in comparison to the yields of other securities of comparable maturity and quality that do not have a conversion privilege and (2) its worth if converted into the underlying common stock. Convertible debt securities are subject to the Portfolio's investment policies and limitations concerning fixed income securities.

              The price of a convertible security often reflects variations in the price of the underlying common stock in a way that non-convertible debt may not. Convertible securities are typically issued by smaller capitalization companies whose stock prices may be volatile. A convertible security may be subject to redemption at the option of the issuer at a price established in the security's governing instrument. If a convertible security held by the Portfolio is called for redemption, the Portfolio will be required to convert it into the underlying common stock, sell it to a third party or permit the issuer to redeem the security. Any of these actions could have an adverse effect on the Portfolio's and the Fund's ability to achieve their investment objectives.

            PREFERRED STOCK. The Portfolio may invest in preferred stock. Unlike interest payments on debt securities, dividends on preferred stock are generally payable at the discretion of the issuer's board of directors. Preferred shareholders may have certain rights if dividends are not paid but generally have no legal recourse against the issuer. Shareholders may suffer a loss of value if dividends are not paid. The market prices of preferred stocks are generally more sensitive to changes in the issuer's creditworthiness than are the prices of debt securities.

            SWAP AGREEMENTS. The Portfolio may enter into swap agreements to manage or gain exposure to particular types of investments (including equity securities or indices of equity securities in which the Portfolio otherwise could not invest efficiently). In a swap agreement, one party agrees to make regular payments equal to a floating rate on a specified amount in exchange for payments equal to a fixed rate, or a different floating rate, on the same amount for a specified period.

            Swap  agreements  may involve  leverage and may be highly  volatile;
depending on how they are used, they may have a considerable impact on the Portfolio's performance. The risks of swap agreements depend upon the other party's creditworthiness and ability to perform, as well as the Portfolio's ability to terminate its swap agreements or reduce its exposure through offsetting transactions. In accordance with SEC staff requirements, the
Portfolio will segregate cash or appropriate liquid securities in an amount equal to its obligations under swap agreements; when an agreement provides for netting of the payments by the two parties, the Portfolio will segregate only the amount of its net obligation, if any. Swap agreements may be illiquid. The swap market is relatively new and is largely unregulated.



                            PERFORMANCE INFORMATION

            The Fund's performance figures are based on historical results and are not intended to indicate future performance. The share price and total return of the Fund will vary, and an investment in the Fund, when redeemed, may be worth more or less than an investor's original cost.

Total Return Computations
-------------------------

            The Fund may advertise certain total return information. An average annual compounded rate of return ("T") may be computed by using the redeemable value at the end of a specified period ("ERV") of a hypothetical initial investment of $1,000 ("P") over a period of time ("n") according to the formula:

                           P(1+T)[SUPERSCRIPT]n = ERV

            Average annual total return smoothes out year-to-year variations in performance and, in that respect, differs from actual year-to-year results.

            As of the date of this SAI, the Fund has no past performance. However, the Fund's investment objective, policies, and limitations are the same as those of Neuberger & Berman INTERNATIONAL Fund, a mutual fund that is a series of Neuberger & Berman Equity Funds and that invests in the Portfolio ("Sister Fund"). The following total return data is for the Sister Fund. The total returns shown below would have been lower had they reflected the higher fees of the Fund, as compared to those of the Sister Fund.

            The average annual total returns for the Sister Fund for the one-year period ended August 31, 1997, and for the period from June 15, 1994

(commencement of operations) through August 31, 1997, were +24.71% and +13.33%, respectively.

            N&B Management may from time to time waive a portion of its fees due from the Fund or Portfolio or reimburse the Fund or Portfolio for a portion of its expenses. Such action has the effect of increasing total return. Actual reimbursements and waivers are described in the Prospectus and in "Investment Management and Administration Services" below.

COMPARATIVE INFORMATION

            From time to time the Fund's performance may be compared with:

                  (1) data (that may be expressed as rankings or ratings) published by independent services or publications (including newspapers, newsletters, and financial periodicals) that monitor the performance of mutual funds, such as Lipper Analytical Services, Inc., C.D.A. Investment Technologies, Inc., Wiesenberger Investment Companies Service, Investment Company Data Inc., Morningstar, Inc., Micropal Incorporated, and quarterly mutual fund rankings by Money, Fortune, Forbes, Business Week, Personal Investor, and U.S. News & World Report magazines, The Wall Street Journal, The New York Times, Kiplinger's Personal Finance, and Barron's Newspaper, or

                  (2) recognized stock and other indices, such as the S&P "500" Composite Stock Price Index ("S&P 500 Index"), S&P Small Cap 600 Index ("S&P 600 Index"), S&P Mid Cap 400 Index ("S&P 400 Index"), Russell 2000 Stock Index, Russell Midcap Growth Index, Dow Jones Industrial Average ("DJIA"), Wilshire 1750 Index, Nasdaq Composite Index, Value Line Index, Montgomery Securities Growth Stock Index, U.S. Department of Labor Consumer Price Index ("Consumer Price Index"), College Board Annual Survey of Colleges, Kanon Bloch's Family Performance Index, the Barra Growth Index, the Barra Value Index, the EAFE(R) Index, the Financial Times World XUS Index, and various other domestic, international, and global indices. The S&P 500 Index is a broad index of common stock prices, while the DJIA represents a narrower segment of industrial companies. The S&P 600 Index includes stocks that range in market value from $39 million to $2.7 billion, with an average of $616 million. The S&P 400 Index measures mid-sized companies that have an average market capitalization of $2.2 billion. The EAFE(R) Index is an unmanaged index of common stock prices of more than 1,000 companies from Europe, Australia, and the Far East translated into U.S. dollars. The Financial Times World XUS Index is an index of 24 international markets, excluding the U.S. market. Each assumes reinvestment of distributions and is calculated without regard to tax consequences or the costs of investing. The Portfolio may invest in different types of securities from those included in some of the above indices.

            Evaluations of the Fund's performance, its total returns, and comparisons may be used in advertisements and in information furnished to current and prospective shareholders (collectively, "Advertisements"). The Fund may also be compared to individual asset classes such as common stocks, small-cap stocks, or Treasury bonds, based on information supplied by Ibbotson and Sinquefield.

OTHER PERFORMANCE INFORMATION

            From  time to time,  information  about  the  Portfolio's  portfolio allocation and holdings as of a particular date may be included in Advertisements for the Fund. This information may include the Portfolio's portfolio diversification by asset type. Information used in Advertisements may include statements or illustrations relating to the appropriateness of types of securities and/or mutual funds that may be employed to meet specific financial goals, such as (1) funding retirement, (2) paying for children's education, and
(3) financially supporting aging parents.

            Information relating to inflation and its effects on the dollar also may be included in Advertisements. For example, after ten years, the purchasing power of $25,000 would shrink to $16,621, $14,968, $13,465, and $12,100, respectively, if the annual rates of inflation during that period were 4%, 5%, 6%, and 7%, respectively. (To calculate the purchasing power, the value at the end of each year is reduced by the inflation rate for the ten-year period.)



                               CERTAIN RISK CONSIDERATIONS

            Although the Portfolio seeks to reduce risk by investing in a diversified portfolio of securities, diversification does not eliminate all risk. There can, of course, be no assurance that the Portfolio will achieve its investment objective.

                              TRUSTEES AND OFFICERS

            The following table sets forth information concerning the trustees and officers of the Trusts, including their addresses and principal business experience during the past five years. Some persons named as trustees and officers also serve in similar capacities for other funds and their corresponding portfolios administered or managed by N&B Management and Neuberger & Berman.

THE TRUST:

                                Positions
Name, Age, and                  Held With
Address(1)                      The Trust         Principal Occupation(s)(2)
----------                      ---------         --------------------------


Faith Colish (62)               Trustee           Attorney at Law, Faith Colish,
63 Wall Street                                    A Professional Corporation.
24th Floor
New York, NY  10005

Donald M. Cox (75)              Trustee           Retired.  Formerly Senior Vice
435 East 52nd Street                              President   and   Director  of
New York, NY  10022                               Exxon Corporation; Director of
                                                  Emigrant Savings Bank.

Stanley Egener* (63)            Chairman of the   Principal of Neuberger &
                                Board, Chief      Berman; President and Director
                                Executive         of N&B Management; Chairman of
                                Officer, and      the Board, Chief Executive
                                Trustee           Officer and Trustee of eight
                                                  other mutual funds for which
                                                  N&B Management acts as
                                                  investment manager or
                                                  administrator.

Howard A. Mileaf (60)           Trustee           Vice President and Special
WHX Corporation                                   Counsel to WHX Corporation
110 East 59th Street                              (holding company) since 1992;
30th Floor                                        Director of Kevlin Corporation
New York, NY  10022                               (manufacturer of microwave and
                                                  other products).

Name, Age, and                  Held With
Address(1)                      The Trust         Principal Occupation(s)(2)
----------                      ---------         --------------------------

Edward I. O'Brien* (69)         Trustee           Until 1993, President of the
12 Woods Lane                                     Securities Industry
Scarsdale, NY 10583                               Association ("SIA")
                                                  (securities industry's
                                                  representative in government
                                                  relations and regulatory
                                                  matters at the federal and
                                                  state levels); until November
                                                  1993, employee of the SIA;
                                                  Director of Legg Mason, Inc.

John T. Patterson, Jr. (69)     Trustee           Retired. Formerly, President
183 Ledge Drive                                   of SOBRO (South Bronx Overall
Torrington, CT  06790                             Economic Development
                                                  Corporation).

John P. Rosenthal (64)          Trustee           Senior Vice President of
Burnham Securities Inc.                           Burnham Securities Inc. (a
Burnham Asset Management                          registered broker-dealer)
  Corp.                                           since 1991; Director, Cancer
1325 Avenue of the Americas                       Treatment Holdings, Inc.
17th Floor
New York, NY  10019

Cornelius T. Ryan (66)          Trustee           General Partner of Oxford
Oxford Bioscience                                 Partners and Oxford Bioscience
Partners                                          Partners (venture capital
315 Post Road West                                partnerships) and President of
Westport, CT  06880                               Oxford Venture Corporation;
                                                  Director   of   Capital   Cash
                                                  Management Trust (money market
                                                  fund) and Prime Cash Fund.

Name, Age, and                  Held With
Address(1)                      The Trust         Principal Occupation(s)(2)
----------                      ---------         --------------------------

Gustave H. Shubert (68)         Trustee           Senior Fellow/Corporate
13838 Sunset Boulevard                            Advisor and Advisory Trustee
Pacific Palisades, CA   90272                     of Rand (a non-profit public
                                                  interest research institution)
                                                  since 1989; Member of the
                                                  Board of Overseers of the
                                                  Institute for Civil Justice,
                                                  the Policy Advisory Committee
                                                  of the Clinical Scholars
                                                  Program at the University of
                                                  California, the American
                                                  Association for the
                                                  Advancement of Science, the
                                                  Counsel on Foreign Relations,
                                                  and the Institute for
                                                  Strategic Studies (London);
                                                  advisor to the Program
                                                  Evaluation and Methodology
                                                  Division of the U.S. General
                                                  Accounting Office; formerly
                                                  Senior Vice President and
                                                  Trustee of Rand.

Lawrence Zicklin* (61)          President and     Principal of Neuberger &
                                Trustee           Berman; Director of N&B
                                                  Management; President of five
                                                  other mutual funds for which
                                                  N&B Management acts as
                                                  investment manager or
                                                  administrator.

Daniel J. Sullivan (57)         Vice President    Senior Vice President of N&B
                                                  Management since 1992; Vice
                                                  President of eight other
                                                  mutual funds for which N&B
                                                  Management acts as investment
                                                  manager or administrator.

Name, Age, and                  Held With
Address(1)                      The Trust         Principal Occupation(s)(2)
----------                      ---------         --------------------------

Michael J. Weiner (50)          Vice President    Senior Vice President of N&B
                                and Principal     Management since 1992;
                                Financial         Treasurer of N&B Management
                                Officer           from 1992 to 1996; Vice
                                                  President and Principal
                                                  Financial Officer of eight
                                                  other mutual funds for which
                                                  N&B Management acts as
                                                  investment manager or
                                                  administrator.

Claudia A. Brandon (41)         Secretary         Vice President of N&B
                                                  Management; Secretary of eight
                                                  other mutual funds for which
                                                  N&B Management acts as
                                                  investment manager or
                                                  administrator.

Richard Russell (50)            Treasurer and     Vice President of N&B
                                Principal         Management since 1993; prior
                                Accounting        thereto, Assistant Vice
                                Officer           President of N&B Management;
                                                  Treasurer and Principal
                                                  Accounting Officer of eight
                                                  other mutual funds for which
                                                  N&B Management acts as
                                                  investment manager or
                                                  administrator.

Stacy Cooper-Shugrue (34)       Assistant         Assistant Vice President of
                                Secretary         N&B Management since 1993;
                                                  prior thereto, employee of N&B
                                                  Management; Assistant
                                                  Secretary of eight other
                                                  mutual funds for which N&B
                                                  Management acts as investment
                                                  manager or administrator.

Name, Age, and                  Held With
Address(1)                      The Trust         Principal Occupation(s)(2)
----------                      ---------         --------------------------

C. Carl Randolph (60)           Assistant         Principal of Neuberger &
                                Secretary         Berman since 1992; Assistant
                                                  Secretary of eight other
                                                  mutual funds for which N&B
                                                  Management acts as investment
                                                  manager or administrator.

Barbara      DiGiorgio (38)     Assistant         Assistant Vice President of
                                Treasurer         N&B Management since 1993;
                                                  prior thereto, employee of N&B
                                                  Management; Assistant
                                                  Treasurer since 1996 of eight
                                                  other mutual funds for which
                                                  N&B Management acts as
                                                  investment manager or
                                                  administrator.

Celeste Wischerth (36)          Assistant         Assistant Vice President of
                                Treasurer of      N&B Management since 1994;
                                each Trust        prior thereto, employee of N&B
                                                  Management; Assistant
                                                  Treasurer since 1996 of eight
                                                  other mutual funds for which
                                                  N&B Management acts as
                                                  investment manager or
                                                  administrator.

MANAGERS TRUST:

                                Positions
Name, Age, and                  Held with
Address(1)                      Managers Trust      Principal Occupation(s)(2)
----------                      --------------      --------------------------

Stanley Egener* (63)            Chairman of the     (See above)
                                Board, Chief
                                Executive
                                Officer and
                                Trustee

Howard A. Mileaf (60)           Trustee             (See above)
WHX Corporation
110 East 59th Street
30th Floor
New York, NY  10022

John T. Patterson, Jr. (69)     Trustee             (See above)
183 Ledge Drive
Torrington, CT 06790

John P. Rosenthal (64)          Trustee             (See above)
Burnham Securities Inc.
Burnham Asset Management Corp.
1325 Avenue of the Americas
17th Floor
New York, NY  10019

Lawrence Zicklin (61)           President           (See above)

Daniel J. Sullivan (57)         Vice President      (See above)

Michael J. Weiner (50)          Vice President      (See above)
                                and Principal
                                Financial
                                Officer

MANAGERS TRUST:

                                Positions
Name, Age, and                  Held with
Address(1)                      Managers Trust      Principal Occupation(s)(2)
----------                      --------------      --------------------------

Richard Russell (50)            Treasurer and       (See above)
                                Principal
                                Accounting
                                Officer


Claudia A. Brandon (41)         Secretary           (See above)

Stacy Cooper-Shugrue (34)       Assistant           (See above)
                                Secretary

C. Carl Randolph (60)           Assistant           (See above)
                                Secretary

Barbara DiGiorgio (38)          Assistant           (See above)
                                Treasurer

Celeste Wischerth (36)          Assistant           (See above)
                                Treasurer

Jacqueline Henning (55)         Assistant           Managing Director, State
                                Treasurer           Street Cayman Trust Co.,
                                                    Ltd. since 1994; Assistant
                                                    Director, Morgan Grenfell,
                                                    1993-94; Bank of Nova
                                                    Scotia Trust Co. (Cayman)
                                                    Ltd., Managing Director,
                                                    1988-93.

Lenore Joan McCabe (36)         Assistant           Operations Supervisor,
                                Secretary           State Street Cayman Trust
                                                    Co., Ltd.; Project Manager,
                                                    State Street Canada, Inc.,
                                                    1992-94; employee, Boston
                                                    Financial Data Services,
                                                    1984-92.

      (1) Unless otherwise indicated, the business address of each listed person is 605 Third Avenue, New York, New York 10158.

      (2) Except as otherwise indicated, each individual has held the positions shown for at least the last five years.

      * Indicates a trustee who is an "interested person" of each Trust within the meaning of the 1940 Act. Messrs. Egener and Zicklin are interested persons of each Trust by virtue of the fact that they are officers and/or directors of N&B Management and principals of Neuberger & Berman. Mr. O'Brien is an interested person of the Trust by virtue of the fact that he is a director of Legg Mason, Inc., a wholly owned subsidiary of which, from time to time, serves as a broker or dealer to the Portfolio and other funds for which N&B Management serves as investment manager.

            The Trust's Trust Instrument and Managers Trust's Declaration of Trust provides that each such Trust will indemnify its trustees and officers against liabilities and expenses reasonably incurred in connection with litigation in which they may be involved because of their offices with the Trust, unless it is adjudicated that they (a) engaged in bad faith, willful misfeasance, gross negligence, or reckless disregard of the duties involved in the conduct of their offices, or (b) did not act in good faith in the reasonable belief that their action was in the best interest of the Trust. In the case of settlement, such indemnification will not be provided unless it has been determined (by a court or other body approving the settlement or other disposition, by a majority of disinterested trustees based upon a review of readily available facts, or in a written opinion of independent counsel) that such officers or trustees have not engaged in willful misfeasance, bad faith, gross negligence, or reckless disregard of their duties.

            The  following   table  sets  forth   information   concerning   the
compensation of the trustees of the Trust. None of the Neuberger & Berman Funds(REGISTERED) has any retirement plan for its trustees.

                               TABLE OF COMPENSATION
                           FOR FISCAL YEAR ENDED 8/31/97
                           -----------------------------

                                                       Total Compensation
                                                       from Investment
                                     Aggregate         Companies in the
                                     Compensation      Neuberger & Berman
      Name and Position              from the          Fund Complex Paid To
      With The Trust                 Trust             Trustees
      -----------------              ------------      ---------------------

      Faith Colish                   $ 2,592           $ 64,000
      Trustee                                          (5   other   investment
                                                       companies)

      Donald M. Cox                  $ 2,952           $ 31,000
      Trustee                                          (3   other   investment
                                                       companies)

                                                       Total Compensation
                                                       from Investment
                                     Aggregate         Companies in the
                                     Compensation      Neuberger & Berman
      Name and Position              from the          Fund Complex Paid To
      With The Trust                 Trust             Trustees
      -----------------              ------------      ---------------------

      Stanley Egener                 $     0           $ 0
      Chairman of the Board,                           (9 other investment
      Chief Executive                                  companies)
      Officer, and Trustee

      Howard A. Mileaf               $ 2,995           $ 33,500
      Trustee                                          (4 other investment
                                                       companies)

      Edward I. O'Brien              $ 3,321           $ 34,000
      Trustee                                          (3 other investment
                                                       companies)

      John T. Patterson, Jr.         $ 3,321           $ 37,500
      Trustee                                          (4 other investment
                                                       companies)

      John P. Rosenthal              $ 2,952           $ 32,500
      Trustee                                          (4 other investment
                                                       companies)

      Cornelius T. Ryan              $ 2,995           $ 30,500
      Trustee                                          (3 other investment
                                                       companies)

      Gustave H. Shubert             $ 2,995           $ 30,500
      Trustee                                          (3 other investment
                                                       companies)

      Lawrence Zicklin               $     0           $  0
      President and Trustee                            (5 other investment
                                                       companies)

                INVESTMENT MANAGEMENT AND ADMINISTRATION SERVICES

Investment Manager And Administrator
------------------------------------

            Because all of the Fund's net investable assets are invested in the Portfolio, the Fund does not need an investment manager. N&B Management serves as the Portfolio's investment manager pursuant to a management agreement with Managers Trust, dated as of November 1, 1995 ("Management Agreement"). The Management Agreement was approved by the Portfolio Trustees, including a majority of the Portfolio Trustees who were not "interested persons" of N&B Management or Managers Trust ("Independent Portfolio Trustees"), on August 8, 1995, and was approved by the holders of the interests in the Portfolio on October 26, 1995.

            The Management Agreement provides, in substance, that N&B Management will make and implement investment decisions for the Portfolio in its discretion and will continuously develop an investment program for the Portfolio's assets. The Management Agreement permits N&B Management to effect securities transactions on behalf of the Portfolio through associated persons of N&B Management. The Management Agreement also specifically permits N&B Management to compensate, through higher commissions, brokers and dealers who provide investment research and analysis to the Portfolio, although N&B Management has no current plans to pay a material amount of such compensation.

            N&B Management provides to the Portfolio, without separate cost, office space, equipment, and facilities and the personnel necessary to perform executive, administrative, and clerical functions. N&B Management pays all salaries, expenses, and fees of the officers, trustees, and employees of Managers Trust who are officers, directors, or employees of N&B Management. Two directors of N&B Management (who also are principals of Neuberger & Berman), one of whom also serves as an officer of N&B Management, presently serve as trustees and/or officers of the Trusts. See "Trustees and Officers." The Portfolio pays N&B Management a management fee based on the Portfolio's average daily net assets, as described in the Prospectus.

            N&B Management provides facilities, services and personnel, as well as accounting, recordkeeping, and other services, to the Fund pursuant to an administration agreement with the Trust, dated August 3, 1993, as amended August 2, 1996 ("Administration Agreement"). The Fund was authorized to become subject to the Administration Agreement by vote of the Fund Trustees on January 22, 1997 and became subject to it on August 30, 1997. For such administrative services, the Fund pays N&B Management a fee based on the Fund's average daily net assets, as described in the Prospectus. N&B Management enters into administrative services agreements with Institutions, pursuant to which it compensates

Institutions for accounting, recordkeeping, and other services that they provide in connection with investments in the Fund.

            Because the Portfolio has its principal offices in the Cayman Islands, Managers Trust has entered into an Administrative Services Agreement with State Street Cayman Trust Company Ltd. ("State Street Cayman"), Elizabethan Square, P.O. Box 1984, George Town, Grand Cayman, Cayman Islands, British West Indies, effective August 31, 1994. Under the Administrative Services Agreement, State Street Cayman provides sufficient personnel and suitable facilities for the principal offices of the Portfolio and provides certain administrative, fund accounting, and transfer agency services with respect to the Portfolio. The Administrative Services Agreement terminates if assigned by State Street Cayman; however, State Street Cayman is permitted to, and does, employ an affiliate, State Street Canada, Inc., to perform certain accounting functions.

            Prior to November 1, 1995, the Portfolio was advised by BNP-N&B Global Asset Management, L.P. ("BNP-N&B Global"), a joint venture of Banque Nationale de Paris ("BNP") and Neuberger & Berman, pursuant to an investment advisory agreement dated June 15, 1994. During that period, BNP-N&B Global voluntarily reimbursed the Portfolio to the extent that its operating expenses (excluding interest, taxes, brokerage commissions, and extraordinary expenses) exceeded 0.70% per annum of the Portfolio's average daily net assets. N&B Management provided the Portfolio with administrative services pursuant to a separate administration agreement dated June 15, 1994.

            Institutions may be subject to federal or state laws that limit their ability to provide certain administrative or distribution-related services. For example, the Glass-Steagall Act is generally interpreted to prohibit most banks from underwriting mutual fund shares. N&B Management intends to contract with Institutions for only those services they may legally provide. If, due to a change in the laws governing Institutions or in the interpretation of any such law, an Institution is prohibited from performing some or all of the above-described services, N&B Management may be required to find alternative means of providing those services. Any such change is not expected to impact the Funds or their shareholders adversely.

            The Management Agreement continues until August 2, 1998. The Management Agreement is renewable thereafter from year to year with respect to the Portfolio, so long as its continuance is approved at least annually (1) by the vote of a majority of the Independent Portfolio Trustees, cast in person at a meeting called for the purpose of voting on such approval, and (2) by the vote of a majority of the Portfolio Trustees or by a 1940 Act majority vote of the outstanding interests in the Portfolio. The Administration Agreement continues until August 2, 1998. The Administration Agreement is renewable from year to year with respect to the Fund, so long as its continuance is approved at least annually (1) by the vote of a majority of the Fund Trustees who are not "interested persons" of N&B Management or the Trust ("Independent Fund Trustees"), cast in person at a meeting called for the purpose of voting on such approval, and (2) by the vote of a majority of the Fund Trustees or by a 1940 Act majority vote of the outstanding shares in the Fund.

            The Management Agreement is terminable, without penalty, with respect to the Portfolio on 60 days' written notice either by Managers Trust or by N&B Management. The Administration Agreement is terminable, without penalty, with respect to the Fund on 60 days' written notice either by N&B Management or by the Trust. Each Agreement terminates automatically if it is assigned.

Sub-Adviser
-----------

            N&B Management retains Neuberger & Berman, 605 Third Avenue, New York, NY 10158-3698, as sub-adviser with respect to the Portfolio pursuant to a sub-advisory agreement dated November 1, 1995 ("Sub-Advisory Agreement"). The Sub-Advisory Agreement was approved by the Portfolio Trustees, including a majority of the Independent Portfolio Trustees, on August 8, 1995, and was approved by the holders of the interests in the Portfolio on October 26, 1995.

            The Sub-Advisory Agreement provides in substance that Neuberger & Berman will furnish to N&B Management, upon reasonable request, the same type of investment recommendations and research that Neuberger & Berman, from time to time, provides to its principals and employees for use in managing client accounts. In this manner, N&B Management expects to have available to it, in addition to research from other professional sources, the capability of the research staff of Neuberger & Berman. This staff consists of numerous investment analysts, each of whom specializes in studying one or more industries, under the supervision of the Director of Research, who is also available for consultation with N&B Management. The Sub-Advisory Agreement provides that N&B Management will pay for the services rendered by Neuberger & Berman based on the direct and indirect costs to Neuberger & Berman in connection with those services. Neuberger & Berman also serves as sub-adviser for all of the other mutual funds managed by N&B Management.

            The Sub-Advisory Agreement continues until August 2, 1998 and is renewable from year to year, subject to approval of its continuance in the same manner as the Management Agreement. The Sub-Advisory Agreement is subject to termination, without penalty, with respect to the Portfolio by the Portfolio Trustees or a 1940 Act majority vote of the outstanding interests in the Portfolio, by N&B Management, or by Neuberger & Berman on not less than 30 nor more than 60 days' prior written notice. The Sub-Advisory Agreement also terminates automatically with respect to the Portfolio if it is assigned or if the Management Agreement terminates with respect to the Portfolio.

            Most money managers that come to the Neuberger & Berman organization have at least fifteen years experience. Neuberger & Berman and N&B Management employ experienced professionals that work in a competitive environment.

Investment Companies Managed
----------------------------

            As of September 30, 1997, the investment companies managed by N&B Management had aggregate net assets of approximately $21.2 billion. N&B Management currently serves as investment manager of the following investment companies:

      NAME                                                Approximate Net
      ----                                                Assets at
                                                          September 30, 1997
                                                          ------------------

Neuberger & Berman Cash Reserves                          $  667,531,894
Portfolio
   (investment  portfolio for Neuberger
   & Berman Cash Reserves)

Neuberger & Berman Government Money                       $  248,190,672
Portfolio
   (investment  portfolio for Neuberger
   & Berman Government Money Fund)

 Neuberger  & Berman  Limited  Maturity                   $  295,393,823
Bond Portfolio
   (investment  portfolio for Neuberger
   & Berman Limited  Maturity Bond Fund
   and   Neuberger  &  Berman   Limited
   Maturity Bond Trust)

Neuberger  &  Berman   Municipal  Money                   $  146,706,408
Portfolio
   (investment  portfolio for Neuberger
   & Berman Municipal Money Fund)

      NAME                                                Approximate Net
      ----                                                Assets at
                                                          September 30, 1997
                                                          ------------------

Neuberger & Berman Municipal                              $   31,573,660
Securities Portfolio
   (investment  portfolio for Neuberger
   & Berman Municipal Securities Trust)

Neuberger  & Berman  Ultra  Short  Bond                   $   62,627,463
Portfolio
   (investment  portfolio for Neuberger
   & Berman  Ultra  Short Bond Fund and
   Neuberger & Berman  Ultra Short Bond
   Trust)

Neuberger & Berman Focus Portfolio                        $1,661,565,204
   (investment  portfolio for Neuberger
   & Berman  Focus  Fund,  Neuberger  &
   Berman Focus Trust,  and Neuberger &
   Berman Focus Assets)

Neuberger & Berman Genesis Portfolio                      $1,491,048,221
   (investment  portfolio for Neuberger
   & Berman  Genesis Fund,  Neuberger &
   Berman Genesis Trust,  and Neuberger
   & Berman Genesis Assets)

Neuberger & Berman Guardian Portfolio                     $9,123,101,599
   (investment  portfolio for Neuberger
   & Berman Guardian Fund,  Neuberger &
   Berman  Guardian Trust and Neuberger
   & Berman Guardian Assets)

      NAME                                                Approximate Net
      ----                                                Assets at
                                                          September 30, 1997
                                                          ------------------

Neuberger & Berman International                          $  127,016,071
Portfolio
   (investment  portfolio for Neuberger
   &  Berman   International  Fund  and
   Neuberger  &  Berman   International
   Trust)

Neuberger & Berman Manhattan Portfolio                    $  655,156,471
   (investment  portfolio for Neuberger
   & Berman  Manhattan Fund,  Neuberger
   &   Berman   Manhattan   Trust   and
   Neuberger & Berman Manhattan Assets)

Neuberger & Berman Partners Portfolio                     $3,783,754,657
   (investment  portfolio for Neuberger
   & Berman Partners Fund,  Neuberger &
   Berman    Partners    Trust,     and
   Neuberger & Berman Partners Assets)

Neuberger & Berman Socially  Responsive                   $  274,230,723
Portfolio
   (investment  portfolio for Neuberger
   & Berman Socially  Responsive  Fund,
   Neuberger  & Berman  NYCDC  Socially
   Responsive  Trust,  and  Neuberger &
   Berman Socially Responsive Trust)

Advisers Managers Trust                                   $2,651,503,613
   (seven series)


            The investment decisions concerning the Portfolio and the other mutual funds managed by N&B Management (collectively, "Other N&B Funds") have been and will continue to be made independently of one another. In terms of their investment objectives, most of the Other N&B Funds differ from the Portfolio. Even where the investment objectives are similar, however, the methods used by the Other N&B Funds and the Portfolio to achieve their objectives may differ. The investment results achieved by all of the mutual funds managed by N&B Management have varied from one another in the past and are likely to vary in the future.

            There may be  occasions  when the  Portfolio  and one or more of the
Other N&B Funds or other accounts managed by Neuberger & Berman are contemporaneously engaged in purchasing or selling the same securities from or to third parties. When this occurs, the transactions are averaged as to price and allocated, in terms of amount, in accordance with a formula considered to be equitable to the funds involved. Although in some cases this arrangement may have a detrimental effect on the price or volume of the securities as to the Portfolio, in other cases it is believed that the Portfolio's ability to participate in volume transactions may produce better executions for it. In any case, it is the judgment of the Portfolio Trustees that the desirability of the Portfolio's having its advisory arrangements with N&B Management outweighs any disadvantages that may result from contemporaneous transactions.

            The Portfolio is subject to certain limitations imposed on all advisory clients of Neuberger & Berman (including the Portfolio, the Other N&B Funds, and other managed accounts) and personnel of Neuberger & Berman and its affiliates. These include, for example, limits that may be imposed in certain industries or by certain companies, and policies of Neuberger & Berman that limit the aggregate purchases, by all accounts under management, of the outstanding shares of public companies.

Management And Control Of N&B Management
----------------------------------------

            The directors and officers of N&B Management, all of whom have offices at the same address as N&B Management, are Richard A. Cantor, Chairman of the Board and director; Stanley Egener, President and director; Theodore P. Giuliano, Vice President and director; Michael M. Kassen, Vice President and director; Irwin Lainoff, director; Lawrence Zicklin, director; Daniel J.
Sullivan, Senior Vice President; Peter E. Sundman, Senior Vice President; Michael J. Weiner, Senior Vice President; Claudia A. Brandon, Vice President; Patrick T. Byrne, Vice President; Brooke A. Cobb, Vice President; Robert W. D'Alelio, Vice President; Roberta D'Orio, Vice President; Clara Del Villar, Vice President; Brian J. Gaffney, Vice President; Joseph G. Galli, Vice President; Robert I. Gendelman, Vice President; Josephine Mahaney, Vice President; Ellen Metzger, Vice President and Secretary; Paul Metzger, Vice President; Janet W. Prindle, Vice President; Kevin L. Risen, Vice President; Richard Russell, Vice President; Jennifer K. Silver, Vice President; Kent C. Simons, Vice President; Frederic B. Soule, Vice President; Judith M. Vale, Vice President; Susan Walsh,

Vice President; Thomas Wolfe, Vice President; Andrea Trachtenberg, Vice President of Marketing; Robert Conti, Treasurer; Valerie Chang, Assistant Vice President; Stacy Cooper-Shugrue, Assistant Vice President; Barbara DiGiorgio, Assistant Vice President; Michael J. Hanratty, Assistant Vice President; Leslie Holliday-Soto, Assistant Vice President; Jody L. Irwin, Assistant Vice President; Robert L. Ladd, Assistant Vice President; Carmen G. Martinez, Assistant Vice President; Joseph S. Quirk, Assistant Vice President; Ingrid Saukaitis, Assistant Vice President; Josephine Velez, Assistant Vice President; Celeste Wischerth, Assistant Vice President; Loraine Olavarria, Assistant Secretary. Messrs. Cantor, Egener, Gendelman, Giuliano, Kassen, Lainoff, Risen, Simons, Sundman and Zicklin, and Mmes. Prindle, Silver and Vale are principals of Neuberger & Berman.

            Mr. Egener is a trustee and officer of each Trust. Mr. Zicklin is a trustee and officer of the Trust and an officer of Managers Trust. Messrs. Russell, Sullivan and Weiner, and Mmes. Brandon, Cooper-Shugrue, DiGiorgio, and Wischerth are officers of each Trust. C. Carl Randolph, a principal of Neuberger & Berman, also is an officer of each Trust.

            All of the outstanding voting stock in N&B Management is owned by persons who are also principals of Neuberger & Berman.



                            DISTRIBUTION ARRANGEMENTS

            N&B Management serves as the distributor ("Distributor") in connection with the offering of the Fund's shares on a no-load basis to Institutions. In connection with the sale of its shares, the Fund has authorized the Distributor to give only the information, and to make only the statements and representations, contained in the Prospectus and this SAI or that properly may be included in sales literature and advertisements in accordance with the 1933 Act, the 1940 Act, and applicable rules of self-regulatory organizations. Sales may be made only by the Prospectus, which may be delivered personally, through the mails, or by electronic means. The Distributor is the Fund's "principal underwriter" within the meaning of the 1940 Act and, as such, acts as agent in arranging for the sale of the Fund's shares to Institutions without sales commission or other compensation and bears all advertising and promotion expenses incurred in the sale of the Fund's shares.

            From time to time, N&B Management may enter into arrangements pursuant to which it compensates a registered broker-dealer or other third party in connection with the distribution of Fund shares.

            The Trust, on behalf of the Fund, and the Distributor are parties to a Distribution Agreement that continues until August 2, 1998. The Distribution Agreement may be renewed annually if specifically approved by (1) the vote of a majority of the Fund Trustees or a 1940 Act majority vote of the Fund's outstanding shares and (2) the vote of a majority of the Independent Fund Trustees, cast in person at a meeting called for the purpose of voting on such approval. The Distribution Agreement may be terminated by either party and will terminate automatically on its assignment, in the same manner as the Management Agreement.

                         ADDITIONAL EXCHANGE INFORMATION

             As more fully set forth in the section of the Prospectus entitled "Exchanging Shares," an Institution may exchange shares of the Fund for shares of one or more of the equity and income funds that are briefly described below, if made available through that Institution.

EQUITY FUNDS
------------

Neuberger & Berman        Seeks   long-term   capital   appreciation   through
Focus Trust               investments  principally  in common stocks  selected
                          from   13   multi-industry   economic   sectors.   The
                          corresponding portfolio uses a value-oriented approach to select individual securities and then focuses its investments in the sectors in which the undervalued stocks are clustered. Through this approach, 90% or more of the portfolio's investments are normally made in not more than six sectors.

Neuberger & Berman        Seeks  capital   appreciation   through  investments
Genesis Trust             primarily in common  stocks of companies  with small
                          market capitalizations (i.e., up to $1.5 billion at the time of investment). The corresponding portfolio uses a value-oriented approach to the selection of individual securities.

Neuberger & Berman        Seeks  capital   appreciation   through  investments
Guardian Trust            primarily  in  common  stocks  of  long-established,
                          high-quality  companies that N&B  Management  believes
                          are well-managed.  The corresponding  portfolio uses a
                          value-oriented approach to the selection of individual
                          securities.  Current income is a secondary  objective.
                          The sister  fund (and its  predecessor)  have paid its
                          shareholders an income  dividend every quarter,  and a
                          capital  gain  distribution   every  year,  since  its
                          inception in 1950, although this past record does not necessarily predict the fund's future practices.


Neuberger & Berman        Seeks  capital   appreciation,   without  regard  to
Manhattan Trust           income,  through investments generally in securities
                          of small-, medium- and large-capitalization  companies
                          that  N&B   Management   believes   have  the  maximum
                          potential  for  long-term  capital  appreciation.  The
                          portfolio managers currently intend to focus primarily
                          on the securities of medium-capitalization  companies.
                          The    corresponding    portfolio's    growth-oriented
                          investment approach involves greater risks and share price volatility than programs that invest in more undervalued securities.


Neuberger & Berman        Seeks capital growth through an investment  approach
Partners Trust            that  is   designed   to   increase   capital   with
                          reasonable   risk.   Its   investment   program  seeks
                          securities  believed to be undervalued based on strong
                          fundamentals  such as a low  price-to-earnings  ratio,
                          consistent  cash flow, and the company's  track record
                          through   all   parts  of  the   market   cycle.   The
                          corresponding   portfolio   uses  the   value-oriented
                          investment approach to the selection of individual securities.

Neuberger  &  Berman      Seeks   long-term   capital    appreciation    through
Socially Responsive       investments  primarily in securities of companies that
Trust                     meet both financial and social criteria.



INCOME FUND
-----------

Neuberger & Berman       Seeks the highest  current income  consistent with low
Limited Maturity Bond    risk to  principal  and  liquidity  and,  secondarily,
Trust                    total return.  The corresponding  portfolio invests in
                         debt securities,  primarily  investment grade; maximum
                         10% below  investment  grade,  but no lower  than B.*/
                         Maximum average duration of four years.

            The Fund and any of the Equity or Income Funds may terminate or modify its exchange privilege in the future.

            Fund shareholders who are considering exchanging shares into any of the funds listed above should note that (1) the Income Fund is a series of a Delaware business trust (named "Neuberger & Berman Income Trust") that is registered with the SEC as an open-end management investment company, (2) like the Fund, the Equity Funds are series of the Trust, except for Neuberger & Berman Socially Responsive Trust, which is a series of a Delaware business trust (named "Neuberger & Berman Equity Assets") that is registered with the SEC as an open-end management investment company, (3) each such fund invests all of its net investable assets in a corresponding portfolio that has an investment objective, policies, and limitations identical to those of the fund.

            Before effecting an exchange, Fund shareholders must obtain and should review a currently effective prospectus of the fund into which the exchange is to be made. The Equity Funds share a prospectus. An exchange is treated as a sale for federal income tax purposes and, depending on the circumstances, a capital gain or loss may be realized.

__________________________

*/   As rated by Moody's or S&P or, if  unrated  by  either  of those  entities, determined by N&B Management to be of comparable quality.

                        ADDITIONAL REDEMPTION INFORMATION

Suspension Of Redemptions
-------------------------

            The right to redeem the Fund's shares may be suspended or payment of the redemption price postponed (1) when the NYSE is closed, (2) when trading on the NYSE is restricted, (3) when an emergency exists as a result of which it is not reasonably practicable for the Portfolio to dispose of securities it owns or fairly to determine the value of its net assets, or (4) for such other period as the SEC may by order permit for the protection of the Fund's shareholders. Applicable SEC rules and regulations shall govern whether the conditions prescribed in (2) or (3) exist. If the right of redemption is suspended, shareholders may withdraw their offers of redemption, or they will receive payment at the NAV per share in effect at the close of business on the first day the NYSE is open ("Business Day") after termination of the suspension.

Redemptions In Kind
-------------------

            The Fund reserves the right, under certain conditions, to honor any request for redemption (or a combination of requests from the same shareholder in any 90-day period) exceeding $250,000 or 1% of the net assets of the Fund, whichever is less, by making payment in whole or in part in securities valued as described under "Share Prices and Net Asset Value" in the Prospectus. If payment is made in securities, an Institution generally will incur brokerage expenses or other transaction costs in converting those securities into cash and will be subject to fluctuation in the market prices of those securities until they are sold. The Fund does not redeem in kind under normal circumstances, but would do so when the Fund Trustees determined that it was in the best interests of the Fund's shareholders as a whole.

                        DIVIDENDS AND OTHER DISTRIBUTIONS

            The Fund distributes to its shareholders substantially all of its share of any net investment income (after deducting expenses incurred directly by the Fund), any net realized capital gains, and any net realized gains from foreign currency transactions earned or realized by the Portfolio. The Portfolio's net investment income consists of all income accrued on portfolio assets less accrued expenses, but does not include capital and foreign currency gains and losses. Net investment income and realized gains and losses are reflected in the Portfolio's NAV (and, hence, the Fund's NAV) until they are distributed. The Fund calculates its net investment income and NAV per share as of the close of regular trading on the NYSE on each Business Day (usually 4:00 p.m. Eastern time).

            Dividends from net investment income and distributions of net realized capital and foreign currency gains, if any, normally are paid once annually, in December. Dividends and other distributions are automatically reinvested in additional shares of the Fund, unless the Institution elects to receive them in cash ("cash election"). To the extent dividends and other distributions are subject to federal, state, or local income taxation, they are taxable to the shareholders whether received in cash or reinvested in Fund shares. A cash election remains in effect until the Institution notifies the Fund in writing to discontinue the election.



                           ADDITIONAL TAX INFORMATION

Taxation Of The Fund
--------------------

            In order to qualify for treatment as a RIC under the Code, the Fund must distribute to its shareholders for each taxable year at least 90% of its investment company taxable income (consisting generally of net investment income, net short-term capital gain, and net gains from certain foreign currency transactions) ("Distribution Requirement") and must meet several additional requirements. These requirements include the following: (1) the Fund must derive at least 90% of its gross income each taxable year from dividends, interest, payments with respect to securities loans, and gains from the sale or other disposition of securities or foreign currencies, or other income (including gains from Financial Instruments) derived with respect to its business of investing in securities or those currencies ("Income Requirement"); and (2) at the close of each quarter of the Fund's taxable year, (i) at least 50% of the value of its total assets must be represented by cash and cash items, U.S. Government securities, securities of other RICs, and other securities limited, in respect of any one issuer, to an amount that does not exceed 5% of the value of the Fund's total assets and that does not represent more than 10% of the issuer's outstanding voting securities, and (ii) not more than 25% of the value of its total assets may be invested in securities (other than U.S. Government securities or securities of other RICs) of any one issuer.

            Certain funds that invest in portfolios managed by N&B Management have received rulings from the Internal Revenue Service ("Service") that each such fund, as an investor in its corresponding portfolio, will be deemed to own a proportionate share of the portfolio's assets and income for purposes of determining whether the fund satisfies all the requirements described above to qualify as a RIC. Although these rulings may not be relied on as precedent by the Fund, N&B Management believes that the reasoning thereof and, hence, their conclusion apply to the Fund as well.

            The Fund will be subject to a nondeductible 4% excise tax ("Excise Tax") to the extent it fails to distribute by the end of any calendar year substantially all of its ordinary income for that year and capital gain net income for the one-year period ended on October 31 of that year, plus certain other amounts.

            See the next section for a discussion of the tax consequences to the Fund of distributions to it from the Portfolio, investments by the Portfolio in certain securities, and hedging transactions engaged in by the Portfolio.

Taxation Of The Portfolio
-------------------------

            Certain portfolios managed by N&B Management have received rulings from the Service to the effect that, among other things, each such portfolio will be treated as a separate partnership for federal income tax purposes and will not be a "publicly traded partnership." Although these rulings may not be relied on as precedent by the Portfolio, N&B Management believes that the reasoning thereof and, hence, their conclusion apply to the Portfolio as well. As a result, the Portfolio is not subject to federal income tax; instead, each investor in the Portfolio, such as the Fund, is required to take into account in determining its federal income tax liability its share of the Portfolio's income, gains, losses, deductions, and credits, without regard to whether it has received any cash distributions from the Portfolio. The Portfolio also is not subject to Delaware or New York income or franchise tax.

            Because the Fund is deemed to own a proportionate share of the Portfolio's assets and income for purposes of determining whether the Fund satisfies the requirements to qualify as a RIC, the Portfolio intends to continue to conduct its operations so that the Fund will be able to satisfy all those requirements.

            Distributions to the Fund from the Portfolio (whether pursuant to a partial or complete withdrawal or otherwise) will not result in the Fund's recognition of any gain or loss for federal income tax purposes, except that (1) gain will be recognized to the extent any cash that is distributed exceeds the Fund's basis for its interest in the Portfolio before the distribution, (2) income or gain will be recognized if the distribution is in liquidation of the Fund's entire interest in the Portfolio and includes a disproportionate share of any unrealized receivables held by the Portfolio, and (3) loss will be recognized if a liquidation distribution consists solely of cash and/or unrealized receivables. The Fund's basis for its interest in the Portfolio generally equals the amount of cash the Fund invests in the Portfolio, increased by the Fund's share of the Portfolio's net income and capital gains and decreased by (1) the amount of cash and the basis of any property the Portfolio distributes to the Fund and (2) the Fund's share of the Portfolio's losses.

            Dividends and interest received by the Portfolio, and gains realized by a Portfolio, may be subject to income, withholding, or other taxes imposed by foreign countries and U.S. possessions ("foreign taxes") that would reduce the yield and/or total return on its securities. Tax treaties between certain countries and the United States may reduce or eliminate foreign taxes, however, and many foreign countries do not impose taxes on capital gains in respect of investments by foreign investors.

            If more than 50% of the value of the Fund's total assets (taking into account its share of the Portfolio's total assets) at the close of its taxable year consists of securities of foreign corporations, the Fund will be eligible to, and may, file an election with the Service that will enable its shareholders, in effect, to receive the benefit of the foreign tax credit with respect to the Fund's share of any foreign taxes paid by the Portfolio ("Fund's foreign taxes"). Pursuant to the election, the Fund would treat those taxes as dividends paid to its shareholders and each shareholder would be required to (1) include in gross income, and treat as paid by the shareholder, his or her share of those taxes, (2) treat his or her share of those taxes and of any dividend paid by the Fund that represents its share of the Portfolio's income from foreign or U.S. possessions sources as his or her own income from those sources, and (3) either deduct the taxes deemed paid by him or her in computing his or her taxable income or, alternatively, use the foregoing information in calculating the foreign tax credit against his or her federal income tax. The Fund will report to its shareholders shortly after each taxable year their respective shares of the Fund's foreign taxes and income (taking into account its share of the Portfolio's income) from sources within foreign countries and U.S. possessions if it makes this election.

      The Portfolio may invest in the stock of "passive foreign investment companies" ("PFICs"). A PFIC is a foreign corporation -- other than a "controlled foreign corporation" (I.E., a foreign corporation in which, on any day during its taxable year, more than 50% of the total voting power of all voting stock therein or the total value of all stock therein is owned, directly, indirectly, or constructively, by "U.S. shareholders," defined as U.S. persons that own, directly, indirectly, or constructively, at least 10% of that voting power) as to which the Portfolio is a U.S. shareholder (effective for the taxable year beginning September 1, 1998) -- that, in general, meets either of the following tests: (1) at least 75% of its gross income is passive or (2) an average of at least 50% of its assets produce, or are held for the production of, passive income. Under certain circumstances, if the Portfolio holds stock of a PFIC, the Fund (indirectly through its interest in the Portfolio) will be subject to federal income tax on its share of a portion of any "excess distribution" received by the Portfolio on the stock or of any gain on the Portfolio's disposition of the stock (collectively, "PFIC income"), plus interest thereon, even if the Fund distributes its share of the PFIC income as a taxable dividend to its shareholders. The balance of the Fund's share of the PFIC income will be included in its investment company taxable income and, accordingly, will not be taxable to it to the extent that income is distributed to its shareholders.

            If the Portfolio invests in a PFIC and elects to treat the PFIC as a "qualified electing fund" ("QEF"), then in lieu of the Fund's incurring the foregoing tax and interest obligation, the Fund would be required to include in income each year its share of the Portfolio's pro rata share of the QEF's annual ordinary earnings and net capital gain (the excess of net long-term capital gain over net short-term capital loss) -- which most likely would have to be distributed by the Fund to satisfy the Distribution Requirement and avoid imposition of the Excise Tax -- even if those earnings and gain were not received by the Portfolio from the QEF. In most instances it will be very difficult, if not impossible, to make this election because of certain requirements thereof.

            Effective for taxable years beginning after 1997, a holder of stock in any PFIC may elect to include in ordinary income each taxable year the excess, if any, of the fair market value of the PFIC's stock over the adjusted basis therein as of the end of that year. Pursuant to the election, a deduction (as an ordinary, not capital, loss) also would be allowed for the excess, if any, of the holder's adjusted basis in PFIC stock over the fair market value thereof as of the taxable year-end, but only to the extent of any net mark-to-market gains with respect to that stock included in income for prior taxable years. The adjusted basis in each PFIC's stock subject to the election would be adjusted to reflect the amounts of income included and deductions taken thereunder. Proposed regulations would provide a similar election with respect to the stock of certain PFICs.

            The Portfolio's use of hedging strategies, such as writing (selling) and purchasing options and futures contracts and entering into forward contracts, involves complex rules that will determine for income tax purposes the amount, character and timing of recognition of the gains and losses the Portfolio realizes in connection therewith. Gains from the disposition of foreign currencies (except certain gains that may be excluded by future regulations), and gains from Financial Instruments derived by the Portfolio with respect to its business of investing in securities or foreign currencies, will qualify as permissible income for the Fund under the Income Requirement.

            Exchange-traded futures contracts, certain forward contracts, and listed options thereon ("Section 1256 contracts") are required to be marked to market (that is, treated as having been sold at market value) federal income tax purposes at the end of the Portfolio's taxable year. Sixty percent of any net gain or loss recognized as a result of these "deemed sales," and 60% of any net realized gain or loss from any actual sales, of Section 1256 contracts are treated as long-term capital gain or loss; the remainder is treated as short-term capital gain or loss. As of the date of this SAI, it is not entirely clear whether that 60% portion will qualify for the reduced maximum tax rates on net capital gain enacted by the Taxpayer Relief Act of 1997 -- 20% (10% for taxpayers in the 15% marginal tax bracket) for gain recognized on capital assets held for more than 18 months -- instead of the 28% rate in effect before that legislation, which now applies to gain recognized on capital assets held for more than one year but not more than 18 months. However, proposed technical corrections legislation would clarify that the 20% rate applies.

Taxation Of The Fund's Shareholders
-----------------------------------

            If Fund shares are sold at a loss after being held for six months or less, the loss will be treated as long-term, instead of short-term, capital loss to the extent of any capital gain distributions received on those shares.



                             PORTFOLIO TRANSACTIONS

      Neuberger & Berman may act as broker for the Portfolio. During the fiscal year ended August 31, 1995, Neuberger & Berman INTERNATIONAL Portfolio paid brokerage commissions of $128,324, of which $4,110 was paid to Neuberger & Berman and $0 was paid to BNP-International Financial Services Corporation (a wholly owned subsidiary of BNP that previously was an affiliate of an affiliate of Neuberger & Berman). During the fiscal year ended August 31, 1996, Neuberger & Berman INTERNATIONAL Portfolio paid brokerage commissions of $183,335, of which $5,485 was paid to Neuberger & Berman and $0 was paid to BNP-International Financial Services Corporation.

                  During the fiscal year ended August 31, 1997, Neuberger & Berman INTERNATIONAL Portfolio paid brokerage commissions of $297,431, of which $5,910 was paid to Neuberger & Berman. Transactions in which the Portfolio used Neuberger & Berman as broker comprised 5.69% of the aggregate dollar amount of transactions involving the payment of commissions, and 1.99% of the aggregate brokerage commissions paid by the Portfolio, during the fiscal year ended August 31, 1997. Of the $291,521 paid to other brokers by that Portfolio during that fiscal year, 95.22% (representing commissions on transactions involving approximately $72,894,607) was directed to those brokers because of research services they provided. During the fiscal year ended August 31, 1997, that Portfolio acquired securities of the following of its Regular B/Ds: HSBC Securities, Inc., Societe Generale Securities Corporation, and State Street Bank and Trust Company, N.A.; at that date, that Portfolio held the securities of its Regular B/Ds with an aggregate value as follows: HSBC Securities, Inc., $913,607 and Societe General Securities Corporation, $719,951.

            Portfolio securities are, from time to time, loaned by the Portfolio to Neuberger & Berman in accordance with the terms and conditions of an order issued by the SEC. The order exempts such transactions from provisions of the 1940 Act that would otherwise prohibit such transactions, subject to certain conditions. In accordance with the order, securities loans made by the Portfolio to Neuberger & Berman are fully secured by cash collateral. The portion of the income on the cash collateral which may be shared with Neuberger & Berman is to be determined by reference to concurrent arrangements between Neuberger & Berman and non-affiliated lenders with which it engages in similar transactions. In addition, where Neuberger & Berman borrows securities from the Portfolio in order to re-lend them to others, Neuberger & Berman may be required to pay the Portfolio, on a quarterly basis, certain of the earnings that Neuberger & Berman otherwise has derived from the re-lending of the borrowed securities. When Neuberger & Berman desires to borrow a security that the Portfolio has indicated a willingness to lend, Neuberger & Berman must borrow such security from the Portfolio, rather than from an unaffiliated lender, unless the unaffiliated lender is willing to lend such security on more favorable terms (as specified in the order) than the Portfolio. If, in any month, the Portfolio's expenses exceed its income in any securities loan transaction with Neuberger & Berman, Neuberger & Berman must reimburse the Portfolio for such loss.

            During the fiscal years ended August 31, 1997, 1996 and 1995, the Portfolio earned no interest income from the collateralization of securities loans.

            The Portfolio may also lend securities to unaffiliated entities, including banks, brokerage firms, and other institutional investors judged creditworthy by N&B Management, provided that cash or equivalent collateral, equal to at least 100% of the market value of the loaned securities, is continuously maintained by the borrower with the Portfolio. The Portfolio may invest the cash collateral and earn income, or it may receive an agreed upon amount of interest income from a borrower who has delivered equivalent collateral. During the time securities are on loan, the borrower will pay the Portfolio an amount equivalent to any dividends or interest paid on such securities. These loans are subject to termination at the option of the Portfolio or the borrower. The Portfolio may pay reasonable administrative and custodial fees in connection with a loan and may pay a negotiated portion of the interest earned on the cash or equivalent collateral to the borrower or placing broker. The Portfolio does not have the right to vote securities on loan, but would terminate the loan and regain the right to vote if that were considered important with respect to the investment.

            A committee of Independent Portfolio Trustees from time to time reviews, among other things, information relating to securities loans by the Portfolio.

            In effecting securities transactions, the Portfolio generally seeks to obtain the best price and execution of orders. Commission rates, being a component of price, are considered along with other relevant factors. The Portfolio plans to continue to use Neuberger & Berman as its broker where, in the judgment of N&B Management that firm is able to obtain a price and execution at least as favorable as other qualified brokers. To the Portfolio's knowledge, no affiliate of the Portfolio receives give-ups or reciprocal business in connection with its securities transactions.

            The use of Neuberger & Berman as a broker for the Portfolio is subject to the requirements of Section 11(a) of the Securities Exchange Act of 1934. Section 11(a) prohibits members of national securities exchanges from retaining compensation for executing exchange transactions for accounts which they or their affiliates manage, except where they have the authorization of the persons authorized to transact business for the account and comply with certain annual reporting requirements. Managers Trust and N&B Management have expressly authorized Neuberger & Berman to retain such compensation, and Neuberger & Berman has agreed to comply with the reporting requirements of Section 11(a).

            Under the 1940 Act, commissions paid by the Portfolio to Neuberger & Berman in connection with a purchase or sale of securities on a securities exchange may not exceed the usual and customary broker's commission. Accordingly, it is the Portfolio's policy that the commissions paid to Neuberger & Berman must, in N&B Management's judgment, be (1) at least as favorable as those charged by other brokers having comparable execution capability and (2) at least as favorable as commissions contemporaneously charged by Neuberger & Berman on comparable transactions for its most favored unaffiliated customers, except for accounts for which Neuberger & Berman acts as a clearing broker for another brokerage firm and customers of Neuberger & Berman considered by a majority of the Independent Portfolio Trustees not to be comparable to the Portfolio. The Portfolio does not deem it practicable and in its best interests to solicit competitive bids for commissions on each transaction effected by Neuberger & Berman. However, consideration regularly is given to information concerning the prevailing level of commissions charged by other brokers on comparable transactions during comparable periods of time. The 1940 Act generally prohibits Neuberger & Berman from acting as principal in the purchase of portfolio securities from, or the sale of portfolio securities to, the Portfolio unless an appropriate exemption is available.

            A committee of Independent Portfolio Trustees from time to time reviews, among other things, information relating to the commissions charged by Neuberger & Berman to the Portfolio and to its other customers and information concerning the prevailing level of commissions charged by other brokers having comparable execution capability. In addition, the procedures pursuant to which Neuberger & Berman effects brokerage transactions for the Portfolio must be reviewed and approved no less often than annually by a majority of the Independent Portfolio Trustees.

            To ensure that accounts of all investment clients, including the Portfolio, are treated fairly in the event that Neuberger & Berman receives transaction instructions regarding a security for more than one investment account at or about the same time, Neuberger & Berman may combine orders placed on behalf of clients, including advisory accounts in which affiliated persons have an investment interest, for the purpose of negotiating brokerage commissions or obtaining a more favorable price. Where appropriate, securities purchased or sold may be allocated, in terms of amount, to a client according to the proportion that the size of the order placed by that account bears to the aggregate size of orders contemporaneously placed by the other accounts, subject to de minimis exceptions. All participating accounts will pay or receive the same price.

            The Portfolio expects that it will continue to execute a significant portion of its transactions through brokers other than Neuberger & Berman. In selecting those brokers, N&B Management considers the quality and reliability of brokerage services, including execution capability, performance, and financial responsibility, and may consider research and other investment information provided by, and sale of Fund shares effected through, those brokers.


            A committee comprised of officers of N&B Management and principals of Neuberger & Berman who are portfolio managers of the Portfolio and Other N&B Funds (collectively, "N&B Funds") and some of Neuberger & Berman's managed accounts ("Managed Accounts") evaluates semi-annually the nature and quality of the brokerage and research services provided by other brokers. Based on this evaluation, the committee establishes a list and projected rankings of preferred brokers for use in determining the relative amounts of commissions to be allocated to those brokers. Ordinarily, the brokers on the list effect a large portion of the brokerage transactions for the N&B Funds and the Managed Accounts that are not effected by Neuberger & Berman. However, in any semi-annual period, brokers not on the list may be used, and the relative amounts of brokerage commissions paid to the brokers on the list may vary substantially from the projected rankings. These variations reflect the following factors, among others: (1) brokers not on the list or ranking below other brokers on the list may be selected for particular transactions because they provide better price and/or execution, which is the primary consideration in allocating brokerage;
(2) adjustments may be required because of periodic changes in the execution capabilities of or research provided by particular brokers or in the execution or research needs of the N&B Funds and/or the Managed Accounts; and (3) the aggregate amount of brokerage commissions generated by transactions for the N&B Funds and the Managed Accounts may change substantially from one semi-annual period to the next.

            The commissions paid to a broker other than Neuberger & Berman may be higher than the amount another firm might charge if N&B Management determines in good faith that the amount of those commissions is reasonable in relation to the value of the brokerage and research services provided by the broker. N&B Management believes that those research services benefit the Portfolio by supplementing the information otherwise available to N&B Management. That research may be used by N&B Management in servicing Other N&B Funds and, in some cases, by Neuberger & Berman in servicing the Managed Accounts. On the other hand, research received by N&B Management from brokers effecting portfolio transactions on behalf of the Other N&B Funds and by Neuberger & Berman from brokers effecting portfolio transactions on behalf of the Managed Accounts may be used for the Portfolio's benefit.

            Valerie Chang, who is an Assistant Vice President of N&B Management, is the person responsible for making decisions as to specific action to be taken with respect to the investment portfolio of the Portfolio. She has full authority to take action with respect to portfolio transactions and may or may not consult with other personnel of N&B Management prior to taking such action.

Portfolio Turnover
------------------

            The  Portfolio's  portfolio  turnover rate is calculated by dividing
(1) the lesser of the cost of the securities purchased or the proceeds from the securities sold by the Portfolio during the fiscal year (other than securities, including options, whose maturity or expiration date at the time of acquisition was one year or less) by (2) the month-end average of the value of such securities owned by the Portfolio during the fiscal year.

            The portfolio turnover rates for the Portfolio for the years ended August 31, 1996 and 1997 were 45% and 37%, respectively. The average commission rate paid by the Portfolio during the year ended August 31, 1997 was $0.0161.



                             REPORTS TO SHAREHOLDERS

            Shareholders of the Fund receive unaudited semi-annual financial statements, as well as year-end financial statements audited by the independent auditors for the Fund and Portfolio. The Fund's statements show the investments owned by the Portfolio and the market values thereof and provide other information about the Fund and its operations, including the Fund's beneficial interest in the Portfolio.



                                  ORGANIZATION

            Prior  to  November  17,  1995,   the  name  of  the  Portfolio  was
International Portfolio.

                          CUSTODIAN AND TRANSFER AGENT

            The Fund and Portfolio have selected State Street Bank and Trust Company ("State Street"), 225 Franklin Street, Boston, MA 02110, as custodian for their respective securities and cash. State Street also serves as the Fund's transfer agent, administering purchases, redemptions, and transfers of Fund shares with respect to Institutions and the payment of dividends and other distributions to Institutions. All correspondence should be mailed to Neuberger & Berman Funds, Institutional Services, 605 Third Avenue, 2nd Floor, New York, NY 10158-0180. State Street Cayman serves as transfer agent for the Portfolio.



                              INDEPENDENT AUDITORS

            The Fund has selected Ernst & Young LLP, 200 Clarendon Street, Boston, MA 02116, as the independent auditors who will audit its financial statements. The Portfolio has selected Ernst & Young, Shedden Road, George Town, Grand Cayman, Cayman Islands, British West Indies, as the independent auditors who will audit its financial statements.



                                  LEGAL COUNSEL

            The Fund and Portfolio have selected Kirkpatrick & Lockhart LLP, 1800 Massachusetts Avenue, N.W., 2nd Floor, Washington, D.C. 20036-1800, as their legal counsel.



                             REGISTRATION STATEMENT

            This SAI and the Prospectus do not contain all the information included in the Trust's registration statement filed with the SEC under the 1933 Act with respect to the securities offered by the Prospectus. The registration statement, including the exhibits filed therewith, may be examined at the SEC's offices in Washington, D.C.

Statements contained in this SAI and in the Prospectus as to the contents of any contract or other document referred to are not necessarily complete. In each instance where reference is made to the copy of any contract or other document filed as an exhibit to the registration statement, each such statement is qualified in all respects by such reference.

                              FINANCIAL STATEMENTS

            The  following  financial   statements  and  related  documents  are
incorporated herein by reference from the Annual Report to shareholders of Neuberger & Berman Equity Funds for the fiscal year ended August 31, 1997:

            The audited financial statements of the Portfolio and notes thereto for the fiscal year ended August 31, 1997, and the reports of Ernst & Young, independent auditors, with respect to such audited financial statements.

                                                                    Appendix A

                RATINGS OF CORPORATE BONDS AND COMMERCIAL PAPER

            S&p Corporate Bond Ratings:
            ---------------------------

            AAA - Bonds rated AAA have the highest rating assigned by S&P. Capacity to pay interest and repay principal is extremely strong.

            AA - Bonds rated AA have a very strong capacity to pay interest and repay principal and differ from the higher rated issues only in small degree.

            A - Bonds rated A have a strong capacity to pay interest and repay principal, although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than bonds in higher rated categories.

            BBB - Bonds rated BBB are regarded as having an adequate capacity to pay principal and interest. Whereas they normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay principal and interest for bonds in this category than for bonds in higher rated categories.

            BB, B, CCC, CC, C - Bonds rated BB, B, CCC, CC, and C are regarded, on balance, as predominantly speculative with respect to capacity to pay interest and repay principal in accordance with the terms of the obligation. BB indicates the lowest degree of speculation and C the highest degree of speculation. While such bonds will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions.

            CI - The rating CI is reserved for income bonds on which no interest is being paid.

            D - Bonds rated D are in default, and payment of interest and/or repayment of principal is in arrears.

            PLUS (+) OR MINUS (-) - The ratings above may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

            Moody's Corporate Bond Ratings:
            -------------------------------

            Aaa - Bonds rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large or an exceptionally stable margin, and principal is secure. Although the various protective elements are likely to change, the changes that can be visualized are most unlikely to impair the fundamentally strong position of the issuer.

            Aa - Bonds rated Aa are judged to be of high quality by all standards. Together with the Aaa group, they comprise what are generally known as "high-grade bonds." They are rated lower than the best bonds because margins of protection may not be as large as in Aaa-rated securities, fluctuation of protective elements may be of greater amplitude, or there may be other elements present that make the long-term risks appear somewhat larger than in Aaa-rated securities.

            A - Bonds rated A possess many favorable investment attributes and are to be considered as upper-medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present that suggest a susceptibility to impairment sometime in the future.

            Baa - Bonds which are rated Baa are considered as medium-grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present, but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. These bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

            Ba - Bonds rated Ba are judged to have speculative elements; their future cannot be considered as well assured. Often the protection of interest and principal payments may be very moderate and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

            B - Bonds rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

            Caa - Bonds rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

            Ca - Bonds rated Ca represent obligations that are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

            C - Bonds rated C are the lowest rated class of bonds, and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

      MODIFIERS--Moody's may apply numerical modifiers 1, 2, and 3 in each generic rating classification described above. The modifier 1 indicates that the security ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates that the issuer ranks in the lower end of its generic rating.



            S&P COMMERCIAL PAPER RATINGS:

            A-1 - This highest category indicates that the degree of safety regarding timely payment is strong. Those issues determined to possess extremely strong safety characteristics are denoted with a plus sign (+).

            MOODY'S COMMERCIAL PAPER RATINGS

            Issuers rated PRIME-1 (or related supporting institutions), also known as P-1, have a superior capacity for repayment of short-term promissory obligations. PRIME-1 repayment capacity will normally be evidenced by the following characteristics:

                        -   Leading   market   positions   in   well-established
               industries.

                        -   High rates of return on funds employed.

                        - Conservative capitalization structures with moderate reliance on debt and ample asset protection.

                        -   Broad   margins  in   earnings   coverage  of  fixed
               financial charges and high internal cash generation.

                        - Well-established access to a range of financial markets and assured sources of alternate liquidity.

      THIS REPORT IS NOT AN OFFER OF SHARES OF ANY PORTFOLIO OR ANY FUND THAT INVESTS IN A PORTFOLIO. SHARES OF A FUND ARE SOLD ONLY THROUGH A CURRENTLY EFFECTIVE PROSPECTUS. A FUND'S PROSPECTUS CONTAINS MORE COMPLETE INFORMATION ABOUT THE FUND AND MAY BE OBTAINED FROM NEUBERGER & BERMAN MANAGEMENT INC. BY CALLING 800-877-9700. INVESTORS SHOULD READ A PROSPECTUS CAREFULLY BEFORE INVESTING.

                                    TABLE OF CONTENTS
                                                                          PAGE
                                                                          ----


INVESTMENT INFORMATION.......................................................2
      Investment Policies and Limitations....................................2
      The Portfolio..........................................................5
      Additional Investment Information.....................................10


PERFORMANCE INFORMATION.....................................................29
      Total Return Computations.............................................29


Comparative Information.....................................................30
      Other Performance Information.........................................31


CERTAIN RISK CONSIDERATIONS.................................................31


TRUSTEES AND OFFICERS.......................................................32


INVESTMENT MANAGEMENT AND ADMINISTRATION SERVICES...........................41
      Investment Manager and Administrator..................................41
      Sub-Adviser...........................................................43
      Investment Companies Managed..........................................44
      Management and Control of N&B Management..............................47


DISTRIBUTION ARRANGEMENTS...................................................48


ADDITIONAL EXCHANGE INFORMATION.............................................49


ADDITIONAL REDEMPTION INFORMATION...........................................52
      Suspension of Redemptions.............................................52
      Redemptions in Kind...................................................52


DIVIDENDS AND OTHER DISTRIBUTIONS...........................................53


ADDITIONAL TAX INFORMATION..................................................53
      Taxation of the Fund..................................................53
      Taxation of the Portfolio.............................................54
      Taxation of the Fund's Shareholders...................................57

PORTFOLIO TRANSACTIONS......................................................57
      Portfolio Turnover....................................................62


REPORTS TO SHAREHOLDERS.....................................................62


ORGANIZATION................................................................62


CUSTODIAN AND TRANSFER AGENT................................................63


INDEPENDENT AUDITORS........................................................63


LEGAL COUNSEL...............................................................63


REGISTRATION STATEMENT......................................................63


FINANCIAL STATEMENTS........................................................65


Appendix A..................................................................66
      RATINGS OF CORPORATE BONDS AND COMMERCIAL PAPER.......................66


Appendix B.
      THE ART OF INVESTMENT:................................................69

                         NEUBERGER & BERMAN EQUITY TRUST
                          AMENDMENT NO. 12 ON FORM N-1A

                                     PART C

                                OTHER INFORMATION

ITEM 24.    FINANCIAL STATEMENTS AND EXHIBITS

(a)   Financial Statements:

      The audited financial statements for Neuberger & Berman International Portfolio (a series of Global Managers Trust) and the report of the independent auditors are incorporated herein by reference from the Annual Report to Shareholders of Neuberger & Berman Equity Funds for the fiscal year ended August 31, 1997, File Nos. 2-11357 and 811-582, Edgar Accession No.
0000898432-97-000455.

(b)   Exhibits:

             Exhibit
             NUMBER            DESCRIPTION

             (1)         (a)   Certificate of Trust.  Incorporated by
                               Reference to Post-Effective Amendment No. 8 to
                               Registrant's Registration Statement, File
                               Nos. 33-64368 and 811-7784, Edgar Accession
                               No. 0000898432-95-000427.

                         (b) Trust Instrument of Neuberger & Berman Equity Trust. Incorporated by Reference to Post-Effective Amendment No. 8 to Registrant's Registration Statement, File Nos. 33-64368 and 811-7784, Edgar Accession
                               No. 0000898432-95-000427.

                         (c) Schedule A - Current Series of Neuberger & Berman Equity Trust. Incorporated by Reference to Post-Effective Amendment No. 12 to Registrant's Registration Statement, File Nos. 33-64368 and
                               811-7784,        Edgar        Accession       No.
                               0000898432-97-000398.

             (2)         By-laws   of   Neuberger   &   Berman   Equity   Trust.
                         Incorporated by Reference to Post-Effective Amendment No. 8 to Registrant's Registration Statement, File Nos. 33-64368 and 811-7784, Edgar Accession No. 0000898432-95-000427.

             (3)         Voting Trust Agreement.  None.

             (4) (a) Trust Instrument of Neuberger & Berman Equity Trust, Articles IV, V, and VI. Incorporated by Reference to Post-Effective Amendment No. 8 to Registrant's Registration Statement, File Nos. 33-64368 and 811-7784, Edgar Accession No. 0000898432-95-000427.

                        (b) By-laws of Neuberger & Berman Equity Trust, Articles V, VI, and VIII. Incorporated by Reference to Post-Effective Amendment No. 8 to Registrant's Registration Statement, File Nos. 33-64368 and 811-7784, Edgar Accession No. 0000898432-95-000427.

             Exhibit
             NUMBER                          DESCRIPTION

             (5)         (a)   (i)   Management Agreement Between Equity
                                     Managers Trust and Neuberger & Berman
                                     Management Incorporated.  Incorporated
                                     by Reference to Post-Effective Amendment
                                     No. 70 to Registration Statement of
                                     Neuberger & Berman Equity Funds, File
                                     Nos. 2-11357 and 811-582, Edgar
                                     Accession No. 0000898432-000314.

                               (ii)  Schedule A - Series of Equity Managers
                                     Trust Currently Subject to the
                                     Management Agreement.  Incorporated by
                                     Reference to Post-Effective Amendment
                                     No. 70 to Registration Statement of
                                     Neuberger & Berman Equity Funds, File
                                     Nos. 2-11357 and 811-582, Edgar
                                     Accession No. 0000898432-000314.

                               (iii) Schedule B - Schedule of Compensation Under
                                     the Management  Agreement.  Incorporated by
                                     Reference to  Post-Effective  Amendment No.
                                     70 to Registration Statement of Neuberger &
                                     Berman Equity Funds,  File Nos. 2-11357 and
                                     811-582,      Edgar      Accession      No.
                                     0000898432-000314.

                         (b)   (i)   Sub-Advisory Agreement Between Neuberger
                                     & Berman Management Incorporated and
                                     Neuberger & Berman, LLC with Respect to
                                     Equity Managers Trust.  Incorporated by
                                     Reference to Post-Effective Amendment
                                     No. 70 to Registration Statement of
                                     Neuberger & Berman Equity Funds, File
                                     Nos. 2-11357 and 811-582, Edgar
                                     Accession No. 0000898432-000314.

                               (ii) Schedule A - Series of Equity Managers Trust Currently Subject to the Sub-Advisory Agreement. Incorporated by Reference to Post-Effective Amendment No. 70 to Registration Statement of Neuberger & Berman Equity Funds, File Nos. 2-11357 and 811-582, Edgar
                                     Accession No. 0000898432-000314.

                               (iii) Substitution Agreement Among Neuberger &
                                     Berman Management Incorporated, Equity
                                     Managers Trust, Neuberger & Berman, L.P., and Neuberger & Berman, LLC. Incorporated by Reference to Amendment No. 7 to Registration Statement of Equity Managers Trust, File No. 811-7910, Edgar Accession No. 0000898432-96-000557.

             Exhibit
             NUMBER                               DESCRIPTION

                         (c)   (i)   Management Agreement Between Global
                                     Managers Trust and Neuberger & Berman
                                     Management Incorporated. Incorporated by
                                     Reference to Post-Effective Amendment
                                     No. 74 to Registration Statement of
                                     Neuberger & Berman Equity Funds, File
                                     Nos. 2-11357 and 811-582, Edgar
                                     Accession No. 0000898432-95-000426.

                               (ii)  Schedule A - Series of Global Managers
                                     Trust Currently Subject to the
                                     Management Agreement.  Incorporated by
                                     Reference to Post-Effective Amendment
                                     No. 74 to Registration Statement of
                                     Neuberger & Berman Equity Funds, File
                                     Nos. 2-11357 and 811-582, Edgar
                                     Accession No. 0000898432-95-000426.

                               (iii) Schedule B - Schedule of Compensation Under
                                     the Management  Agreement.  Incorporated by
                                     Reference to  Post-Effective  Amendment No.
                                     74 to Registration Statement of Neuberger &
                                     Berman Equity Funds,  File Nos. 2-11357 and
                                     811-582,      Edgar      Accession      No.
                                     0000898432-95-000426.

                         (d)   (i)   Sub-Advisory Agreement Between Neuberger
                                     & Berman Management Incorporated and
                                     Neuberger & Berman, LLC with Respect to
                                     Global Managers Trust.  Incorporated by
                                     Reference to Post-Effective Amendment
                                     No. 74 to Registration Statement of
                                     Neuberger & Berman Equity Funds, File
                                     Nos. 2-11357 and 811-582, Edgar
                                     Accession No. 0000898432-95-000426.

                               (ii)  Schedule A - Series of Global Managers
                                     Trust Currently Subject to the
                                     Sub-Advisory Agreement.  Incorporated by
                                     Reference to Post-Effective Amendment
                                     No. 74 to Registration Statement of
                                     Neuberger & Berman Equity Funds, File
                                     Nos. 2-11357 and 811-582, Edgar
                                     Accession No. 0000898432-000426.

                               (iii) Substitution Agreement among Neuberger &
                                     Berman Management Incorporated, Global
                                     Managers Trust, Neuberger & Berman, L.P.
                                     and Neuberger & Berman, LLC. Incorporated by Reference to the substantially similar agreement filed in Amendment No. 7 to the Registration Statement of Equity Managers Trust, File No. 811-7910, Edgar Accession No. 0000898432-96-000557 (the documents differ only with respect to the date of and the master fund party to the subadvisory agreement under which substitution is sought and the name of the executing master fund).

             (6)   (a)   Distribution  Agreement  Between Neuberger & Berman
                         Equity   Trust  and   Neuberger  &  Berman   Management
                         Incorporated.     Incorporated    by    Reference    to
                         Post-Effective  No.  13  to  Registrant's  Registration
                         Statement,  File  Nos.  33-64368  and  811-7784,  Edgar
                         Accession No. 0000898432-97-000519.

                   (b) Schedule A - Series of Neuberger & Berman Equity Trust Currently Subject to the Distribution Agreement. Incorporated by Reference to
                         Post-Effective No. 13 to Registrant's Registration Statement, File Nos. 33-64368 and 811-7784, Edgar Accession No. 0000898432-97-000519.

             Exhibit
             NUMBER                          DESCRIPTION

             (7)         Bonus, Profit Sharing or Pension Plans.  None.

             (8)         (a)   Custodian Contract Between Neuberger & Berman
                               Equity Trust and State Street Bank and Trust
                               Company.  Incorporated by Reference to
                               Post-Effective No. 8 to Registrant's
                               Registration Statement, File Nos. 33-64368 and
                               811-7784, Edgar Accession
                               No. 0000898432-95-000427.

                         (b) Schedule of Compensation under the Custodian Contract. Incorporated by Reference to Post-Effective No. 10 to Registrant's Registration Statement, File Nos. 33-64368 and 811-7784, Edgar Accession No.
                               0000898432-96-000532.

                         (c) Agreement Between Neuberger & Berman Equity Trust and State Street Bank and Trust Company Adding Neuberger & Berman International Trust as a Portfolio Governed by the Custodian Contract. Incorporated by Reference to Post-Effective Amendment No. 12 to Registrant's Registration Statement, File Nos. 33-64368 and 811-7784, Edgar Accession No. 0000898432-97-000398.

             (9)   (a)   (i)   Transfer Agency and Service Agreement Between
                               Neuberger & Berman Equity Trust and State
                               Street Bank and Trust Company. Incorporated by Reference to Post-Effective No. 8 to
                               Registrant's Registration Statement, File
                               Nos. 33-64368 and 811-7784, Edgar Accession
                               No. 0000898432-95-000427.

                         (ii) Agreement Between Neuberger & Berman Equity Trust and State Street Bank and Trust Company Adding Neuberger & Berman NYCDC Socially Responsive Trust as a Portfolio Governed by the Transfer Agency Agreement. Incorporated by Reference to Post-Effective No. 8 to Registrant's Registration Statement, File Nos. 33-64368 and 811-7784, Edgar Accession No. 0000898432-95-000427.

                         (iii) Agreement Between Neuberger & Berman Equity Trust
                               and State Street Bank and Trust Company Adding Neuberger & Berman International Trust as a Portfolio Governed by the Transfer Agency and Service Agreement. Incorporated by Reference to Post-Effective Amendment No. 12 to Registrant's Registration Statement, File Nos. 33-64368 and 811-7784, Edgar Accession No.
                               0000898432-97-000398.

                         (iv) First Amendment to Transfer Agency and Service Agreement between Neuberger & Berman Equity Trust and State Street Bank and Trust
                               Company.  Incorporated by Reference to
                               Post-Effective No. 8 to Registrant's
                               Registration Statement, File Nos. 33-64368 and 811-7784, Edgar Accession
                               No. 0000898432-95-000427.

             Exhibit
             NUMBER                          DESCRIPTION

                         (v) Schedule of Compensation under the Transfer Agency and Service Agreement. Incorporated by Reference to Post-Effective No. 10 to Registrant's Registration Statement, File Nos. 33-64368 and 811-7784, Edgar Accession No. 0000898432-96-000-532.

                         (vi) Second Amendment to Transfer Agency and Service Agreement between Neuberger & Berman Equity Trust and State Street Bank and Trust Company. Incorporated by Reference to Post-Effective Amendment No. 12 to Registrant's Registration Statement, File Nos. 33-64368 and 811-7784, Edgar Accession No.0000898432-97-000398.

                   (b)   (i)   Administration Agreement Between Neuberger &
                               Berman Equity Trust and Neuberger & Berman
                               Management Incorporated. Incorporated by
                               Reference to Post-Effective No. 13 to
                               Registrant's Registration Statement, File Nos.
                               33-64368 and 811-7784, Edgar Accession No.
                               0000898432-97-000519.

                         (ii) Schedule A - Series of Neuberger & Berman Equity Trust Currently Subject to the Administration Agreement. Incorporated by Reference to Post-Effective No. 13 to Registrant's Registration Statement, File Nos. 33-64368 and 811-7784, Edgar Accession No. 0000898432-97-000519.

                         (iii) Schedule B - Schedule of  Compensation  Under the
                               Administration Agreement. Incorporated by Reference to Post-Effective No. 8 to Registrant's Registration Statement, File Nos. 33-64368 and
                               811-7784,        Edgar        Accession       No.
                               0000898432-95-000427.

             (10) Opinion and Consent of Kirkpatrick & Lockhart LLP on Securities Matters. To Be Filed.

             (11)        Consent of Ernst & Young.  None.

             (12)        Financial Statements Omitted from Prospectus.  None.

             (13)        Letter of Investment Intent.  None.

             (14)        Prototype Retirement Plan.  None.

             (15)        Plan Pursuant to Rule 12b-1.  None.

             (16)        Schedule of Computation of Performance Quotations.
                         Incorporated by Reference to Post-Effective
                         Amendment No. 4 to Registrant's Registration
                         Statement, File Nos. 33-64368 and 811-7784.

             (17)        Financial Data Schedule.  Filed Herewith.

             (18)        Plan Pursuant to Rule 18f-3.  None.


ITEM 25.     PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT

             No person is controlled by or under common control with the Registrant.

ITEM 26.     NUMBER OF HOLDERS OF SECURITIES.

             The following information is given as of October 31, 1997.

                                                            Number of
             TITLE OF CLASS                                 RECORD HOLDERS

             Shares of beneficial
             interest, $0.001 par value, of:

      Neuberger & Berman Focus Trust                                  81
      Neuberger & Berman Genesis Trust                               360
      Neuberger & Berman Guardian Trust                              333
      Neuberger & Berman Manhattan Trust                              51
      Neuberger & Berman Partners Trust                              146
      Neuberger & Berman NYCDC Socially Responsive Trust               2
      Neuberger & Berman International Trust                           0


ITEM 27.     INDEMNIFICATION.

      A Delaware business trust may provide in its governing instrument for indemnification of its officers and trustees from and against any and all claims and demands whatsoever. Article IX, Section 2 of the Trust Instrument provides that the Registrant shall indemnify any present or former trustee, officer, employee or agent of the Registrant ("Covered Person") to the fullest extent permitted by law against liability and all expenses reasonably incurred or paid by him or her in connection with any claim, action, suit or proceeding ("Action") in which he or she becomes involved as a party or otherwise by virtue of his or her being or having been a Covered Person and against amounts paid or incurred by him or her in settlement thereof. Indemnification will not be provided to a person adjudged by a court or other body to be liable to the Registrant or its shareholders by reason of "willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office" ("Disabling Conduct"), or not to have acted in good faith in the reasonable belief that his or her action was in the best interest of the Registrant. In the event of a settlement, no indemnification may be provided unless there has been a determination that the officer or trustee did not engage in Disabling Conduct (i) by the court or other body approving the settlement;
(ii) by at least a majority of those trustees who are neither interested persons, as that term is defined in the Investment Company Act of 1940 ("1940 Act"), of the Registrant ("Independent Trustees"), nor are parties to the matter based upon a review of readily available facts; or (iii) by written opinion of independent legal counsel based upon a review of readily available facts.

      Pursuant to Article IX, Section 3 of the Trust Instrument, if any present or former shareholder of any series ("Series") of the Registrant shall be held personally liable solely by reason of his or her being or having been a shareholder and not because of his or her acts or omissions or for some other reason, the present or former shareholder (or his or her heirs, executors, administrators or other legal representatives or in the case of any entity, its general successor) shall be entitled out of the assets belonging to the applicable Series to be held harmless from and indemnified against all loss and expense arising from such liability. The Registrant, on behalf of the affected Series, shall, upon request by such shareholder, assume the defense of any claim made against such shareholder for any act or obligation of the Series and satisfy any judgment thereon from the assets of the Series.

      Section 9 of the Management Agreements between Neuberger and Berman Management Incorporated ("N&B Management") and Equity Managers Trust and Global Managers Trust (Equity Managers Trust and Global Managers Trust are collectively referred to as the "Managers Trusts") provide that neither N&B Management nor any director, officer or employee of N&B Management performing services for the series of the Managers Trusts at the direction or request of N&B Management in connection with N&B Management's discharge of its obligations under the Agreements shall be liable for any error of judgment or mistake of law or for any loss suffered by a series in connection with any matter to which the Agreements relate; provided, that nothing in the Agreements shall be construed
(i) to protect N&B Management against any liability to the Managers Trusts or any series thereof or their interest holders to which N&B Management would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties, or by reason of N&B Management's reckless disregard of its obligations and duties under the Agreements, or (ii) to protect any director, officer or employee of N&B Management who is or was a trustee or officer of the Managers Trusts against any liability to the Managers Trusts or any series thereof or their interest holders to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person's office with the Managers Trusts.

      Section 1 of the Sub-Advisory Agreements between N&B Management and Neuberger & Berman, LLC ("Neuberger & Berman") with respect to the Managers Trusts provides that, in the absence of willful misfeasance, bad faith or gross negligence in the performance of its duties, or of reckless disregard of its duties and obligations under the Agreements, Neuberger & Berman will not be subject to any liability for any act or omission or any loss suffered by any series of the Managers Trusts or their interest holders in connection with the matters to which the Agreements relate.

      Section 11 of the Distribution Agreement between the Registrant and N&B Management provides that N&B Management shall look only to the assets of a Series for the Registrant's performance of the Agreement by the Registrant on behalf of such Series, and neither the Trustees nor any of the Registrant's officers, employees or agents, whether past, present or future, shall be personally liable therefor.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 ("1933 Act") may be permitted to trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

ITEM 28.     BUSINESS AND OTHER CONNECTIONS OF ADVISER AND SUB-ADVISER.

      There is set forth below information as to any other business, profession, vocation or employment of a substantial nature in which each director or officer of N&B Management and each principal of Neuberger & Berman is, or at any time during the past two years has been, engaged for his or her own account or in the capacity of director, officer, employee, partner or trustee.

NAME                                BUSINESS AND OTHER CONNECTIONS
Claudia A. Brandon                  Secretary, Neuberger & Berman Advisers
Vice President, N&B                 Management Trust; Secretary, Advisers
Management                          Managers Trust; Secretary, Neuberger &
                                    Berman Income Funds; Secretary, Neuberger &
                                    Berman Income Trust; Secretary, Neuberger &
                                    Berman Equity Funds; Secretary, Neuberger &
                                    Berman Equity Trust; Secretary, Income
                                    Managers Trust; Secretary, Equity Managers
                                    Trust; Secretary, Global Managers Trust;
                                    Secretary, Neuberger & Berman Equity Assets.
Brooke A. Cobb
Vice President, N&B                 Chief Investment Officer, Bainco
Management                          International Investors.1  Senior Vice
                                    President and Senior Portfolio Manager,
                                    Putnam Investments.2

Stacy Cooper-Shugrue                Assistant Secretary, Neuberger & Berman
Assistant Vice President,           Advisers Management Trust; Assistant
N&B Management                      Secretary, Advisers Managers Trust;
                                    Assistant Secretary, Neuberger & Berman
                                    Income Funds; Assistant Secretary, Neuberger
                                    & Berman Income Trust; Assistant Secretary,
                                    Neuberger & Berman Equity Funds; Assistant
                                    Secretary, Neuberger & Berman Equity Trust;
                                    Assistant Secretary, Income Managers Trust;
                                    Assistant Secretary, Equity Managers Trust;
                                    Assistant Secretary, Global Managers Trust;
                                    Assistant Secretary, Neuberger & Berman
                                    Equity Assets.

Robert W. D'Alelio                  Senior Portfolio Manager, Putnam
Vice President, N&B                 Investments.3
Management

Barbara DiGiorgio,                  Assistant Treasurer, Neuberger & Berman
Assistant Vice President,           Advisers Management Trust; Assistant
N&B Management                      Treasurer, Advisers Managers Trust;
                                    Assistant Treasurer, Neuberger & Berman
                                    Income Funds; Assistant Treasurer, Neuberger
                                    & Berman Income Trust; Assistant Treasurer,
                                    Neuberger & Berman Equity Funds; Assistant
                                    Treasurer, Neuberger & Berman Equity Trust;
                                    Assistant Treasurer, Income Managers Trust;
                                    Assistant Treasurer, Equity Managers Trust;
                                    Assistant Treasurer, Global Managers Trust;
                                    Assistant Treasurer, Neuberger & Berman
                                    Equity Assets.

Stanley Egener                      Chairman of the Board and Trustee,
President and Director,             Neuberger & Berman Advisers Management
N&B Management; Principal,          Trust; Chairman of the Board and Trustee,
Neuberger & Berman                  Advisers Managers Trust; Chairman of the
                                    Board and Trustee, Neuberger & Berman Income
                                    Funds; Chairman of the Board and Trustee,
                                    Neuberger & Berman Income Trust; Chairman of the Board and Trustee, Neuberger & Berman
                                    Equity Funds; Chairman of the Board and
                                    Trustee, Neuberger & Berman Equity Trust;
                                    Chairman of the Board and Trustee, Income
                                    Managers Trust; Chairman of the Board and




-------------------------
1 Until 1997.
2 Until 1995.
3 Until 1996.

NAME                                BUSINESS AND OTHER CONNECTIONS
                                    Trustee, Equity Managers Trust; Chairman of the Board and Trustee, Global Managers Trust; Chairman of the Board and Trustee, Neuberger & Berman Equity Assets.


Theodore P. Giuliano                President and Trustee, Neuberger & Berman
Vice President and                  Income Funds; President and Trustee,
Director, N&B Management;           Neuberger & Berman Income Trust; President
Principal, Neuberger & Berman       and Trustee, Income Managers Trust.

C. Carl Randolph                    Assistant Secretary, Neuberger & Berman
Principal, Neuberger & Berman       Advisers Management Trust; Assistant
                                    Secretary, Advisers Managers Trust;
                                    Assistant Secretary, Neuberger & Berman
                                    Income Funds; Assistant Secretary, Neuberger
                                    & Berman Income Trust; Assistant Secretary,
                                    Neuberger & Berman Equity Funds; Assistant
                                    Secretary, Neuberger & Berman Equity Trust;
                                    Assistant Secretary, Income Managers Trust;
                                    Assistant Secretary, Equity Managers Trust;
                                    Assistant Secretary, Global Managers Trust;
                                    Assistant Secretary, Neuberger & Berman
                                    Equity Assets.

Richard Russell                     Treasurer, Neuberger & Berman Advisers
Vice President,                     Management Trust; Treasurer, Advisers
N&B Management                      Managers Trust; Treasurer, Neuberger &
                                    Berman Income Funds; Treasurer, Neuberger &
                                    Berman Income Trust; Treasurer, Neuberger &
                                    Berman Equity Funds; Treasurer, Neuberger &
                                    Berman Equity Trust; Treasurer, Income
                                    Managers Trust; Treasurer, Equity Managers
                                    Trust; Treasurer, Global Managers Trust;
                                    Treasurer, Neuberger & Berman Equity Assets.

Ingrid Saukaitis                    Project Director, Council on Economic
Assistant Vice President,           Priorities4
N&B Management

Jennifer K. Silver                  Portfolio Manager and Director, Putnam
Vice President, N&B                 Investments.5
Management; Principal,
Neuberger & Berman

Daniel J. Sullivan                  Vice President, Neuberger & Berman Advisers
Senior Vice President,              Management Trust; Vice President, Advisers
N&B Management                      Managers Trust; Vice President, Neuberger &
                                    Berman Income Funds; Vice President,
                                    Neuberger & Berman Income Trust; Vice
                                    President, Neuberger & Berman Equity Funds;
                                    Vice President, Neuberger & Berman Equity
                                    Trust; Vice President, Income Managers
                                    Trust; Vice President, Equity Managers
                                    Trust; Vice President, Global Managers
                                    Trust; Vice President, Neuberger & Berman
                                    Equity Assets.

Michael J. Weiner                   Vice President, Neuberger & Berman Advisers


------------------------
4 Until 1997.
5 Until 1997.

NAME                                BUSINESS AND OTHER CONNECTIONS
Senior Vice President,              Management Trust; Vice President, Advisers
N&B Management                      Managers Trust; Vice President, Neuberger &
                                    Berman Income Funds; Vice President,
                                    Neuberger & Berman Income Trust; Vice
                                    President, Neuberger & Berman Equity Funds;
                                    Vice President, Neuberger & Berman Equity
                                    Trust; Vice President, Income Managers
                                    Trust; Vice President, Equity Managers
                                    Trust; Vice President, Global Managers
                                    Trust; Vice President, Neuberger & Berman
                                    Equity Assets.

Celeste Wischerth,                  Assistant Treasurer, Neuberger & Berman
Assistant Vice President,           Advisers Management Trust; Assistant
N&B Management                      Treasurer, Advisers Managers Trust;
                                    Assistant Treasurer, Neuberger & Berman
                                    Income Funds; Assistant Treasurer, Neuberger
                                    & Berman Income Trust; Assistant Treasurer,
                                    Neuberger & Berman Equity Funds; Assistant
                                    Treasurer, Neuberger & Berman Equity Trust;
                                    Assistant Treasurer, Income Managers Trust;
                                    Assistant Treasurer, Equity Managers Trust;
                                    Assistant Treasurer, Global Managers Trust;
                                    Assistant Treasurer, Neuberger & Berman
                                    Equity Assets.

Lawrence Zicklin                    President and Trustee, Neuberger & Berman
Director, N&B Management;           Advisers Management Trust; President and
Principal, Neuberger & Berman       Trustee, Advisers Managers Trust; President
                                    and Trustee, Neuberger & Berman Equity
                                    Funds; President and Trustee, Neuberger &
                                    Berman Equity Trust; President and Trustee,
                                    Equity Managers Trust; President, Global
                                    Managers Trust; President and Trustee,
                                    Neuberger & Berman Equity Assets.



      The principal address of N&B Management, Neuberger & Berman, and of each of the investment companies named above, is 605 Third Avenue, New York, New York 10158.


ITEM 29.  PRINCIPAL UNDERWRITERS.

          (a) N&B Management, the principal underwriter distributing securities of the Registrant, is also the principal underwriter and distributor for each of the following investment companies:

               Neuberger & Berman Advisers Management Trust
               Neuberger & Berman Equity Funds
               Neuberger & Berman Equity Assets
               Neuberger & Berman Income Funds
               Neuberger & Berman Income Trust

          N&B Management is also the investment manager to the master funds in which the above-named investment companies invest.

          (b) Set forth below is information concerning the directors and officers of the Registrant's principal underwriter. The principal business address of each of the persons listed is 605 Third Avenue, New York, New York 10158-0180, which is also the address of the Registrant's principal underwriter.

                           POSITIONS AND OFFICES        POSITIONS AND OFFICES
NAME                       WITH UNDERWRITER             WITH REGISTRANT
----                       ----------------             ---------------

Claudia A. Brandon         Vice President               Secretary

Patrick T. Byrne           Vice President               None

Richard A. Cantor          Chairman of the Board        None

Valerie Chang              Assistant Vice President     None

Brooke A. Cobb             Vice President               None

Robert Conti               Treasurer                    None

Stacy Cooper-Shugrue       Assistant Vice President     Assistant Secretary

Robert W. D'Alelio         Vice President               None

Clara Del Villar           Vice President               None

Barbara DiGiorgio          Assistant Vice President     Assistant Treasurer

Roberta D'Orio             Assistant Vice President     None

Stanley Egener             President and Director       Chairman of the
                                                        Board, Chief
                                                        Executive Officer,
                                                        and Trustee

Brian Gaffney              Vice President               None

Joseph G. Galli            Assistant Vice President     None

Robert I. Gendelman        Vice President               None

Theodore P. Giuliano       Vice President and Director  None

Michael J. Hanratty        Assistant Vice President     None

Leslie Holliday-Soto       Assistant Vice President     None

Jody L. Irwin              Assistant Vice President     None

Michael M. Kassen          Vice President and Director  None

Robert L. Ladd             Assistant Vice President     None

Irwin Lainoff              Director                     None

Josephine Mahaney          Vice President               None

Carmen G. Martinez         Assistant Vice President     None

Ellen Metzger              Vice President and Secretary None

Paul Metzger               Vice President               None

Loraine Olavarria          Assistant Secretary          None

Janet W. Prindle           Vice President               None

Joseph S. Quirk            Assistant Vice President     None

Kevin L. Risen             Vice President               None

                           POSITIONS AND OFFICES        POSITIONS AND OFFICES
NAME                       WITH UNDERWRITER             WITH REGISTRANT
----                       ----------------             ---------------

Richard Russell            Vice President               Treasurer and
                                                        Principal Accounting
                                                        Officer

Ingrid Saukaitis           Assistant Vice President     None

Jennifer K. Silver         Vice President               None

Kent C. Simons             Vice President               None

Frederick B. Soule         Vice President               None

Daniel J. Sullivan         Senior Vice President        Vice President

Peter E. Sundman           Senior Vice President        None

Andrea Trachtenberg        Vice President of Marketing  None

Judith M. Vale             Vice President               None

Josephine Velez            Assistant Vice President     None

Susan Walsh                Vice President               None

Michael J. Weiner          Senior Vice President        Vice President and
                                                        Principal Financial
                                                        Officer

Celeste Wischerth          Assistant Vice President     Assistant Treasurer

Thomas Wolfe               Vice President               None

Lawrence Zicklin           Director                     Trustee and President

      (c) No commissions or other compensation were received directly or indirectly from the Registrant by any principal underwriter who was not an affiliated person of the Registrant.

ITEM 30.    LOCATION OF ACCOUNTS AND RECORDS.

            All accounts, books and other documents required to be maintained by
Section 31(a) of the 1940 Act, as amended, and the rules promulgated thereunder with respect to the Registrant are maintained at the offices of State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts 02110, except for the Registrant's Trust Instrument and By-laws, minutes of meetings of the Registrant's Trustees and shareholders and the Registrant's policies and contracts, which are maintained at the offices of the Registrant, 605 Third Avenue, New York, New York 10158.

            All accounts, books and other documents required to be maintained by
Section 31(a) of the 1940 Act, as amended, and the rules promulgated thereunder with respect to Equity Managers Trust are maintained at the offices of State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts 02110, except for the Equity Managers Trust's Declaration of Trust and By-laws, minutes of meetings of Equity Managers Trust's Trustees and interest holders and Equity Managers Trust's policies and contracts, which are maintained at the offices of the Equity Managers Trust, 605 Third Avenue, New York, New York 10158.

            All accounts, books and other documents required to be maintained by
Section 31(a) of the 1940 Act, as amended, and the rules promulgated thereunder with respect to Global Managers Trust are maintained at the offices of State Street Cayman Trust Company, Ltd., Elizabethan Square, P.O. Box 1984, George Town, Grand Cayman, Cayman Islands, BWI.

ITEM 31.    MANAGEMENT SERVICES

            Other than as set forth in Parts A and B of this Registration Statement, the Registrant is not a party to any management-related service contract.

ITEM 32.    UNDERTAKINGS

            Registrant hereby undertakes to file a Post-Effective Amendment to its Registration Statement, containing financial statements with respect to Neuberger & Berman International Trust, which need not be certified, within four to six months from the date of the Fund's commencement of operations.

                                   SIGNATURES



      Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Amendment No. 12 to its
Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of NEW YORK in the State of NEW YORK on the 30th day of December, 1997.

                                    NEUBERGER & BERMAN EQUITY TRUST

                                    By:  /s/ Lawrence Zicklin
                                         ---------------------------
                                           Lawrence Zicklin
                                           President

                         NEUBERGER & BERMAN EQUITY TRUST
                          AMENDMENT NO. 12 ON FORM N-1A

                                INDEX TO EXHIBITS

                                                                Sequentially
Exhibit                                                           Numbered
NUMBER                              DESCRIPTION                     PAGE

(1)        (a)   Certificate of Trust.  Incorporated by             N.A.
                 Reference to Post-Effective Amendment No. 8 to Registrant's Registration Statement, File
                 Nos. 33-64368 and 811-7784, Edgar Accession
                 No. 0000898432-95-000427.

           (b)   Trust Instrument of Neuberger & Berman             N.A.
                 Equity Trust.  Incorporated by Reference to
                 Post-Effective Amendment No. 8 to
                 Registrant's Registration Statement, File
                 Nos. 33-64368 and 811-7784, Edgar Accession
                 No. 0000898432-95-000427.

           (c)   Schedule A - Current Series of Neuberger &         N.A.
                 Berman Equity Trust.  Incorporated by
                 Reference to Post-Effective Amendment No. 12 to Registrant's Registration Statement, File
                 Nos. 33-64368 and 811-7784, Edgar Accession
                 No. 0000898432-97-000398.

(2)        By-laws of Neuberger & Berman Equity Trust.              N.A.
           Incorporated by Reference to Post-Effective
           Amendment No. 8 to Registrant's Registration
           Statement, File Nos. 33-64368 and 811-7784, Edgar
           Accession No. 0000898432-95-000427.

(3)        Voting Trust Agreement.  None.                           N.A.

(4)        (a)   Trust Instrument of Neuberger &                    N.A.
                 Berman Equity Trust, Articles IV, V, and
                 VI.  Incorporated by Reference to
                 Post-Effective Amendment No. 8 to
                 Registrant's Registration Statement, File
                 Nos. 33-64368 and 811-7784, Edgar Accession
                 No. 0000898432-95-000427.

           (b)   Bylaws of Neuberger & Berman Equity
                 Trust, Articles V, VI, and VIII.
                 Incorporated by Reference to Post-Effective
                 Amendment No. 8 to Registrant's Registration
                 Statement, File Nos. 33-64368 and 811-7784,
                 Edgar Accession No. 0000898432-95-000427.

(5)        (a)   (i)   Management Agreement Between Equity          N.A.
                       Managers Trust and Neuberger & Berman
                       Management Incorporated.  Incorporated
                       by Reference to Post-Effective
                       Amendment No. 70 to Registration
                       Statement of Neuberger & Berman Equity
                       Funds, File Nos. 2-11357 and 811-582,
                       Edgar Accession No. 0000898432-000314.

                                                                Sequentially
Exhibit                                                           Numbered
NUMBER                              DESCRIPTION                     PAGE


                 (ii)  Schedule A - Series of Neuberger &           N.A.
                       Berman Equity Managers Trust Currently
                       Subject to the Management Agreement.
                       Incorporated by Reference to
                       Post-Effective Amendment No. 70 to
                       Registration Statement of Neuberger &
                       Berman Equity Funds, File Nos. 2-11357
                       and 811-582, Edgar Accession No.
                       0000898432-000314.

                 (iii) Schedule B - Schedule of Compensation        N.A.
                       Under the Management Agreement.
                       Incorporated by Reference to
                       Post-Effective Amendment No. 70 to
                       Registration Statement of Neuberger &
                       Berman Equity Funds, File Nos. 2-11357
                       and 811-582, Edgar Accession No.
                       0000898432-000314.

           (b)   (i)   Sub-Advisory Agreement Between               N.A.
                       Neuberger & Berman Management
                       Incorporated and Neuberger & Berman,
                       LLC with Respect to Equity Managers
                       Trust.  Incorporated by Reference to
                       Post-Effective Amendment No. 70 to
                       Registration Statement of Neuberger &
                       Berman Equity Funds, File Nos. 2-11357
                       and 811-582, Edgar Accession No.
                       0000898432-000314.

                 (ii)  Schedule A - Series of Neuberger &           N.A.
                       Berman Equity Managers Trust Currently
                       Subject to the Sub-Advisory
                       Agreement.  Incorporated by Reference
                       to Post-Effective Amendment No. 70 to
                       Registration Statement of Neuberger &
                       Berman Equity Funds, File Nos. 2-11357
                       and 811-582, Edgar Accession No.
                       0000898432-000314.

           (c)   (i)   Management Agreement Between Global
                       Managers Trust and Neuberger & Berman
                       Management, Incorporated by Reference       N.A.
                       to Post-Effective Amendment No. 74 to
                       Registrant's Registration Statement,
                       File Nos. 2-11357 and 811-582, Edgar
                       Accession No. 0000898432-95-000426.

                 (ii)  Schedule A - Series of Global Managers
                       Trust Currently Subject to the
                       Management Agreement.  Incorporated
                       by Reference to Post-Effective              N.A.
                       Amendment No. 74 to Registrant's
                       Registration Statement, File Nos.
                       2-11357 and 811-582, Edgar Accession
                       No. 0000898432-95-000426.

                                                                Sequentially
Exhibit                                                           Numbered
NUMBER                              DESCRIPTION                     PAGE

                 (iii) Schedule B - Schedule of Compensation
                       Under the Management Agreement.
                       Incorporated by Reference to                N.A.
                       Post-Effective Amendment No. 74 to
                       Registrant's Registration Statement,
                       File Nos. 2-11357 and 811-582, Edgar
                       Accession No. 0000898432-95-000426.

           (d)   (i)   Sub-Advisory Agreement Between
                       Neuberger & Berman Management
                       Incorporated and Neuberger & Berman,
                       LLC with Respect to Global Managers         N.A.
                       Trust.  Incorporated by Reference to
                       Post-Effective Amendment No. 74 to
                       Registrant's Registration Statement,
                       File Nos. 2-11357 and 811-582, Edgar
                       Accession No. 0000898432-95-000426.

                 (ii)  Schedule A - Series of Global Managers
                       Trust Currently Subject to the
                       Sub-Advisory Agreement, Incorporated
                       by Reference to Post-Effective              N.A.
                       Amendment No. 74 to Registrant's
                       Registration Statement, File Nos.
                       2-11357 and 811-582, Edgar Accession
                       No. 0000898432-95-000426.

(6)  (a)   Distribution Agreement Between Neuberger & Berman        N.A.
           Equity Trust and Neuberger & Berman Management.
           Incorporated by Reference to Post-Effective No. 13 to Registrant's Registration Statement, File Nos.
           33-64368 and 811-7784, Edgar Accession No.
           0000898432-97-000519.

     (b)   Schedule A - Series of Neuberger & Berman Equity         N.A.
           Trust Currently Subject to the Distribution
           Agreement. Incorporated by Reference to
           Post-Effective No. 13 to Registrant's Registration
           Statement, File Nos. 33-64368 and 811-7784, Edgar
           Accession No. 0000898432-97-000519.

(7)   Bonus, Profit Sharing or Pension Plans.  None.                N.A.

(8)        (a)   Custodian Contract Between Neuberger &             N.A.
                 Berman Equity Trust and State Street Bank and Trust Company. Incorporated by
                 Reference to Post-Effective No. 8 to
                 Registrant's Registration Statement, File
                 Nos. 33-64368 and 811-7784, Edgar Accession
                 No. 0000898432-95-000427.

                                                                Sequentially
Exhibit                                                           Numbered
NUMBER                              DESCRIPTION                     PAGE


           (b)   Schedule of Compensation Under the Custodian       N.A.
                 Contract.  Incorporated by Reference to
                 Post-Effective No. 10 to Registrant's
                 Registration Statement, File Nos. 33-64368 and 811-7784, Edgar Accession No.
                 0000898432-96-000532.

           (c)   Agreement Between Neuberger & Berman Equity        N.A
                 Trust and State Street Bank Trust Company
                 Adding Neuberger & Berman International
                 Trust as a Portfolio Governed by the
                 Custodian Contract.  Incorporated by
                 Reference to Post-Effective Amendment No. 12 to Registrant's Registration Statement, File
                 Nos. 33-64368 and 811-7784, Edgar Accession
                 No. 0000898432-97-000398.

(9)  (a)   (i)   Transfer Agency and Service Agreement              N.A.
                 Between Neuberger & Berman Equity Trust and
                 State Street Bank and Trust Company.
                 Incorporated by Reference to Post-Effective
                 No. 8 to Registrant's Registration
                 Statement, File Nos. 33-64368 and 811-7784,
                 Edgar Accession No. 0000898432-95-000427.          N.A.

           (ii)  Agreement Between Neuberger & Berman Equity
                 Trust and State Street Bank and Trust
                 Company Adding Neuberger & Berman NYCDC
                 Socially Responsive Trust as a Portfolio
                 Governed by the Transfer Agency Agreement.
                 Incorporated by Reference to Post-Effective        N.A.
                 No. 8 to Registrant's Registration
                 Statement, File Nos. 33-64368 and 811-7784,
                 Edgar Accession No. 0000898432-95-000427.

           (iii) Agreement Between Neuberger & Berman Equity        N.A.
                 Trust and State Street Bank and Trust
                 Company Adding Neuberger & Berman
                 International Trust as a Portfolio Governed by the Transfer Agency Agreement.
                 Incorporated by Reference to Post-Effective
                 Amendment No. 12 to Registrant's
                 Registration Statement, File Nos. 33-64368 and 811-7784, Edgar Accession No.
                 0000898432-97-000398.

           (iv)  First Amendment to Transfer Agency and             N.A.
                 Service  Agreement  between Equity Trust and
                 State   Street   Bank  and  Trust   Company.
                 Incorporated by Reference to  Post-Effective
                 No.   8   to    Registrant's    Registration
                 Statement,  File Nos. 33-64368 and 811-7784,
                 Edgar Accession No. 0000898432-95-000427.

           (v)   Schedule of Compensation under the Transfer        N.A.
                 Agency and Service Agreement. Incorporated by Reference to Post-Effective No. 10 to
                 Registrant's Registration Statement, File
                 Nos. 33-64368 and 811-7784, Edgar Accession
                 No. 0000898432-96-000532.

                                                                Sequentially
Exhibit                                                           Numbered
NUMBER                              DESCRIPTION                     PAGE


           (vi)  Second Amendment to Transfer Agency and            N.A.
                 Service Agreement between Equity Trust and
                 State Street Bank and Trust Company.
                 Incorporated by Reference to Post-Effective
                 Amendment No. 12 to Registrant's
                 Registration Statement, File Nos. 33-64368 and 811-7784, Edgar Accession No.
                 0000898432-97-000398.

     (b)   (i)   Administration Agreement Between Neuberger &       N.A.
                 Berman Equity Trust and Neuberger & Berman
                 Management Incorporated. Incorporated by
                 Reference to Post-Effective No. 13 to
                 Registrant's Registration Statement, File
                 Nos. 33-64368 and 811-7784, Edgar Accession
                 No. 0000898432-97-000519.

           (ii)  Schedule A - Series of Neuberger & Berman          N.A.
                 Equity Trust Currently Subject to the
                 Administration Agreement. Incorporated by
                 Reference to Post-Effective No. 13 to
                 Registrant's Registration Statement, File
                 Nos. 33-64368 and 811-7784, Edgar Accession
                 No. 0000898432-97-000519.

           (iii) Schedule B - Schedule of Compensation Under        N.A.
                 the Administration Agreement. Incorporated by Reference to Post-Effective No. 8 to
                 Registrant's Registration Statement, File
                 Nos. 33-64368 and 811-7784, Edgar Accession
                 No. 0000898432-95-000427.

(10)       Opinion and Consent of Kirkpatrick & Lockhart LLP        N.A.
           on Securities Matters.  None.

(11)       Consent of Ernst & Young.  None.                         N.A.

(12)       Financial Statements Omitted from Prospectus.            N.A.
           None.
(13)       Letter of Investment Intent.  None.                      N.A.

(14)       Prototype Retirement Plan.  None.                        N.A.

(15)       Plan Pursuant to Rule 12b-1.  None.                      N.A.

(16)       Schedule of Computation of Performance                   N.A.
           Quotations.  Incorporated by Reference to
           Post-Effective Amendment No. 4 to Registrant's
           Registration Statement, File Nos. 33-64368 and
           811-7784.

(17)       Financial Data Schedule.  Filed Herewith.                _____

(18)       Plan Pursuant to Rule 18f-3.  None.                      N.A.





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